     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ARCHIBALD CANDY CORPORATION

             (Exact name of Registrant as specified in its charter)

             ILLINOIS                      AND ITS GUARANTOR                36-0743280
  (State or other jurisdiction of             SUBSIDIARIES               (I.R.S. Employer
  incorporation or organization)       SWEET FACTORY GROUP, INC.        Identification No.)
             DELAWARE                     SWEET FACTORY, INC.               33-0771778
             DELAWARE                     SF PROPERTIES, INC.               33-0470773
             DELAWARE                       SF CANDY COMPANY                33-0741699
             DELAWARE                   ARCHIBALD CANDY (CANADA)            33-0773045
              CANADA                          CORPORATION                       --
  (State or other jurisdiction of     (Exact name of Registrant as       (I.R.S. Employer
  incorporation or organization)       specified in its charter)        Identification No.)

                                   2064/5441
             (Primary Standard Industrial Classification Code Nos.)
                         ------------------------------

                          1137 WEST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60607
                                 (312) 243-2700
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                         ------------------------------

                                TED A. SHEPHERD
                     PRESIDENT AND CHIEF OPERATING OFFICER
                          ARCHIBALD CANDY CORPORATION
                          1137 WEST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60607
                                 (312) 243-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    Copy to:
                                PATRICK O. DOYLE
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED      PER SECURITY(1)      OFFERING PRICE     REGISTRATION FEE
10 1/4% Series B Senior Secured Notes due
  2004......................................     $40,000,000             100%            $40,000,000           $11,120
Senior Secured Guarantee of each of the
  Guarantor Subsidiaries....................         (2)                  --                  --               none(3)

(1) Estimated in accordance with Rule 457(f)(2) under the Securities Act of 1993, as amended, solely for purpose of computing the registration fee.

(2) The 10 1/4% Series B Senior Secured Notes due 2004 of Archibald Candy Corporation being registered will be guaranteed on a senior secured basis by each of the Guarantor Subsidiaries.

(3) Pursuant to Rule 457(n).
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 6, 1999

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE NOTES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                          ARCHIBALD CANDY CORPORATION

[LOGOS]            [LOGOS]

                               EXCHANGE OFFER FOR

                                  $40,000,000

                     10 1/4% SENIOR SECURED NOTES DUE 2004

                                 GUARANTEED BY:
                           SWEET FACTORY GROUP, INC.
                              SWEET FACTORY, INC.
                              SF PROPERTIES, INC.
                                SF CANDY COMPANY
                      ARCHIBALD CANDY (CANADA) CORPORATION
--------------------------------------------------------------------------------

    We are offering you the opportunity to exchange in the exchange offer your 10 1/4% Series A Senior Secured Notes due 2004 for an equivalent principal amount of 10 1/4% Series B Senior Secured Notes due 2004 that will be registered under the Securities Act of 1933. Your unregistered notes are not registered under the Securities Act. Exchanging your unregistered notes for registered notes will provide you with notes that should be easier to sell and transfer.

                          TERMS OF THE EXCHANGE OFFER

    - The exchange offer expires at 5:00 p.m., New York City time, on
                  , 1999, unless extended to allow additional tenders of unregistered notes.

    - All unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of unregistered notes may be withdrawn at any time prior to the expiration of the exchange offer.

    - The exchange offer is not subject to any conditions other than that the exchange offer not violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

    - The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - The terms of the registered notes and the unregistered notes are substantially identical, except that the unregistered notes are subject to transfer restrictions and registration rights.

    - Your unregistered notes and the registered notes are guaranteed by our guarantor subsidiaries.

    - There is no existing market for the registered notes, and we do not intend to apply for their listing on any securities exchange.

--------------------------------------------------------------------------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR UNREGISTERED NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 13.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1999.

    THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT CONTAINED IN OR DELIVERED WITH THIS PROSPECTUS. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DONNA M. SNOPEK, SECRETARY, AT ARCHIBALD CANDY CORPORATION, 1137 WEST JACKSON BOULEVARD, CHICAGO, ILLINOIS 60607, TELEPHONE NUMBER (312) 243-2700. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY             , 1999.

                               TABLE OF CONTENTS

Prospectus Summary....................................................................           1

Risk Factors..........................................................................          13

The Exchange Offer....................................................................          24

Use of Proceeds.......................................................................          32

The Acquisition.......................................................................          33

Capitalization........................................................................          34

Unaudited Pro Forma Condensed Consolidated Financial Statements.......................          35

Selected Historical Financial Data....................................................          42

Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................          44

Business..............................................................................          52

Management............................................................................          63

Capitalization of Holdings............................................................          69

Principal Stockholders................................................................          73

Certain Transactions..................................................................          76

Description of the Revolving Credit Facility..........................................          79

Description of the Registered Notes...................................................          81

Material United States Federal Tax Consequences.......................................         109

Plan of Distribution..................................................................         111

Legal Matters.........................................................................         112

Experts...............................................................................         112

Where You Can Find More Information...................................................         112

Information Incorporated by Reference.................................................         113

Index to Financial Statements.........................................................         F-1

    FANNIE MAY-REGISTERED TRADEMARK-, FANNY FARMER-REGISTERED TRADEMARK-, LAURA SECORD-REGISTERED TRADEMARK- AND TRINIDAD-REGISTERED TRADEMARK- ARE REGISTERED TRADEMARKS OF ARCHIBALD CANDY CORPORATION. SWEET FACTORY-REGISTERED TRADEMARK-IS A REGISTERED TRADEMARK OF UNITED SWEET FACTORY LIMITED, WHICH HAS GRANTED TO OUR SUBSIDIARY SWEET FACTORY GROUP, INC. AN EXCLUSIVE LICENSE THEREFOR FOR USE IN THE UNITED STATES AND MEXICO.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES THE TERMS OF THE REGISTERED NOTES WE ARE OFFERING, AS WELL AS INFORMATION REGARDING OUR BUSINESS AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT INDICATES OTHERWISE, REFERENCES IN THIS PROSPECTUS TO "WE," "US," "OUR" OR THE "COMPANY" REFER TO THE COMBINED BUSINESS OF ARCHIBALD CANDY CORPORATION AND THE LAURA SECORD RETAIL BUSINESS OF NESTLE CANADA INC. OUR SUBSIDIARY ARCHIBALD CANDY (CANADA) CORPORATION ACQUIRED SUBSTANTIALLY ALL OF THE ASSETS OF THE LAURA SECORD RETAIL BUSINESS OF NESTLE ON JUNE 8, 1999. THE TERM "HOLDINGS" REFERS TO FANNIE MAY HOLDINGS, INC., THE SOLE SHAREHOLDER OF THE COMPANY.

    UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS IN THIS PROSPECTUS ARE IN U.S. DOLLARS. IN ADDITION, FOR PURPOSES OF THE PRO FORMA FINANCIAL STATEMENTS AND INFORMATION PROVIDED HEREIN, WE HAVE CONVERTED ALL LAURA SECORD BALANCE SHEETS FROM CANADIAN DOLLARS TO U.S. DOLLARS BASED ON THE CURRENCY EXCHANGE RATE IN EFFECT ON THE DATE OF THE RESPECTIVE BALANCE SHEET, AND WE HAVE CONVERTED ALL LAURA SECORD STATEMENTS OF OPERATIONS FROM CANADIAN DOLLARS TO U.S. DOLLARS BASED ON THE AVERAGE CURRENCY EXCHANGE RATE IN EFFECT DURING THE PERIOD COVERED BY SUCH STATEMENTS OF OPERATIONS. THE TERM "PRO FORMA" REFERS TO WHAT OUR BUSINESS MIGHT HAVE LOOKED LIKE IF OUR RECENT ACQUISITIONS OF SWEET FACTORY GROUP, INC. AND LAURA SECORD AND THE RELATED FINANCINGS HAD OCCURRED AT THE BEGINNING OF THE APPLICABLE PERIOD WITH REGARD TO INCOME STATEMENT ITEMS OR, ON THE DATE INDICATED, WITH REGARD TO BALANCE SHEET ITEMS. UNLESS OTHERWISE INDICATED, ALL REFERENCES IN THIS PROSPECTUS TO STORES INCLUDE RETAIL STORES AND KIOSKS, BUT NOT CARTS, AND ARE AS OF MAY 29, 1999, EXCEPT WITH RESPECT TO LAURA SECORD, IN WHICH CASE REFERENCES TO STORES INCLUDE RETAIL STORES, BUT NOT KIOSKS OR CARTS.

                                COMPANY OVERVIEW

    The Company is a manufacturer and marketer of quality boxed chocolates and other confectionery items. Founded in 1921, we manufacture a variety of candies and operate confectionery retail chains under the Fannie May, Fanny Farmer, Sweet Factory and Laura Secord brand names. As of May 29, 1999, we operated 735 retail stores in 40 states and Canada: 233 Fannie May stores, 74 Fanny Farmer stores, 253 Sweet Factory stores, and 175 Laura Secord stores. We also sell our Fannie May, Fanny Farmer and Laura Secord branded products in approximately 9,300 third-party retail outlets. In addition, we sell our Fannie May and Fanny Farmer branded products through our quantity order, mail order and fundraising programs. We believe that consumers widely recognize our products for their quality, freshness and value, and that the Fannie May, Fanny Farmer, Sweet Factory and Laura Secord brand names are among the strongest in the confectionery industry and offer significant opportunities for growth.

    Our pro forma sales for fiscal year ended August 29, 1998 were approximately $258.2 million. Pro forma earnings before interest, income taxes, depreciation and amortization for the same period was approximately $35.1 million. For further information, see "Unaudited Pro Forma Condensed Consolidated Financial Statements."

                               THE EXCHANGE OFFER

    On June 8, 1999, we sold $40.0 million of our 10 1/4% Series A Senior Secured Notes due 2004 through an unregistered offering. Such unregistered notes are guaranteed by our guarantor subsidiaries. At the same time as the unregistered offering, we and our guarantor subsidiaries agreed to provide the holders of the unregistered notes with registration rights pursuant to a registration rights agreement dated as of July 2, 1997 between us and the initial purchasers identified therein. Under the registration rights agreement, we must deliver this prospectus to the holders of the unregistered notes and
complete the exchange offer on or before       , 1999. If the exchange offer
does not take place on or before       , 1999, we must pay liquidated damages to
the holders of the unregistered notes until the exchange offer is completed. In the exchange offer, you may exchange your unregistered notes for registered notes with substantially the same terms. The registered notes will be guaranteed by our guarantor subsidiaries in the same manner as the unregistered notes are guaranteed. You should read the discussion under the heading "Summary of Terms of the Registered Notes" and "Description of the Registered Notes" for further information regarding the registered notes.

    We believe that holders of the registered notes may resell the registered notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the registered notes.

    We sold the unregistered notes to help finance the acquisition by our subsidiary Archibald Candy (Canada) Corporation of the Laura Secord retail business of Nestle for a total purchase price of $62.0 million (Cdn.), or approximately $42.2 million (U.S.). You should read the discussion under the heading "The Acquisition" for further information regarding the Laura Secord acquisition.

                               BUSINESS STRATEGY

    Our business strategy is to grow our core brands and acquire and build other leading brand names in the confectionery industry and to leverage these brands through a multi-channeled distribution network. We acquired the Fanny Farmer brand in fiscal 1992 to complement our existing Fannie May brand. Our acquisition of Sweet Factory in December 1998 provided us with a leading name in non-chocolate, bulk candy retail and our acquisition of Laura Secord in June 1999 provided us with the leading retailer of boxed chocolates in Canada. We expect to continue to grow our brands with a strategy that includes the following key elements:

    - CONTINUE TO IMPROVE COMPANY-OPERATED STORES. Our retail store strategy consists of two main components: (1) continuing to improve same store sales by enhancing merchandising, customer service and product selection and (2) reducing store operating costs, primarily by selectively closing unprofitable stores.

    - INCREASE PRODUCT AVAILABILITY THROUGH COMPANY-OPERATED STORES AND THIRD-PARTY RETAIL PROGRAMS. Our strategy of increasing product availability is based on cross-marketing Fannie May and Sweet Factory product offerings in Company-operated stores as well as increasing sales of all of our brands through third party channels.

    - GROW NON-RETAIL SALES. We have developed several non-retail sales channels for our Fannie May and Fanny Farmer brands, including our: (1) quantity order program, (2) mail order program and (3) fundraising program. We believe that these non-retail sales channels provide potential future sales growth for all of our brands without the overhead generally associated with maintaining a retail store.

    - PURSUE STRATEGIC ACQUISITIONS. We intend to continue to pursue selective acquisitions that complement or provide further opportunities to use our brands, manufacturing resources and/or distribution systems.

                                   MANAGEMENT

    We believe that the depth, experience and ability of our management team has led to the successful execution of our current business strategy. Our executive officers and key managers, led by Ted A. Shepherd, President and Chief Operating Officer, average over 19 years of industry experience. Mr. Shepherd, who joined the Company in late fiscal 1994, and the rest of our current management team have been chiefly responsible for the development of our business strategy and improved operating results as reflected in the increase in our EBITDA from $8.2 million in fiscal 1994 to $19.0 million in fiscal 1998.

    The stockholders of Holdings include affiliates of, and funds advised by affiliates of, The Jordan Company LLC, a private investment firm that has completed over 80 transactions and currently has a portfolio of investments representing over $3.0 billion in annual sales. Affiliates of, and funds advised by affiliates of, The Jordan Company hold a majority of the voting common stock of Holdings and maintain majority representation on our and Holdings' Boards of Directors. The other primary stockholders of Holdings are funds affiliated with TCW Capital, an investment management firm, and the Company's management. Affiliates of TCW Capital hold the remaining positions on our and Holdings' Boards of Directors.

    Archibald Candy Corporation was incorporated in Illinois on May 31, 1922. Our headquarters are located at 1137 West Jackson Boulevard, Chicago, Illinois 60607, and our telephone number is (312) 243-2700.

                         SUMMARY OF THE EXCHANGE OFFER

Registration Rights...............  We sold the unregistered notes on June 8, 1999 to
                                    Jefferies & Company, Inc., the initial purchaser. The
                                    initial purchaser then sold the unregistered notes to
                                    institutional investors. At the same time as the initial
                                    sale of the unregistered notes, we agreed to provide the
                                    holders of the unregistered notes with the registration
                                    rights contained in the registration rights agreement.
                                    The registration rights agreement provides for the
                                    exchange offer.

                                    You may exchange your unregistered notes for registered
                                    notes, which have substantially identical terms. The
                                    exchange offer satisfies your rights under the
                                    registration rights agreement. After the exchange offer
                                    is over, you will not be entitled to any exchange or
                                    registration rights with respect to your unregistered
                                    notes.

The Exchange Offer................  We are offering to exchange $40.0 million total principal amount of our 10 1/4% Series B Senior Secured
                                    Notes due 2004, which have been registered under the
                                    Securities Act, for your outstanding 10 1/4% Series A
                                    Senior Secured Notes due 2004, which were issued in an
                                    unregistered offering on June 8, 1999. The unregistered
                                    notes are, and the registered notes will be, guaranteed
                                    by our guarantor subsidiaries. To exchange your
                                    unregistered notes, you must properly tender them, and
                                    we must accept them. We will exchange all unregistered
                                    notes that you validly tender and do not validly
                                    withdraw. We will issue registered notes at or promptly
                                    after the end of the exchange offer.

Resales...........................  We believe that you can offer for resale, resell or otherwise transfer the registered notes without
                                    complying with the registration and prospectus delivery
                                    requirements of the Securities Act if:
                                    - you are acquiring the registered notes in the ordinary
                                      course of your business;
                                    - you are not participating, do not intend to
                                    participate, and have no arrangement or understanding
                                      with any person to participate, in the distribution of
                                      the registered notes; and

                                    - you are not an "affiliate" of the Company, as defined
                                    in Rule 405 of the Securities Act.

                                    If any of these conditions is not satisfied and you
                                    transfer any registered notes without delivering a
                                    proper prospectus or without qualifying for a
                                    registration exemption, you may incur liability under
                                    the Securities Act. We will not assume or indemnify you
                                    against such liability.

                                    Each broker-dealer that receives registered notes for
                                    its own account in exchange for unregistered notes that
                                    such broker-dealer acquired through market-making or
                                    other trading activities must acknowledge that it will
                                    deliver a proper prospectus when it transfers any
                                    registered notes. A broker-dealer may use this
                                    prospectus for a limited period for an offer to resell,
                                    a resale or other transfer of the registered notes.

Expiration Date...................  The exchange offer expires at 5:00 p.m., New York City
                                    time, on       , 1999, unless we extend the expiration
                                    date to allow additional tenders of unregistered notes.

Conditions to the Exchange
  Offer...........................  The exchange offer is subject to conditions, some of which we may waive. Such conditions are more fully
                                    described later in this prospectus under "The Exchange
                                    Offer--Conditions to the Exchange Offer."

Accrued Interest on the Registered
  Notes and the Unregistered
  Notes...........................  The registered notes will bear interest from July 1,
                                    1999. If we accept your unregistered notes for exchange,
                                    then you will waive all interest accrued but unpaid on
                                    such unregistered notes.

Procedures for Tendering
  Unregistered Notes..............  We issued the unregistered notes in global and certificated form. When the unregistered notes were
                                    issued, we deposited a global note with The Bank of New
                                    York, as book-entry depositary. The Bank of New York
                                    issued a certificateless depositary interest in the
                                    global note, which represents a 100% interest in the
                                    note, to The Depository Trust Company, commonly known as
                                    "DTC." Beneficial interests in the unregistered notes,
                                    which are held by direct or indirect participants in DTC
                                    through the certificateless depositary interest, are
                                    shown on records maintained in book-entry form by DTC.

                                    You may tender your unregistered notes held in global
                                    form through book-entry transfer in accordance with
                                    DTC's Automated Tender Offer Program, or "ATOP". To
                                    tender your unregistered notes by a means other than
                                    book-entry transfer, a letter of transmittal must be
                                    completed and signed according to the instructions
                                    contained in the letter. The letter of transmittal and
                                    any other documents required by the letter of
                                    transmittal must be delivered to the exchange agent by
                                    mail,

                                    facsimile, hand delivery or overnight carrier. In
                                    addition, you must deliver the unregistered notes to the
                                    exchange agent or comply with the procedures for
                                    guaranteed delivery. See "The Exchange Offer--Procedures
                                    for Tendering Unregistered Notes" for more information.

                                    Do not send letters of transmittal and certificates
                                    representing unregistered notes to us. Send these
                                    documents only to the exchange agent. See "The Exchange
                                    Offer--Exchange Agent" for more information.

Special Procedures for Beneficial
  Owners..........................  If you are a beneficial owner whose unregistered notes are registered in the name of a broker, dealer,
                                    commercial bank, trust company or other nominee and wish
                                    to tender your unregistered notes in the exchange offer,
                                    please contact the registered holder as soon as possible
                                    and instruct it to tender on your behalf and comply with
                                    our instructions set forth elsewhere in this prospectus.

Withdrawal Rights.................  You may withdraw the tender of your unregistered notes at any time before 5:00 p.m., New York City time, on the
                                    expiration date.

Appraisal or Dissenter's Rights...  Holders of unregistered notes do not have any appraisal or dissenters' rights in the exchange offer. If you do
                                    not tender your unregistered notes or we reject your
                                    tender, you will not be entitled to any further
                                    registration rights under the registration rights
                                    agreement, except under limited circumstances. However,
                                    your notes will remain outstanding and entitled to the
                                    benefits of the indenture governing the unregistered
                                    notes and the registered notes. You should read the
                                    discussion under the heading "Risk Factors--
                                    Consequences of Failure to Exchange Unregistered Notes"
                                    for further information.

Federal Tax Consequences..........  We believe that the exchange of notes is not a taxable exchange for United States federal income tax purposes
                                    and that you generally will not recognize any taxable
                                    gain or loss or any interest income as a result of such
                                    exchange. For additional information regarding federal
                                    tax consequences, you should read the discussion under
                                    the heading "Material United States Federal Tax
                                    Consequences."

Exchange Agent....................  The Bank of New York is serving as the exchange agent in the exchange offer. The exchange agent's address, and
                                    telephone and facsimile numbers are listed in the
                                    section of this prospectus entitled "The Exchange
                                    Offer--Exchange Agent" and in the letter of transmittal.

Use of Proceeds...................  We will not receive any proceeds from the exchange offer, and we will pay the expenses of the exchange
                                    offer.

    You should consider carefully the information set forth under the caption "Risk Factors" beginning on page 13 and all other information set forth in this prospectus before deciding whether to participate in the exchange offer.

                    SUMMARY OF TERMS OF THE REGISTERED NOTES

    The form and terms of the registered notes are the same as the form and terms of the unregistered notes, except that the registered notes will be registered under the Securities Act. As a result, the registered notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the unregistered notes. The registered notes will represent the same debt as the unregistered notes and our currently outstanding $130.0 million of registered notes. The unregistered notes, the registered notes and our currently outstanding registered notes are governed by the same indenture and secured ratably by the collateral granted under the indenture. In addition, all such notes are guaranteed by our guarantor subsidiaries.

Securities Offered................  $40,000,000 aggregate principal amount of 10 1/4% Series
                                    B Senior Secured Notes.

Maturity Date.....................  July 1, 2004.

Interest Rate.....................  We will pay an annual rate of interest equal to 10 1/4%.

Interest Payment Dates............  Every six months on January 1 and July 1, beginning
                                    January 1, 2000. Interest will accrue from July 1, 1999.

Ranking...........................  The registered notes will be:
                                    - senior secured obligations;
                                    - senior in right of payment to any of our subordinated
                                      indebtedness;
                                    - equal in right of payment with any of our senior
                                      indebtedness; and
                                    - effectively junior in right of payment to the lenders
                                    under our revolving credit facility with respect to our
                                      owned store locations and our and certain of our
                                      subsidiaries' accounts receivables, raw materials and
                                      finished goods inventories.

                                    As of the date of this prospectus, we had borrowings
                                    equal to approximately $5.0 million and letters of
                                    credit in the amount of $0.5 million outstanding under
                                    our revolving credit facility.

Security..........................  The registered notes will be secured by:
                                    - liens on our and our subsidiaries' equipment, fixtures
                                    and general intangibles, including trademarks and
                                      trademark licenses;
                                    - our ownership interest in certain of our subsidiaries;
                                    and
                                    - mortgages on certain of our owned real property.

                                    The registered notes will be secured ratably with our
                                    currently outstanding registered notes and with any
                                    unregistered notes that are not exchanged pursuant to
                                    the exchange offer. The registered notes will not be
                                    secured by our owned store locations or our or our
                                    subsidiaries' accounts receivables, raw materials or
                                    finished goods inventories. See the discussion under the
                                    heading "Description of the Registered Notes--
                                    Collateral" for further information regarding the
                                    collateral that secures the notes.

Guarantees........................  The registered notes will be guaranteed by all of our subsidiaries other than subsidiaries treated as
                                    unrestricted subsidiaries. If we cannot make payments on
                                    the notes when they are due, our subsidiary guarantors
                                    must make them instead. Subject to exceptions, if we
                                    create or acquire new wholly-owned subsidiaries, they
                                    also will guarantee the notes. You should read
                                    "Description of the Registered Notes-- Guarantors" for
                                    more information regarding the guarantees of the notes.

Optional Redemption...............  After, July 1, 2001, all or some of the notes may be redeemable at our option at the following premiums, plus
                                    accrued interest:

FOR THE PERIOD BELOW                                      PERCENTAGE
--------------------------------------------------------  -----------
On or after July 1, 2001................................     105.125%
On or after July 1, 2002................................     102.563%
July 1, 2003 and thereafter.............................     100.000%

                                    Prior to July 1, 2000, up to one-third of the principal
                                    amount of the notes issued under the indenture may be
                                    redeemed at our option with the net proceeds of certain
                                    public equity offerings at 110.250% of the face amount,
                                    plus accrued interest.

Mandatory Offer to Repurchase.....  If we experience specific kinds of changes of control, we must offer to repurchase the notes at 101% of their
                                    face amount, plus accrued interest to the date of
                                    redemption.

Certain Covenants.................  The indenture contains covenants for your benefit which, among other things and subject to exceptions, restrict
                                    our ability to:
                                    - incur more debt;
                                    - create liens;
                                    - make some payments or investments;
                                    - enter into transactions with affiliates;
                                    - sell assets;
                                    - consolidate or merge;
                                    - transfer or sell assets; and
                                    - allow our subsidiaries to issue capital stock.

Form of the Registered Notes......  The registered notes will be represented by one or more permanent global securities in bearer form deposited
                                    with The Bank of New York, as book-entry depositary, for
                                    the benefit of DTC. You will not receive notes in
                                    registered form unless one of the events set forth under
                                    the heading "Description of the Registered
                                    Notes--Certificated Notes" occurs. Instead, beneficial
                                    interests in the registered notes will be shown on, and
                                    transfers of these interests will be effected only
                                    through,

                                    records maintained in book-entry form by DTC with
                                    respect to its participants.

Absence of a Public Market for the
  Registered Notes................  While the unregistered notes are presently eligible for trading by qualified institutional buyers in the Private
                                    Offerings, Resales and Trading through Automated
                                    Linkages market, commonly known as "PORTAL," of the
                                    National Association of Securities Dealers, Inc., there
                                    is no existing market for the registered notes. The
                                    initial purchaser of the unregistered notes has advised
                                    us that it currently intends to make a market in the
                                    registered notes following the exchange offer, but it is
                                    not obligated to do so, and any market-making may be
                                    stopped at any time without notice. We do not intend to
                                    apply for a listing of the registered notes on any
                                    securities exchange. We do not know if an active public
                                    market for the notes will develop or, if developed, will
                                    continue. If an active public market does not develop or
                                    is not maintained, the market price and liquidity of the
                                    notes may be adversely affected. We cannot make any
                                    assurances regarding the liquidity of the market for the
                                    registered notes, the ability of holders to sell their
                                    registered notes or the price at which holders may sell
                                    their registered notes.

    For additional information regarding the registered notes, see the "Description of the Registered Notes" section of this prospectus.

       SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

    The following table summarizes financial data from the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The pro forma condensed consolidated income statement and other data for the year ended August 29, 1998, and the nine-month period ended May 29, 1999 are intended to give you a picture of what our business might have looked like if the Sweet Factory and Laura Secord acquisitions and the related financings had occurred on August 31, 1997.

    It is important that you read the summary unaudited pro forma condensed consolidated financial data presented below along with "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Financial Data," "Management's Discussions and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes included elsewhere in this prospectus.

                                                                                           PRO FORMA CONSOLIDATED
                                                                   PRO FORMA CONSOLIDATED        NINE-MONTH
                                                                         YEAR ENDED             PERIOD ENDED
                                                                     AUGUST 29, 1998(1)       MAY 29, 1999(2)
                                                                   ----------------------  ----------------------
                                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales:
  Company-operated retail(3).....................................        $  217,219              $  172,218
  Third-party retail(4)..........................................            23,976                  27,403
  Non-retail(5)..................................................            17,024                  16,323
                                                                           --------                --------
    Total net sales..............................................        $  258,219              $  215,944
                                                                           --------                --------
                                                                           --------                --------
Gross profit.....................................................           164,099                 137,141
Operating income (loss)..........................................            17,344                  23,391

OTHER DATA:
EBITDA(6)........................................................            35,064                  36,861
Depreciation and amortization....................................            17,402                  13,177
Capital expenditures.............................................             5,430                   5,185

STORE DATA:
Company-operated stores at period end(7).........................               751                     735

SELECTED RATIOS:
Ratio of EBITDA to net interest expense(8).......................               2.1                     2.8
Ratio of total debt to EBITDA(9).................................               4.9                     4.6
Ratio of earnings to fixed charges(10)...........................               1.0                     1.5

------------------------

 (1) The pro forma financial data for the fiscal year ended August 29, 1998 includes financial data for Sweet Factory for the twelve-month period ended August 29, 1998, and Laura Secord for the twelve-month period ended November 28, 1998.

 (2) The pro forma financial data for the nine-month period ended May 29, 1999 includes financial data for Sweet Factory for the period from August 30, 1998 to December 6, 1998, and Laura Secord for the nine-month period ended May 1, 1999.

 (3) Company-operated retail includes sale of products through Company-operated Fannie May, Fanny Farmer, Sweet Factory and Laura Secord stores.

 (4) Third-party retail includes sale of Fannie May, Fanny Farmer and Laura Secord branded products through grocery stores, drug stores, department stores and other independent retailers that purchase such products at wholesale pricing for resale to the consumer.

 (5) Non-retail includes sale of Fannie May and Fanny Farmer branded products through our quantity order, mail order and fundraising programs.

 (6) Pro forma EBITDA for either period presented above is defined as earnings before interest, income taxes, depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. Although EBITDA is not necessarily a measure of our ability to fund our cash needs, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt.

 (7) The term "stores" includes kiosks and carts, except with respect to Laura Secord.

 (8) For the year ended August 29, 1998, based on pro forma EBITDA of $35.1 million and pro forma net interest expense, including interest on capital leases and seasonal borrowings, of $16.8 million. For the nine-month period ended May 29, 1999, based on pro forma EBITDA of $36.9 million and pro forma net interest expense, including interest on capital leases and seasonal borrowings, of $13.0 million.

 (9) For the year ended August 29, 1998, based on pro forma total debt of $170.2 million and pro forma EBITDA of $35.1 million. For the nine-month period ended May 29, 1999, based on pro forma total debt of $170.2 million and pro forma EBITDA of $36.9 million.

 (10) For the year ended August 29, 1998, based on pro forma earnings of $0.7 million and pro forma fixed charges of $29.8 million. For the nine-month period ended May 29, 1999, based on pro forma earnings of $10.6 million and pro forma fixed charges of $22.2 million.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

    The summary historical financial data as of and for each year in the three-year period set forth below has been derived from our audited financial statements. The summary historical financial data set forth below for the nine-month periods ended May 30, 1998 and May 29, 1999 has been derived from our unaudited consolidated financial statements. The historical results for the nine-month periods are not necessarily indicative of the results of operations for the full year. The unaudited historical financial data reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of our financial position, results of operations and cash flows as of and for the periods presented. The information set forth below should be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements included elsewhere in this prospectus.

                                                                                             NINE-MONTH PERIOD
                                                               FISCAL YEAR ENDED                   ENDED
                                                       ----------------------------------  ----------------------
                                                       AUGUST 31,  AUGUST 30,  AUGUST 29,   MAY 30,     MAY 29,
                                                        1996(1)     1997(1)     1998(1)       1998      1999(2)
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales:
  Company-operated retail(3).........................  $   88,938  $   89,276  $   91,488  $   79,125  $  116,947
  Third-party retail(4)..............................      14,924      17,074      18,230      16,243      22,536
  Non-retail(5)......................................      13,486      15,583      17,024      16,418      16,323
                                                       ----------  ----------  ----------  ----------  ----------
    Net sales........................................  $  117,348  $  121,933  $  126,742  $  111,786  $  155,806
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Gross profit.........................................  $   76,338  $   79,649  $   82,764  $   72,724  $   99,767
Operating income (loss)..............................       7,945      10,801      12,539      17,733      18,638


                                                       AUGUST 31,  AUGUST 30,  AUGUST 29,   MAY 30,     MAY 29,
                                                        1996(1)     1997(1)     1998(1)       1998      1999(2)
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............................  $      380  $   15,801  $   13,081  $   29,924  $   23,844
Working capital (deficit)............................      (4,349)     23,475      26,988      35,842      35,029
Total assets.........................................      78,668      95,660      98,089     109,053     148,768
Total debt...........................................      72,721     100,521     100,145     100,190     130,240
Shareholder's equity (deficit).......................     (15,448)    (16,619)    (14,944)     (5,807)     (4,589)

                                                                                             NINE-MONTH PERIOD
                                                               FISCAL YEAR ENDED                   ENDED
                                                       ----------------------------------  ----------------------
                                                       AUGUST 31,  AUGUST 30,  AUGUST 29,   MAY 30,     MAY 29,
                                                        1996(1)     1997(1)     1998(1)       1998      1999(2)
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)

OTHER DATA:
EBITDA(6)............................................  $   14,731  $   16,868  $   18,964  $   22,761  $   27,243
Cash provided by (used in):
  Operating activities...............................       4,117       3,919       4,206      18,325      18,089
  Investing activities...............................      (1,121)     (3,688)     (4,709)     (3,370)    (32,956)
  Financing activities...............................      (3,098)     15,190      (2,217)       (832)     25,630
Depreciation and amortization........................       6,807       5,932       6,233       4,833       8,396
Capital expenditures.................................       2,280       3,688       4,574       3,370       4,954

                                                                                             NINE-MONTH PERIOD
                                                               FISCAL YEAR ENDED                   ENDED
                                                       ----------------------------------  ----------------------
                                                       AUGUST 31,  AUGUST 30,  AUGUST 29,   MAY 30,     MAY 29,
                                                        1996(1)     1997(1)     1998(1)       1998      1999(2)
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)
STORE DATA:
Company-operated stores at period end................         340         322         317         319         560
Increase in same store sales(7)......................         2.6%        5.2%        4.2%        4.7%        0.5%

------------------------

 (1) In 1995, we changed our fiscal year to the last Saturday in August from the last day in August. As a result of this change, fiscal 1996 had 53 weeks (371 days). Fiscal 1997 and fiscal 1998 each had 52 weeks (364 days).

 (2) Includes information for Sweet Factory for the period after December 6, 1998.

 (3) Company-operated retail includes sale of products through Company-operated Fannie May and Fanny Farmer stores and, for the period after December 6, 1998, Sweet Factory stores.

 (4) Third-party retail includes sale of Fannie May and Fanny Farmer branded products through grocery stores, drug stores and other independent retailers that purchase such products at wholesale pricing for resale to the consumer.

 (5) Non-retail includes sale of Fannie May and Fanny Farmer products through our quantity order, mail order and fundraising programs.

 (6) EBITDA consists of earnings before interest, income taxes, depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. Although EBITDA is not necessarily a measure of our ability to fund our cash needs, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt.

 (7) Same store sales are defined as the aggregate sales from stores open for the entire periods being compared. Increases reflect changes from the immediately prior comparable period.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE MAKING A DECISION TO EXCHANGE YOUR NOTES IN THE EXCHANGE OFFER.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR
  FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE
  NOTES.

    We have a significant amount of indebtedness. The following table shows important credit statistics:

                                                                                PRO FORMA
                                                                             AT MAY 29, 1999
                                                                            ------------------
Total debt................................................................   $  170.2 million
Shareholders' equity (deficit)............................................   $  (4.6) million

                                                                               PRO FORMA
                                                                              FISCAL YEAR
                                                                         ENDED AUGUST 28, 1998
                                                                         ---------------------
Ratio of EBITDA to net interest expense................................              2.1x

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the notes;

    - increase our vulnerability to adverse economic and industry conditions;

    - limit or prevent our ability to fund future working capital, capital expenditures and other general corporate requirements, including the renewal of the Sweet Factory license;

    - limit or prevent our ability to fund Holdings' redemption obligations;

    - limit or prevent our ability to fund a change of control offer;

    - limit our flexibility in planning for, or reacting to, changes in our business and industry;

    - place us at a competitive disadvantage compared to our competitors that have less debt;

    - limit our ability to borrow additional funds; and

    - result in an event of default if we fail to comply with the financial and other restrictive covenants in the indenture and our revolving credit facility.

    You should read the discussions under the headings "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Financial Data," "Description of the Revolving Credit Facility" and "Description of the Registered Notes."

ADDITIONAL BORROWINGS AVAILABLE--WE MAY BE ABLE TO INCUR SUBSTANTIALLY MORE
  DEBT, WHICH COULD FURTHER INCREASE THE RISKS DESCRIBED ABOVE.

    We may be able to incur substantial additional indebtedness in the future. The indenture permits borrowings of up to $25.0 million in aggregate principal amount under our revolving credit facility. As of the date of this prospectus, we have approximately $5.0 million of borrowings and letters of credit in the amount of $0.5 million outstanding under our revolving credit facility. The indenture also permits additional borrowings of up to $10.0 million in aggregate principal amount. If new debt is added to our current debt levels, the risks that we now face relating to our substantial leverage will increase.

    See "Capitalization," "Selected Historical Financial Data," "Description of the Revolving Credit Facility" and "Description of the Registered Notes."

ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A
  SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to fund operations, to make payments on or refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    Based on our current level of operations and anticipated operating activities, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facility will be adequate to meet our future liquidity needs for at least the next eighteen months.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We may not be able to refinance any of our indebtedness on acceptable terms or at all.

EFFECTIVE SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS
  EFFECTIVELY SUBORDINATED TO OUR REVOLVING CREDIT FACILITY TO THE EXTENT OF THE COLLATERAL SECURING OUR REVOLVING CREDIT FACILITY.

    The notes and the subsidiary guarantees are effectively subordinated to up to $25.0 million of potential borrowings under our revolving credit facility to the extent of the assets securing such indebtedness. See "Description of the Revolving Credit Facility." Our revolving credit facility is secured by a first lien on our and our subsidiaries' accounts receivable, raw materials and finished good inventories and our owned store locations and the proceeds therefrom. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, the lenders under our revolving credit facility will be entitled to be repaid in full before any payment is made to you from the proceeds of the assets securing such other indebtedness.

LIQUIDATION OF COLLATERAL--THE PROCEEDS OF THE COLLATERAL MAY NOT BE SUFFICIENT
  TO REPAY THE NOTES.

    If an event of default occurs under the indenture with respect to the notes, the liquidation of the assets securing the notes may not result in proceeds in an amount sufficient to pay the principal of, premium, if any, and interest on the notes. The ability of the trustee under the indenture to foreclose on any assets will be subject to the provisions of the security documents covering those assets. In addition, the ability of holders of notes to foreclose on the assets securing such notes in a timely fashion, if at all, will be subject to limitations arising under applicable bankruptcy and insolvency laws. See "Description of the Registered Notes--Collateral."

RESTRICTIONS IMPOSED BY INDEBTEDNESS--WE MAY BE PROHIBITED FROM ENGAGING IN
  CERTAIN TRANSACTIONS.

    Our revolving credit facility requires us to maintain specified financial ratios, including interest coverage and total leverage ratios. In addition, the indenture and our revolving credit facility restrict, among other things, our ability to incur additional indebtedness, dispose of assets, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures and engage in transactions with subsidiaries or affiliates. A failure to comply with the restrictions contained in the indenture or our revolving credit facility could lead to an event of default under both the indenture and our revolving credit facility which could result in an acceleration of substantially all of our indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Description of the Revolving Credit Facility."

TERM OF REVOLVING CREDIT FACILITY; NEED FOR SEASONAL FINANCING--WE MAY NOT BE
  ABLE TO EXTEND OR RENEW OUR REVOLVING CREDIT FACILITY TO SATISFY OUR SEASONAL WORKING CAPITAL NEEDS.

    Our revolving credit facility, which is designed to address our seasonal working capital needs, expires April 15, 2001. We cannot assure you that, upon the expiration of our revolving credit facility, we will be able to extend or renew our revolving credit facility or obtain alternative financing to meet our seasonal working capital needs. In the event that we do not have a revolving credit facility in place, we may not be able to satisfy our seasonal working capital needs, which could have a material adverse effect on our results of operations.

FRAUDULENT CONVEYANCE MATTERS--IF ANY GUARANTOR BECOMES THE DEBTOR IN A
  BANKRUPTCY CASE OR HAS OTHER FINANCIAL DIFFICULTY, A COURT MAY VOID ITS GUARANTEE.

    Under the fraudulent conveyance provisions of federal bankruptcy law and corresponding state laws, a court may void (I.E., cancel) a guarantee if (1) the guarantor received less than fair consideration or reasonably equivalent value for its guarantee and (2) when it entered into its guarantee or, in some jurisdictions, when payments became due thereunder, it either (a) was or was rendered insolvent, (b) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (c) intended to incur or believed, or should have believed, that it would incur debts beyond its ability to pay.

    The court could also subordinate the claims of the guarantee's beneficiaries to the claims of the guarantor's other creditors. If the court voided or subordinated a guarantee in this manner, it could order the return of any payments made by the guarantor to the guarantor or to a fund for the benefit of its creditors.

    The measure of insolvency for the above purposes will vary depending on the law of the jurisdiction being applied. Generally, an entity will be considered insolvent if (1) the sum of debts, including contingent or unliquidated debts, is greater than the fair value of its property or (2) if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

    A court would likely conclude that a guarantor did not receive fair consideration or reasonably equivalent value except to the extent that it received direct or indirect benefits from the issuance of the notes.

    On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions.

CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS
  NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    Upon the occurrence of a change of control under the indenture, we may be required to offer to repurchase all of the notes. It is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of the notes or that restrictions in our revolving credit facility will not allow such repurchases. See "Description of the Registered Notes--Repurchase Upon Change of Control."

INTEGRATION OF OPERATIONS--ANY DELAY OR INABILITY TO INTEGRATE ACQUIRED
  BUSINESSES COULD ADVERSELY EFFECT OUR FINANCIAL HEALTH.

    We face significant challenges in integrating the Laura Secord and Sweet Factory brand names, stores and operations with our existing operations. The integration will require substantial attention from our management. The diversion of management's attention from our existing business could have an adverse impact on our operating results and financial condition. Additional risks related to the integration of operations, which could have an adverse impact on our operating results and financial condition, include:

    - the failure to realize expected operating efficiencies from the acquisitions;

    - the failure to improve the performance of the Laura Secord or Sweet Factory stores;

    - the costs and time required for the integration of operations exceeding our expectations;

    - the failure to effectively cross-market products or expand product distribution; and

    - unexpected costs or liabilities in Laura Secord's or Sweet Factory's operations.

    Sweet Factory experienced negative same store sales results in each of 1997 and 1998. Laura Secord experienced negative same store sales results in the first and second quarters of 1999. We cannot assure you that these results will not continue. Although we intend to apply to the Sweet Factory and Laura Secord stores many of the same strategies that have been successful in improving our Fannie May and Fanny Farmer store-level performance, we cannot assure you that we will be successful in doing so.

RISK OF ACQUISITION STRATEGY--WE MAY NOT BE ABLE TO CONTINUE TO IDENTIFY
  SUITABLE ACQUISITION CANDIDATES.

    We intend to continue to pursue selective acquisitions that complement or provide further opportunities to use our brands, manufacturing resources and/or distribution systems. However, we cannot assure you that we will be able to identify suitable acquisition candidates or that, if identified, we will be able to finance such acquisitions or acquire such businesses on suitable terms. Moreover, other companies are competing for acquisition candidates, which could result in an increase in the price of acquisition targets and a decrease in the number of attractive companies available for acquisition.

HALLMARK COMBO STORES--THE LIQUIDATION AND WIND-UP OF COMBO STORES COULD
  ADVERSELY AFFECT OUR OPERATIONS.

    In connection with the Laura Secord acquisition, we acquired Nestle's interest in eighteen (18) combo stores, which are co-branded Laura Secord and Hallmark retail stores that sell Laura Secord products and gifts together with Hallmark greeting cards and gifts in a single, integrated unit. The agreement between Laura Secord and Hallmark provides that Laura Secord receive a management fee equal to 4% of net sales and that Laura Secord and Hallmark share equally the profits and expenses of the combo stores. Pursuant to this agreement, Laura Secord and Hallmark have agreed to liquidate and wind-up the combo stores if a joint venture agreement has not been formalized by July 30, 2000. If we are unable to reach an agreement with Hallmark by July 30, 2000 to continue the combo stores, Hallmark could liquidate and wind-up the combo stores, which could adversely affect our results of operations.

TERMINATION OF LAURA SECORD CO-PACK ARRANGEMENT--OUR INABILITY TO MANUFACTURE
  LAURA SECORD PRODUCTS UPON TERMINATION OF THE CO-PACK AGREEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    In connection with the Laura Secord acquisition, we entered into a co-pack agreement with Nestle under which Nestle will manufacture for us until June 7, 2000 the products sold by Laura Secord that

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Nestle manufactured at the time of the Laura Secord acquisition. Any failure by
Nestle to perform its obligations under the co-pack agreement could have a material adverse effect on our results of operations. By the expiration of the agreement, we intend to manufacture in our Chicago, Illinois manufacturing facility all of the Laura Secord products covered by the co-pack agreement. If at the expiration of the agreement we are unable to manufacture all or a portion of such products at our facility or to properly replicate the product formulas or recipes for the Laura Secord products, our inability to do so could have a material adverse effect on our results of operations.

DEEMED DIVIDEND BY FOREIGN SUBSIDIARY--WE WILL BE OBLIGATED TO INCLUDE IN OUR
  GROSS INCOME FOR U.S. INCOME TAX PURPOSES ALL OF THE EARNINGS OF LAURA SECORD.

    We acquired substantially all of the assets of the Laura Secord retail business through our Canadian subsidiary Archibald Candy (Canada) Corporation. Under the terms of the indenture, all of our restricted subsidiaries are required to guarantee the notes. Under current U.S. federal income tax law, if a controlled foreign subsidiary of a U.S. shareholder directly or indirectly guarantees or pledges its assets to secure an obligation of a U.S. person, the controlled foreign subsidiary is deemed to distribute all of its earnings and profits in each year in which the guarantee or pledge supporting the indebtedness is outstanding, up to the principal amount of the obligation secured. Therefore, we will be required to include in our gross income for U.S. income tax purposes all of the earnings and profits of Archibald Candy (Canada) Corporation up to the principal amount of the notes guaranteed by such subsidiary, for each of our taxable years during which the guarantee is in place, regardless of whether the subsidiary actually distributes any dividends to us.

COMPETITION--THE CONFECTIONERY INDUSTRY IS HIGHLY COMPETITIVE AND FACES
  COMPETITION FROM MANUFACTURERS, DISTRIBUTORS AND RETAILERS OF OTHER SNACK FOOD PRODUCTS.

    The production and sale of confectionery products is highly competitive. We compete with numerous businesses that manufacture, distribute or retail boxed chocolates and other confectionery products, including confectionery manufacturers, distributors and retailers who supply or seek to supply various segments of the confectionery market that we currently target for growth and development. Our primary competitors in the boxed chocolate segment of the confectionery industry are Russell Stover, Whitman's, Godiva Chocolatier Inc. and Purdy's. Our primary competitors in the bulk candy segment of the confectionery industry are Mr. Bulky, Candy Express, FAO Schweetz and Sweets From Heaven. In the scooped ice cream segment, our management believes that Laura Secord competes primarily with Baskin Robbins, a scooped ice cream store chain, and numerous independent retailers. We also compete with manufacturers, distributors and retailers of other snack food products, including cookies, ice cream and coffee, as well as with grocery stores, gift distributors and retailers, such as florists and card and gift shops, that offer products at price points comparable to those of our products or, in some cases, at price points lower than those of our products. Some of our competitors have greater name recognition and greater financial, marketing and other resources. Competitive market conditions could have a material adverse effect on our results of operations. See "Business--Competition."

DEPENDENCE ON REAL ESTATE LEASES; CONTINUING OBLIGATIONS ON LEASES--WE MAY NOT
  BE ABLE TO RENEW OUR LEASES ON FAVORABLE TERMS. WE MAY CONTINUE TO BE LIABLE FOR LEASE PAYMENTS FOR UNPROFITABLE LOCATIONS.

    We lease locations for all of our Fanny Farmer, Sweet Factory and Laura Secord stores and substantially all of our Fannie May stores. Our success depends in part on our ability to secure leases in high quality locations at rents we believe to be reasonable. Within the next four years, approximately 58% of our store leases are due to expire. We cannot assure you that we will be able to renew our leases or that the terms of such renewals will be favorable to us. We believe that the market for the type of locations historically leased by us is highly competitive. As a result, we cannot assure you that we will succeed in renewing or obtaining such leases in the future at rents that we believe to be

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reasonable or at all, or that if we are successful at renewing leases, that our assumptions about what are reasonable rents will be accurate. Moreover, if certain locations should prove to be unprofitable, we may continue to be liable for lease payments if we determine to withdraw from such locations.

LAURA SECORD STORES' LANDLORD CONSENTS--THE FAILURE TO OBTAIN REQUIRED LANDLORD
  CONSENTS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    We lease all of our Laura Secord stores. A significant number of these leases require the consent of the landlord for Nestle's transfer of the lease to us. In the event that any required consents are not obtained, Nestle has agreed that it will make available to us the benefits of such leases until such consents have been obtained. We cannot assure you, however, that in such a situation, the landlord will not terminate the lease. If a landlord terminates a lease due to the failure to obtain its consent or seeks additional payments in order to obtain its consent, we have limited indemnification rights against Nestle. In the event a store lease is terminated by a landlord, our right to indemnification may not fully compensate us for the loss of such store, which may have a material adverse effect on our results of operations.

SEASONALITY--OUR SALES AND EARNINGS FLUCTUATE BASED ON SEASONAL FACTORS OVER
  WHICH WE DO NOT HAVE CONTROL.

    Our sales and earnings are highly seasonal, particularly sales and earnings resulting from our Fannie May, Fanny Farmer and Laura Secord operations. Historically, our Fannie May and Fanny Farmer operations have realized a majority of their annual sales and earnings during the periods preceding Christmas, Valentine's Day and Easter. Laura Secord's operations historically have exhibited a similar seasonality. If for any reason demand for our Fannie May, Fanny Farmer or Laura Secord products during any such holiday season is insufficient, our total sales and earnings will be materially reduced for such period and for the fiscal year in general. Further, we must establish inventory levels in anticipation of projected seasonal demand. To the extent that we underestimate such demand, we could lose sales and earnings. To the extent that we establish inventories in excess of actual demand, we may have to sell inventory at reduced prices or write-off the excess inventory as unsaleable. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results and Seasonality" for more information regarding the seasonality of our sales and earnings.

FLUCTUATIONS IN COST OF SALES AND IMPACT ON PRICING--WE MAY NOT BE ABLE TO PASS
  THROUGH INCREASES IN THE COST OF SALES TO OUR CUSTOMERS.

    The principal components of our Fannie May, Fanny Farmer, and, following the expiration of our co-pack agreement with Nestle, Laura Secord cost of sales are raw materials, purchased product, labor and manufacturing overhead. The principal component of our Sweet Factory and, prior to the expiration of our co-pack agreement with Nestle, Laura Second cost of sales is purchased product. The overall supply and price of our raw materials and purchased products have been relatively stable in recent years. However, there are many factors over which we have no control, including market fluctuations and economic, political and weather conditions affecting commodity supplies, that may significantly affect the supply and price of specific raw materials and purchased products. We have long-standing relationships with many of our principal raw material and candy product suppliers and generally do not depend on any single supplier for key ingredients or products. Nevertheless, a significant or prolonged increase in the prices of chocolate, nutmeats or other key ingredients or purchased candy products, or the unavailability of adequate supplies of such materials or products of the quality or brand sought by us, could have a material adverse effect on our results of operations.

    We have entered into non-exclusive supply agreements with Blommer Chocolate Company, Merckens Chocolate Company and Peter's Chocolate Company, which suppliers account for over 90% of the total coatings we purchase. The loss of services from any of these suppliers could have a material adverse effect on our results of operations.

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
    In many of our sales channels, we must set our prices prior to or at the beginning of the fiscal year. Therefore, if our cost of sales or operating expenses rise unexpectedly during the year, we may be unable or limited in our ability to pass along such cost increases to our customers through higher prices. Furthermore, we generally may be unable or limited in our ability to pass along cost increases to our customers through higher prices either because of real or perceived competitive issues or consumer resistance. Our sensitivity to cost increases and inability to raise prices may have a material adverse effect on our results of operations. See "Business--Products."

REGIONAL CONCENTRATION OF OPERATIONS--ADVERSE DEVELOPMENTS IN PARTICULAR
  GEOGRAPHIC AREAS MAY HAVE SIGNIFICANT ADVERSE EFFECTS ON OUR BUSINESS.

    A majority of our Fannie May and Fanny Farmer stores and third-party retailers carrying Fannie May and Fanny Farmer products are located in the Midwestern United States, particularly in the greater Chicago metropolitan area. Many of our remaining Fannie May and Fanny Farmer stores are located in and around large metropolitan areas in the Northwestern, the upper Midwestern and the Northeastern United States and Florida. A significant number of our Sweet Factory stores are located in the Western United States, primarily in California. All of our Laura Secord's stores are located in Canada, with a majority concentrated in the provinces of Ontario and Quebec. As a result, we are susceptible to adverse developments in the economy, weather conditions, competition, consumer preferences or demographics in any of these geographic areas. For example, severe weather conditions in any of our principal geographic markets may have a material negative impact on customer traffic and sales, especially if such weather occurs during one of our peak selling periods. The current geographic concentration of our business may have a material adverse effect on our results of operations. See "Business--Marketing and Sales."

OTHER FACTORS AFFECTING SALES AND PROFITABILITY--OUR SALES AND EARNINGS
  FLUCTUATE BASED ON FACTORS OVER WHICH WE DO NOT HAVE CONTROL.

    A number of factors beyond our control may adversely affect our sales and profitability. Such factors include:

    - general customer traffic in shopping centers and malls in which our stores and third-party retailers of our products are located;

    - the timing of the Christmas and Valentine's Day holidays (I.E., the days of the week on which such holidays occur);

    - changes in discretionary spending priorities; and

    - changes in consumer tastes, preferences and eating habits.

    We believe our sales are strongly influenced by the amount and proximity of pedestrian traffic near the stores we operate and third-party retailers of our products. Because a significant percentage of our stores are located in shopping malls, a decline in mall traffic could adversely affect our results of operations.

GOVERNMENTAL REGULATION--FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS COULD
  HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    As a manufacturer and retailer of food products, we are subject to extensive regulation by various federal, state, provincial and other regulatory agencies, including the Food and Drug Administration. In addition, all of the retail stores operated by us are subject to licensing and regulation by the health, sanitation, safety, building and fire agencies of the respective states and municipalities or provinces in which such stores are located. A failure to comply with one or more regulations could result in the imposition of sanctions. Such sanctions could include the closing of all or a portion of our facilities for an indeterminate period of time or the recall of products that were manufactured under improper conditions, either of which could have a material adverse effect on our results of operations.

    Under various federal, state, provincial and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. A number of properties owned or operated by us were formerly operated as gasoline stations. We have engaged in a limited review of these properties and removed underground storage tanks and associated contamination where such underground storage tanks were identified. Although we are not aware of any environmental conditions that require remediation under federal, state, provincial or local law at these properties, we cannot assure you that we have identified all of the potential environmental liabilities at these properties or that such liabilities would not have a material impact on our financial condition.

CANADIAN OPERATIONS--CANADIAN REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS IN
  CANADA.

    All of our Laura Secord retail operations are conducted in Canada and are subject to numerous additional risks, including the impact of Canadian government regulations, currency fluctuations and differences in business practices. In addition, following the expiration of our one year co-pack agreement with Nestle, we intend to produce substantially all of our Laura Secord chocolate products in our Chicago, Illinois manufacturing facility. In such event, these products will be subject to import/ export tariffs and quotas and other Canadian and U.S. regulations. Either the U.S. or Canadian government may adopt regulations or take other actions that could have an adverse impact on our business operations in Canada.

LABOR COSTS--AN INCREASE IN LABOR COSTS COULD REDUCE OUR INCOME FROM OPERATIONS.

    We are dependent upon the available labor pool of unskilled and semi-skilled employees. We also are subject to the various laws which govern such matters as minimum wage, overtime and other working conditions. Numerous proposals have been made on federal, state and provincial levels to increase minimum wages. A shortage in the labor pool or other general inflationary pressures or changes in applicable laws and regulations could increase labor costs, which could have a material adverse effect on our results from operations.

LABOR RELATIONS--UNIONIZATION OF OUR EMPLOYEES COULD INCREASE OUR OPERATING
  COSTS.

    We currently are subject to seven collective bargaining agreements, all of which expire on or before March 31, 2003. We historically have had satisfactory labor relations with our employees and their labor unions and have not experienced an organized work stoppage in over 15 years. Future union contracts with us are likely to result in higher wages and benefits paid to union members and, therefore, increased operating costs, which could have a material adverse effect on our results of operations. A work stoppage or strike by our employees, especially preceding or during one of our key selling periods (I.E., Christmas, Valentine's Day or Easter), could have a material adverse effect on our results of operations. None of our Sweet Factory or Laura Secord employees currently are represented by a union. However, we cannot assure you that such employees may not attempt to unionize in the future. The unionization of Sweet Factory or Laura Secord employees could result in higher wages and benefits for such employees and, therefore, have a material adverse effect on our results of operations.

LITIGATION--LITIGATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF
  OPERATIONS.

    In the ordinary course of business, we are involved in routine litigation. Although we maintain insurance, we cannot assure you that such insurance or the coverage thereunder will be adequate. In addition, although litigation has not adversely affected us in the past, we cannot assure you as to the future effect of any litigation involving us.

    Although we are not currently subject to any product liability litigation, we cannot assure you that product liability litigation will not occur in the future involving our products. Our quality control program is designed to maintain high standards for the products we produce. Our personnel periodically inspect our products at both the point-of-sale locations and the manufacturing facilities to ensure that they conform to our standards. We maintain insurance relating to personal injury and product liability in amounts that we consider adequate for the retail food industry. While we have been able to obtain such insurance in the past, we cannot assure you that we will be able to maintain these insurance policies in the future at reasonable prices or at all. Consequently, any successful claim against us in an amount materially exceeding our coverage or not subject to coverage could have a material adverse effect on our financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL--OUR SUCCESS IS DEPENDENT ON THE RETENTION OF OUR
  EXISTING MANAGEMENT TEAM AND OUR ABILITY TO ATTRACT ADDITIONAL EXPERIENCED MANAGEMENT.

    We believe that our success is largely dependent on the abilities and experience of our senior management team. The loss of services of one or more of these senior executives could adversely affect our ability to (1) effectively manage our overall operations or (2) successfully execute current or future business strategies, either of which could have a material adverse effect on our results of operations. In addition, we believe that our continued success will depend upon our ongoing ability to attract and retain qualified management and employees. We also intend to hire additional management to operate our Sweet Factory and Laura Secord businesses. However, we may not be able to hire and retain such individuals. We do not maintain key man life insurance on any of our employees.

TRADEMARKS--OUR INABILITY TO ENFORCE OR DEFEND OUR TRADEMARKS COULD HAVE A
  MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    We believe that our trademarks have significant value and are important to the marketing of our products. Although we have registered these trademarks in numerous jurisdictions, we cannot assure you that these trademarks cannot be circumvented, do not or will not violate the proprietary rights of others, or would be upheld if challenged. If our trademarks violate the rights of others or are not upheld, we could be prevented from using them. A negative ruling with regards to the use of our trademarks or their validity or enforceability, or the time consumed and the legal costs of defending against such a claim, could have an adverse effect on our results of operation. In addition, we cannot assure you that we will have the financial resources necessary to enforce or defend our trademarks.

    Our Sweet Factory subsidiary has an exclusive license from United Sweet Factory Limited, the owner of the "Sweet Factory" trademark, to operate stores under the "Sweet Factory" name and design in the United States and Mexico, although appropriate actions to protect the use of the license by Sweet Factory in Mexico may not have been taken. United Sweet Factory Limited is not affiliated with us. Because Sweet Factory currently has no operations, or plans to operate, in Mexico, we do not believe that the failure to take such actions will have a material adverse effect on our results of operations. We cannot assure you that the licensor will continue to fulfill its obligations under the license agreement. The current license period under the license agreement expires in the year 2000. However, we have the option to extend the license for three additional ten year periods by paying a renewal fee of $825,000 for each such extension. We may not be able to exercise or enforce our rights to extend the license for any additional periods. The loss of the license could have a material adverse effect on our results of operations.

CONTROL BY PRINCIPAL STOCKHOLDERS--THE CONTROL OF THE COMPANY BY CERTAIN
  STOCKHOLDERS MAY LEAD TO POTENTIAL CONFLICTS OF INTEREST.

    We are subject to potential conflicts of interest arising out of our relationship with affiliates of The Jordan Company. See "Principal Stockholders." Affiliates of The Jordan Company own a majority of the issued and outstanding capital stock of Holdings, which in turn owns all of our issued and outstanding capital stock. Three of our directors, Messrs. John W. Jordan II, Thomas H. Quinn and Adam E. Max, are also affiliates of The Jordan Company and directors of Holdings and each of the guarantor subsidiaries. In addition, Messrs. Quinn and Max are officers of us and each of the guarantor subsidiaries. The ability of affiliates of The Jordan Company to control some decisions concerning our management may present conflicts of interest between the holders of the notes and affiliates of The Jordan Company. Subject to the rights of the other holders of Holdings' capital stock, affiliates of The Jordan Company have the right to elect directors that have a majority of the voting power of our and Holdings' Board of Directors. As a result, affiliates of The Jordan Company generally will have the ability to control our business affairs and Holdings' business affairs and to determine the outcome of any corporate transaction or other matter requiring stockholder approval. Such matters requiring stockholder approval include, among others:

    - an amendment to our or Holdings' articles of incorporation;

    - the authorization of additional shares of our or Holdings' capital stock; and

    - a merger, consolidation or sale of all or substantially all of our or Holdings' assets or stock.

    Affiliates of The Jordan Company can prevent or cause a change of control of Holdings or us, either of which may adversely affect our results of operations. In addition, affiliates of TCW Capital, an investment management firm, have limited rights to take control of our or Holdings' Board of Directors.

    The holders of Holdings' senior preferred stock have various dividend and redemption rights. Holdings' failure to satisfy such rights would result in the holders of the senior preferred stock acquiring the right to control our and Holdings' Board of Directors. The acquisition of control of our or Holdings' Board of Directors by the holders of the senior preferred stock would constitute a change of control under the indenture. You should read "Risk Factors--Change of Control Offer" for a discussion of certain consequences of a change of control.

    Although we do not have an explicit policy that addresses potential conflicts of interest, the indenture does prohibit some transactions between us and our affiliates. You should read the discussion under the heading "Description of the Registered Notes--Certain Covenants--Limitation on Transactions with Affiliates" for further information regarding the indenture's restrictions on affiliate transactions.

CAPITALIZATION OF HOLDINGS--REQUIRED REDEMPTIONS OF OUR CAPITAL STOCK WILL
  REDUCE FUNDS AVAILABLE FOR OUR OPERATIONS.

    Holdings is required to redeem its senior preferred stock on August 31, 2001 and its Class A preferred stock and Class B preferred stock on November 1, 2001. Beginning in January 2000, Holdings may be required to redeem shares of its Class A Common Stock and Class D Common Stock held by affiliates of TCW Capital and The Jordan Company. In order for Holdings to make such redemption payments, Holdings must elect either to sell us or cause us, to the extent permitted by the indenture and our revolving credit facility, to advance the necessary funds to Holdings by dividend or otherwise. Such advances, if made, will reduce the funds available for our operations. You should read "Description of the Registered Notes--Certain Covenants--Limitation on Restricted Payments" for a discussion of limitations on our ability to make restricted payments.

YEAR 2000 COMPLIANCE--YEAR 2000 FAILURES COULD HAVE A MATERIAL ADVERSE IMPACT ON
  OUR OPERATIONS.

    Many computer systems and other equipment with embedded chips or processors use only two digits to represent the year and, as a result, they may be unable to process accurately data before, during or after the year 2000. As a result, business and governmental entities are at risk for possible miscalculations or system failure causing disruptions in their operations. This is commonly known as the year 2000 issue and can arise at any point in our supply, manufacturing, processing, distribution and financial chains.

    We have surveyed substantially all of our internal computer systems and are in the process of contacting suppliers and consultants to address year 2000 issues for the software and hardware we use. We also are in the process of upgrading and improving our internal computer systems, which work is expected to be completed by October 1999. Following the completion of this work and based on the representations and warranties of our suppliers and consultants, we expect our internal computer systems and those of our key suppliers to be year 2000 compliant by the end of 1999. We do not believe that the costs associated with making our internal computer systems year 2000 compliant will be material. However, if our systems or the systems of other companies on whose services we depend or with whom our systems interface are not year 2000 compliant on a timely basis, it could have a material adverse effect on our results of operation. Nestle has provided us with limited representations and indemnification as to the year 2000 compliance of the Laura Secord assets that we have acquired. However, we have not independently confirmed the year 2000 compliance of such assets.

CONSEQUENCES OF FAILURE TO EXCHANGE UNREGISTERED NOTES--THE FAILURE TO EXCHANGE
  UNREGISTERED NOTES IN THE EXCHANGE OFFER MAY LEAVE YOU WITH NOTES THAT ARE MORE DIFFICULT TO SELL AND TRANSFER.

    We did not register the unregistered notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the unregistered notes may only be transferred in limited circumstances under the securities laws. If the holders of the unregistered notes do not exchange their notes in the exchange offer, they lose their right to have the unregistered notes registered under the Securities Act, subject to limitations. A holder of unregistered notes after the exchange offer may be unable to sell the notes.

ABSENCE OF A PUBLIC MARKET FOR THE REGISTERED NOTES--THE MARKET PRICE AND
  LIQUIDITY OF THE REGISTERED NOTES MAY BE ADVERSELY AFFECTED IF AN ACTIVE PUBLIC MARKET FOR THE REGISTERED NOTES DOES NOT DEVELOP.

    While the unregistered notes are presently eligible for trade in the PORTAL market of the NASD by qualified institutional buyers, there is no existing market for the registered notes. The initial purchaser of the unregistered notes has advised us that it currently intends to make a market in the registered notes following the exchange offer. However, the initial purchaser is not obligated to do so, and any market-making may be stopped at any time without notice. We do not intend to apply for a listing of the registered notes on any securities exchange. We do not know if an active public market for the registered notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the registered notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the registered notes, the ability of holders to sell their registered notes or the price at which holders may sell their registered notes.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We issued and sold the unregistered notes to the initial purchaser on June 8, 1999 pursuant to the terms and conditions of a purchase agreement dated as of May 26, 1999. We agreed in the purchase agreement to provide the holders of the unregistered notes with the same registration rights granted to the holders of our $130.0 million of 10 1/4% Series A Senior Secured Notes due 2004 that were issued and sold in unregistered offerings on July 2, 1997 and December 7, 1998 and subsequently exchanged for a like principal amount of our 10 1/4% Series B Senior Secured Notes due 2004 that were registered under the Securities Act. There is currently outstanding $130.0 million of registered notes. The registration rights with respect to the unregistered notes are set forth in a registration rights agreement dated as of July 2, 1997 between us and the initial purchasers of the notes issued on July 2, 1997.

    We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement. The form and terms of the registered notes are the same as the form and terms of the unregistered notes, except that the registered notes will be registered under the Securities Act, and holders of the registered notes will not be entitled to liquidated damages. The registered notes and the unregistered notes are guaranteed by our guarantor subsidiaries in an identical manner.

    EXCHANGE OFFER REGISTRATION STATEMENT

    The registration rights agreement requires us to:

    - file with the SEC by August 7, 1999 a registration statement with respect to an offer to exchange the unregistered notes for registered notes, which would have terms substantially identical in all material respects to the unregistered notes;

    - use our best efforts to cause such exchange offer registration statement to become effective under the Securities Act by October 6, 1999;

    - keep the exchange offer registration statement effective until the consummation of the exchange offer pursuant to its terms; and

    - commence the exchange offer and use our best efforts to issue by
                 , 1999 registered notes in exchange for all unregistered notes tendered prior thereto in the exchange offer.

    We have agreed to keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date notice thereof is mailed to the holders of unregistered notes.

    SHELF REGISTRATION STATEMENT

    The registration rights agreement requires us to file a shelf registration statement with respect to the resale of the unregistered notes if:

    - applicable interpretations of the SEC's staff would not permit the completion of the exchange offer;

    - some holders of the unregistered notes notify us that they are not eligible to participate in the exchange of unregistered notes for registered notes or would not receive freely tradeable registered notes in exchange for tendered unregistered notes;

    - the initial purchaser so requests under some circumstances; or

    - the exchange offer is not completed by            , 1999.

    We have agreed to use our efforts to keep the shelf registration statement effective until two years after its date of effectiveness.

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
    LIQUIDATED DAMAGES

    The registration rights agreement requires us to pay liquidated damages to the holders of the unregistered notes if:

    - neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC by August 7, 1999;

    - neither the exchange offer registration statement nor the shelf registration statement is declared effective by the SEC by October 6, 1999;

    - we have not exchanged registered notes for unregistered notes validly tendered in accordance with the terms of the exchange offer within 45 days after the date on which an exchange offer registration statement is declared effective by the SEC; or

    - a shelf registration statement is filed and declared effective by the SEC but thereafter ceases to be effective without being succeeded within 30 days by a subsequent shelf registration statement filed and declared effective.

    Upon the completion of the exchange offer, holders of unregistered notes will not be entitled to any liquidated damages on the unregistered notes or any further registration rights, except under limited circumstances. See "Risk Factors--Consequences of Failure to Exchange Unregistered Notes" and "Description of the Registered Notes" for further information regarding the rights of holders of unregistered notes after the exchange offer. The exchange offer is not extended to holders of unregistered notes in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

    The term "holder" as used in this section of the prospectus entitled "The Exchange Offer" means (1) any person in whose name the unregistered notes are registered on our books, (2) any other person who has obtained a properly completed bond power from the registered holder, or (3) any person whose unregistered notes are held of record by DTC and who wants to deliver such unregistered notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

    We are offering to exchange up to $40.0 million total principal amount of registered notes for a like total principal amount of unregistered notes. The unregistered notes must be tendered properly on or before the expiration date of the exchange offer and not withdrawn. In exchange for unregistered notes properly tendered and accepted, we will issue a like total principal amount of up to $40.0 million in registered notes.

    The exchange offer is not conditioned upon holders tendering a minimum principal amount of unregistered notes. As of the date of this prospectus, $40.0 million aggregate principal amount of unregistered notes are outstanding.

    Holders of the unregistered notes do not have any appraisal or dissenters' rights in the exchange offer. If holders do not tender unregistered notes or tender unregistered notes that we do not accept, their unregistered notes will remain outstanding. Any unregistered notes will be entitled to the benefits of the indenture, but will not be entitled to any further registration, except under limited circumstances. See "Risk Factors--Consequences of Failure to Exchange Unregistered Notes" for further information regarding the rights of holders of unregistered notes after the exchange offer.

    After the expiration date, we will return to the holder any tendered unregistered notes that we do not accept for exchange.

    Holders exchanging unregistered notes will not have to pay brokerage commissions or fees or transfer taxes if they follow the instructions in the letter of transmittal. We will pay the charges and expenses, other than taxes described below, in the exchange offer. See "The Exchange Offer--Fees and Expenses" for further information regarding fees and expenses.

    NEITHER WE NOR OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU TENDER OR NOT TENDER UNREGISTERED NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY RECOMMENDATION. YOU MUST DECIDE WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF UNREGISTERED NOTES TO TENDER.

    As used in the prospectus, the "expiration date" of the exchange offer is
5:00 p.m., New York City time, on            , 1999, unless we extend the
exchange offer.

    We have the right, in accordance with applicable law, at any time:

    - to delay the acceptance of the unregistered notes;

    - to terminate the exchange offer if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

    - to extend the expiration date of the exchange offer and keep all unregistered notes tendered other than those unregistered notes properly withdrawn; and

    - to waive any condition or amend the terms of the exchange offer.

    If we materially change the exchange offer, or if we waive a material condition of the exchange offer, we will promptly distribute a prospectus supplement to the holders of the unregistered notes disclosing the change or waiver. We also will extend the exchange offer as required by Rule 14e-1 under the Securities Exchange Act of 1934.

    If we exercise any of the rights listed above, we will promptly give oral or written notice of the action to the exchange agent and will issue a release to an appropriate news agency. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF REGISTERED NOTES

    Promptly after the expiration date, we will issue registered notes to the exchange agent for unregistered notes tendered and accepted and not withdrawn. The exchange agent might not deliver the registered notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

    We will be deemed to have exchanged unregistered notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of their acceptance. The exchange agent is an agent for us for receiving tenders of unregistered notes, letters of transmittal and related documents. The exchange agent is also an agent for tendering holders for receiving unregistered notes, letters of transmittal and related documents and transmitting registered notes to validly tendering holders. If for any reason, we (1) delay the acceptance or exchange of any unregistered notes; (2) extend the exchange offer; or (3) are unable to accept or exchange unregistered notes, then the exchange agent may, on behalf of us and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Tendered notes retained by the exchange agent may not be withdrawn, except according to the withdrawal procedures outlined in the section entitled "Withdrawal Rights" below.

    In tendering unregistered notes, you must warrant in the letter of transmittal or in an "agent's message," as described below, that:

    - you have full power and authority to tender, exchange, sell, assign and transfer your unregistered notes;

    - we will acquire good, marketable and unencumbered title to the tendered unregistered notes, free and clear of all liens, restrictions, charges and other encumbrance; and

    - the unregistered notes tendered for exchange are not subject to any adverse claims or proxies.

    You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the unregistered notes.

PROCEDURES FOR TENDERING UNREGISTERED NOTES

    VALID TENDER

    You may tender your unregistered notes by book-entry transfer or by other means. For book-entry transfer, you must deliver to the exchange agent either
(1) a completed and signed letter of transmittal or (2) an agent's message, meaning a message transmitted to the exchange agent by DTC stating that you agree to be bound by the terms of the letter of transmittal. You must deliver your letter of transmittal or the agent's message by mail, facsimile, hand delivery or overnight carrier to the exchange agent on or before the expiration date. In addition, to complete a book-entry transfer, you must also either (1) have DTC transfer the unregistered notes into the exchange agent's account at DTC using the ATOP procedures for transfer, and obtain a confirmation of such a transfer, or (2) follow the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures."

    If you tender fewer than all of your unregistered notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all unregistered notes that you hold.

    For tendering your unregistered notes other than by book-entry transfer, you must deliver a completed and signed letter of transmittal to the exchange agent. Again, you must deliver the letter of transmittal by mail, facsimile, hand delivery or overnight carrier to the exchange agent on or before the expiration date. In addition, to complete a valid tender you must either (1) deliver your unregistered notes to the exchange agent on or before the expiration date, or
(2) follow the guaranteed delivery procedures set forth below under "--Guaranteed Delivery Procedures."

    Delivery of required documents by whatever method you choose is at your sole risk. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent. If delivery is by mail, then registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, you should allow sufficient time to ensure timely delivery.

    SIGNATURE GUARANTEES

    You do not need to endorse certificates for the unregistered notes or provide signature guarantees on the letter of transmittal, unless (1) someone other than the registered holder tenders the certificate or (2) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (1) or (2) above, you must sign your unregistered notes or provide a properly executed bond power, with the signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution."

    An eligible guarantor institution includes: (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a securities transfer association.

    GUARANTEED DELIVERY PROCEDURES

    If you want to tender your unregistered notes in the exchange offer and (1) the certificates for the unregistered notes are not immediately available or all required documents are unlikely to reach the exchange agent on or before the expiration date, or (2) a book-entry transfer cannot be completed in time, you may tender your unregistered notes if you comply with the following guaranteed delivery procedures:

    - the tender is made by or through an eligible guarantor institution;

    - you deliver a properly completed and signed notice of guaranteed delivery, similar to the form provided with the letter of transmittal, to the exchange agent on or before the expiration date; and

    - you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed letter of transmittal to the exchange agent within three New York Stock Exchange trading days after the notice of guaranteed delivery is executed.

    You may deliver the notice of guaranteed delivery by hand, facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form described in the notice.

    Our acceptance of properly tendered unregistered notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

    DETERMINATION OF VALIDITY

    We will resolve all questions regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered unregistered notes. Our resolution of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) is final and binding on all parties. A tender of unregistered notes is invalid until all irregularities have been cured or waived. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in tenders nor will they be liable for failing to give any such notice. We reserve the absolute right, in our sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any condition or irregularity in the tender of unregistered notes by any holder. We need not waive similar conditions or irregularities in the case of other holders.

    If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

    A beneficial owner of unregistered notes that is held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian should contact that entity promptly if the holder wants to participate in the exchange offer.

RESALES OF REGISTERED NOTES

    We are exchanging unregistered notes for registered notes based upon the position of the SEC's staff set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC's staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the SEC's staff letters to other parties, we believe that holders of registered notes, other than broker-dealers, can offer the notes for resale, resell and otherwise transfer the registered notes without delivering a prospectus to prospective purchasers. However, prospective holders must acquire the registered notes in the ordinary course of business and have no intention of engaging in a distribution of the notes, as a "distribution" is defined by the Securities Act.

    Any holder of unregistered notes who is an "affiliate" of ours or who intends to distribute registered notes, or any broker-dealer who purchased unregistered notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

    - cannot rely on the interpretations of the SEC's staff in the above-mentioned interpretive letters;

    - cannot tender unregistered notes in the exchange offer; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the unregistered notes, unless the sale is exempt.

    In addition, if any broker-dealer acquired unregistered notes for its own account as a result of market-making or other trading activities and exchanges the unregistered notes for registered notes, the broker-dealer must deliver a prospectus with any resales of registered notes.

    If you want to exchange your unregistered notes for registered notes, you will be required to affirm that:

    - you are not an "affiliate" of the ours;

    - you are acquiring the registered notes in the ordinary course of your business;

    - you have no arrangement or understanding with any person to participate in a "distribution," within the meaning of the Securites Act, of the registered notes; and

    - you are not a broker-dealer, not engaged in, and do not intend to engage in, a "distribution," within the meaning of the Securities Act, of the registered notes.

    In addition, we may require you to provide information regarding the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, of the unregistered notes. Each broker-dealer that receives registered notes for its own account must acknowledge that it acquired the unregistered notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of registered notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the position of the SEC's staff in certain interpretive letters, we believe that broker-dealers who acquired unregistered notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the registered notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. We have agreed that a broker-dealer may use this prospectus for a period ending 180 days after the expiration date or, if earlier, when a broker-dealer has disposed of all registered notes. See "Plan of Distribution" for further information. A broker-dealer intending to use this prospectus in the resale of registered notes must notify us, on or prior to the expiration date, that it is a participating broker-dealer. This notice may be given in the letter of transmittal or may be delivered to the exchange agent. Any participating broker-dealer who is an "affiliate" of ours may not rely on the interpretive letters of the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling its registered notes.

WITHDRAWAL RIGHTS

    You can withdraw tenders of unregistered notes at any time on or before the expiration date.

    For a withdrawal to be effective, you must deliver a written, telegraphic, telex or facsimile transmission of a notice of withdrawal to the exchange agent on or before the expiration date. The notice of withdrawal must specify the name of the person tendering the unregistered notes to be withdrawn, the total principal amount of unregistered notes withdrawn, and the name of the registered holder of the unregistered notes if different from the person tendering the unregistered notes. If you delivered unregistered notes to the exchange agent, you must submit the serial numbers of the unregistered notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of unregistered notes tendered for the account of an eligible guarantor institution. If you tendered unregistered notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of unregistered notes and you must deliver the notice of withdrawal to the exchange agent by written, telegraphic, telex or facsimile transmission. You may not rescind withdrawals of tender. Unregistered notes properly withdrawn may again be tendered at any time on or before the expiration date.

    We will determine all questions regarding the validity, form and eligibility of withdrawal notices. Our determination will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice. Withdrawn unregistered notes will be returned to the holder after withdrawal.

INTEREST ON THE REGISTERED NOTES

    The registered notes will bear interest at 10 1/4% per annum, payable semi-annually, on January 1 and July 1 of each year, commencing January 1, 2000. Holders of registered notes will receive interest on January 1, 2000 from the date of initial issuance of the registered notes, plus an amount equal to the accrued but unpaid interest on the unregistered notes. If we accept your unregistered notes for exchange, then you will waive all interest accrued but unpaid on such unregistered notes.

CONDITIONS TO THE EXCHANGE OFFER

    We need not exchange any unregistered notes, may terminate the exchange offer or may waive any conditions to the exchange offer or amend the exchange offer, if any of the following conditions have occurred:

    - the SEC's staff no longer allows the registered notes to be offered for resale, resold and otherwise transferred by certain holders without compliance with the registration and prospectus delivery provisions of the Securities Act;

    - a governmental body passes any law, statute, rule or regulation which, in our opinion, prohibits or prevents the exchange offer;

    - the SEC or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or

    - we are unable to obtain any governmental approval that we believe is necessary to complete the exchange offer.

    If we reasonably believe that any of the above conditions has occurred, we may (1) terminate the exchange offer, whether or not any unregistered notes have been accepted for exchange, (2) waive any condition to the exchange offer or (3) amend the terms of the exchange offer in any respect. If our waiver or amendment materially changes the exchange offer, we will promptly disclose the waiver or amendment through a prospectus supplement, distributed to the registered holders of the unregistered notes. The prospectus supplement also will extend the exchange offer as required by Rule 14e-1 of the Exchange Act.

EXCHANGE AGENT

    We have appointed The Bank of New York as exchange agent for the exchange offer. Holders should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent addressed as follows:

      BY REGISTERED OR CERTIFIED MAIL:                BY HAND OR OVERNIGHT DELIVERY:
            The Bank of New York                           The Bank of New York
           101 Barclay Street, 7E                         101 Barclay Street, 7E
          New York, New York 10286                    Corporate Trust Services Window
           Reorganization Section                              Ground Level
                 Attention:                              New York, New York 10286
                                                          Reorganization Section
                                                                Attention:

                             CONFIRM BY TELEPHONE:
                                 (212) 815-4997
                            FACSIMILE TRANSMISSIONS:
                     (Eligible Guarantor Institutions Only)
                                 (212) 815-4699

    If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

FEES AND EXPENSES

    We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We also will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus and related documents to holders of unregistered notes, and in handling or tendering for their customers.

    We will pay the transfer taxes for the exchange of the unregistered notes in the exchange offer. If, however, registered notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of unregistered notes in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

    We will not make any payment to brokers, dealers or other nominees soliciting acceptances in the exchange offer.

ACCOUNTING TREATMENT

    The registered notes will be recorded at the same carrying value as the unregistered notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the unregistered notes over the term of the registered notes.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer. In consideration for issuing the registered notes, we will receive in exchange unregistered notes of like principal amount, the terms of which are identical in all material respects to the registered notes. The unregistered notes surrendered in exchange for registered notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the registered notes will not result in an increase in our indebtedness. We have agreed to bear the expenses of the exchange offer.

    The net proceeds to us from the sale of the unregistered notes, after deducting expenses, was $35.5 million. We used the proceeds from the offering of the unregistered notes, together with existing cash, to fund the Laura Secord acquisition.

                                THE ACQUISITION

    On June 8, 1999, our subsidiary Archibald Candy (Canada) Corporation acquired substantially all of the assets of Nestle's Laura Secord retail business for total consideration of approximately $62.0 million (Cdn.), or approximately $42.2 million (U.S.), pursuant to an Asset Purchase Agreement dated as of May 26, 1999 between us and Nestle. The purchase agreement was filed as an exhibit to our Current Report on Form 8-K that was filed with the SEC on June 23, 1999 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We funded the Laura Secord acquisition, in part, through the issuance and sale of the unregistered notes. Laura Secord is the leading retailer of boxed chocolates in Canada, with 175 retail stores and distribution through more than 1,300 third-party retail outlets in Canada.

    The Laura Secord acquisition broadens our geographic and consumer reach and provides us with an opportunity to better utilize our manufacturing capacity and leverage our merchandising expertise. Our management believes that it can improve Laura Secord's store-level performance and plans to implement in our Laura Secord stores many of the same retail store strategies that improved the operations of our Fannie May and Fanny Farmer stores. Following a one year transition period during which Nestle will produce for sale to us substantially all of the boxed chocolates and other chocolate confectionery items we will sell in our Laura Secord stores, we expect that our Chicago, Illinois manufacturing facility will produce all of such items. We believe that we can capture significant efficiencies by consolidating Laura Secord's chocolate production with our existing operations. We also have entered into a two-year supply agreement with an affiliate of Nestle for the supply of ice cream to our Laura Secord stores.

                                 CAPITALIZATION

    The following table sets forth our unaudited consolidated capitalization as of May 29, 1999 on a historical basis and as adjusted to give effect to the offering of unregistered notes and the Laura Secord acquisition as if they had occurred on May 29, 1999. You should read this table together with our financial statements and the accompanying notes, and the unaudited pro forma condensed consolidated financial statements, both of which we have included elsewhere in this prospectus.

                                                                    AS OF MAY 29, 1999
                                                              -------------------------------
                                                                 ACTUAL          AS ADJUSTED
                                                              -------------     -------------
                                                                   (DOLLARS IN MILLIONS)
Cash and cash equivalents...................................    $      23.8(1)     $  17.2
                                                                     ------         ------
                                                                     ------         ------
Long-term debt (including current maturities):
  Revolving Credit Facility(2)..............................    $        --        $    --
  10 1/4% Senior Secured Notes due 2004.....................          130.0          170.0
  Capital lease obligations.................................            0.2            0.2
                                                                     ------         ------
      Total long-term debt (including current maturities)...    $     130.2        $ 170.2

Shareholder's equity (deficit):
  Common Stock, $.01 par value, 25,000 shares authorized,
    19,200 shares issued and outstanding....................    $        --        $    --
  Additional paid-in capital................................           18.7           18.7
  Retained earnings (accumulated deficit)...................          (23.3)         (23.3)
                                                                     ------         ------
      Total shareholder's equity (deficit)..................           (4.6)          (4.6)
                                                                     ------         ------
      Total capitalization..................................    $     125.6        $ 165.6
                                                                     ------         ------
                                                                     ------         ------

------------------------

(1) Our business is highly seasonal. During fiscal 1998, our average cash and cash equivalents balance, pro forma for the Sweet Factory acquisition, was approximately $13.3 million.

(2) As of May 29, 1999, letters of credit in the amount of $0.5 million were outstanding under our revolving credit facility and borrowings of $19.5 million were available to us for working capital and general corporate purposes, subject to the borrowing conditions contained in the revolving credit agreement. As of the date of this prospectus, we had borrowings equal to approximately $5.0 million and letters of credit in the amount of $0.5 million outstanding under our revolving credit facility.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited pro forma condensed consolidated financial statements below are based on our financial statements and the financial statements of Laura Secord included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of operations for the year ended August 29, 1998 and the nine-month period ended May 29, 1999 are based on our financial statements as adjusted to give effect to the offering of the unregistered notes and the Laura Secord acquisition as if they had occurred on August 31, 1997. Because the Laura Secord financial statements are for the twelve-month period ended November 28, 1998 and as of and for the nine-month period ended May 1, 1999, the unaudited pro forma condensed consolidated financial statements herein do not include Laura Secord's results of operations for any period after May 1, 1999. In addition, the unaudited pro forma condensed consolidated statements of operations give effect to the Sweet Factory acquisition and related financing as if they had occurred on August 31, 1997. During the periods presented, neither our nor Laura Secord's statements of operations included any amounts related to discontinued operations. We operate using a fiscal year ending the last Saturday in August. Prior to the acquisition, Laura Secord operated using a fiscal year ending December 31. Adjustments for the offering of the unregistered notes and the Laura Secord acquisition are based upon historical financial information of us and Laura Secord and certain assumptions that our management believes are reasonable. The Laura Secord acquisition has been accounted for under the purchase method of accounting. Under this method, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value may vary from the preliminary estimates. The pro forma financial data does not necessarily reflect our results of operations or financial position that actually would have resulted had the offering of the unregistered notes and the Laura Secord acquisition occurred at the date indicated or project our results of operations or financial position for any future date or period.

    For purposes of the unaudited pro forma condensed consolidated financial data below, we have converted the Laura Secord balance sheet as of May 1, 1999 from Canadian dollars to U.S. dollars based on the currency exchange rate in effect on May 1, 1999, and we have converted the Laura Secord statement of operations for the twelve months ended November 28, 1998 and for the nine months ended May 1, 1999 from Canadian dollars to U.S. dollars based on the average currency exchange rate in effect during such periods.

    The unaudited pro forma condensed consolidated financial data below should be read together with our consolidated financial statements and the financial statements of Laura Secord, and the accompanying notes, included elsewhere in this prospectus.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               AS OF MAY 29, 1999

                             (DOLLARS IN THOUSANDS)

                                                                                                       PRO FORMA
                                                                                              LAURA   ADJUSTMENTS     PRO FORMA
                                                                                  ARCHIBALD   SECORD  (SEE NOTE 1)   CONSOLIDATED
                                                                                  ---------   ------  ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $  23,844   $   41    $(6,700)(a)    $ 17,185
  Accounts receivable, net......................................................      1,727       --         --           1,727
  Inventories...................................................................     27,591    1,389         --          28,980
  Other current assets..........................................................      2,691      160         --           2,851
                                                                                  ---------   ------  ------------   ------------
Total current assets............................................................     55,853    1,590     (6,700)         50,743

Property, plant, and equipment, net.............................................     47,211    5,787         --          52,998
Goodwill, other intangibles, and deferred financing fees, net...................     39,183       --     39,075(b)       78,258
Other assets....................................................................      2,848       --         --           2,848
Investment in joint venture.....................................................         --    1,685         --           1,685
Deferred income taxes...........................................................      3,673       --         --           3,673
                                                                                  ---------   ------  ------------   ------------
Total assets....................................................................  $ 148,768   $9,062    $32,375        $190,205
                                                                                  ---------   ------  ------------   ------------
                                                                                  ---------   ------  ------------   ------------

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable..............................................................  $   4,624   $   --    $    --        $  4,624
  Accrued expenses..............................................................     16,044      937        500(c)       17,481
  Current portion of long-term debt and capital lease obligations...............        156       --         --             156
                                                                                  ---------   ------  ------------   ------------
Total current liabilities.......................................................     20,824      937        500          22,261

Due to affiliate................................................................        604       --         --             604
Long-term debt, less current portion............................................    130,000       --     40,000(d)      170,000
Capital lease obligations, less current portion.................................         84       --         --              84
Deferred rent...................................................................      1,845       --         --           1,845
Net assets......................................................................         --    8,125     (8,125)(e)          --
Shareholder's equity (deficit)..................................................     (4,589)      --         --          (4,589)
                                                                                  ---------   ------  ------------   ------------
Total liabilities and shareholder's equity (deficit)............................  $ 148,768   $9,062    $32,375        $190,205
                                                                                  ---------   ------  ------------   ------------
                                                                                  ---------   ------  ------------   ------------

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED AUGUST 29, 1998

                             (DOLLARS IN THOUSANDS)

                                                                                 PRO FORMA
                                                                 PRO FORMA     ARCHIBALD AND             PRO FORMA
                                                  SWEET         ADJUSTMENTS    SWEET FACTORY    LAURA   ADJUSTMENTS     PRO FORMA
                                 ARCHIBALD       FACTORY        (SEE NOTE 2)   CONSOLIDATED    SECORD   (SEE NOTE 3)   CONSOLIDATED
                                 ---------       --------       ------------   -------------   -------  ------------   ------------
Net sales......................  $126,742        $     77,659      $   --        $204,401      $53,818    $    --        $258,219
Cost of sales, excluding
  depreciation and
  amortization.................    43,978              27,425          --          71,403       25,770     (3,053)(a)      94,120
Selling, general, and
  administrative expenses,
  excluding depreciation and
  amortization.................    63,478              45,538      (2,681)(a)     106,335       23,726     (1,507)(b)     128,554
Depreciation and
  amortization.................     6,233               6,752         295(b)       13,280        1,860      2,262(c)       17,402
Management fees and other
  fees.........................       514                  --          --             514           --         --             514
Share of loss from joint
  venture......................        --                  --          --              --          285         --             285
                                 ---------            -------   ------------   -------------   -------  ------------   ------------
Operating income (loss)........    12,539              (2,056)      2,386          12,869        2,177      2,298          17,344

Other (income) and expense:
Interest expense...............    10,346                 844       2,298(c)       13,488          586      3,514(d)       17,588
Interest income................    (1,194)              ) (31         100(d)       (1,125)          --        335(e)         (790)
Other income and expense.......      (192)                 --          --            (192)          --         --            (192)
                                 ---------            -------   ------------   -------------   -------  ------------   ------------
Income (loss) before income
  taxes........................     3,579              (2,869)        (12)            698        1,591     (1,551)            738
Provision (benefit) for income
  taxes........................       276              (1,099)        877(e)           54          725       (722)             57
                                 ---------            -------   ------------   -------------   -------  ------------   ------------
Net income (loss)..............  $  3,303        $     (1,770)     $ (889)       $    644      $   866    $  (829)       $    681
                                 ---------            -------   ------------   -------------   -------  ------------   ------------
                                 ---------            -------   ------------   -------------   -------  ------------   ------------

OTHER DATA:
  Archibald and Sweet Factory EBITDA................................................................................     $ 26,341
  Laura Secord EBITDA...............................................................................................        8,723
                                                                                                                       ------------
  EBITDA(1)....................  $ 18,964        $      4,696      $2,681        $ 26,341      $ 4,163    $ 4,560        $ 35,064
                                 ---------            -------   ------------   -------------   -------  ------------   ------------
                                 ---------            -------   ------------   -------------   -------  ------------   ------------

------------------------------

(1) EBITDA consists of earnings before (i) interest, income taxes, depreciation and amortization, and (ii) 50% of the interest and depreciation expense incurred by the combo stores which is reflected in the share of loss from joint venture, which amount is equal to $126, or approximately $186 (Cdn.).

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE-MONTH PERIOD ENDED MAY 29, 1999

                             (DOLLARS IN THOUSANDS)

                                                                                 PRO FORMA
                                                                 PRO FORMA     ARCHIBALD AND             PRO FORMA
                                                                ADJUSTMENTS    SWEET FACTORY    LAURA   ADJUSTMENTS     PRO FORMA
                                 ARCHIBALD   SWEET FACTORY(1)   (SEE NOTE 2)   CONSOLIDATED    SECORD   (SEE NOTE 3)   CONSOLIDATED
                                 ---------   ----------------   ------------   -------------   -------  ------------   ------------
Net sales......................  $155,806        $18,791           $   --        $174,597      $41,347    $    --        $215,944
Cost of sales, excluding
  depreciation and
  amortization.................    56,039          6,773               --          62,812       18,057     (2,066)(a)      78,803
Selling, general, and
  administrative expenses,
  excluding depreciation and
  amortization.................    72,340         12,138           (1,564)(a)      82,914       18,402     (1,268)(b)     100,048
Depreciation and
  amortization.................     8,396          1,754               74(b)       10,224        1,257      1,696(c)       13,177
Management fees and other
  fees.........................       393             --               --             393           --         --             393
Share of loss from joint
  venture......................        --             --               --              --          132         --             132
                                 ---------       -------           ------      -------------   -------  ------------   ------------
Operating income (loss)........    18,638         (1,874)           1,490          18,254        3,499      1,638          23,391

Other (income) and expense:
Interest expense...............     9,373            237              611(c)       10,221          285      2,790(d)       13,296
Interest income................      (605)            (4)              25(d)         (584)          --        251(e)         (333)
Other income and expense.......      (209)            --               --            (209)          --         --            (209)
                                 ---------       -------           ------      -------------   -------  ------------   ------------
Income (loss) before income
  taxes........................    10,079         (2,107)             854           8,826        3,214     (1,403)         10,637
Provision (benefit) for income
  taxes........................      (276)          (845)           1,801(e)          680        1,412     (1,273)(f)         819
                                 ---------       -------           ------      -------------   -------  ------------   ------------
Net income (loss)..............  $ 10,355        $(1,262)          $ (947)       $  8,146      $ 1,802    $  (130)       $  9,818
                                 ---------       -------           ------      -------------   -------  ------------   ------------
                                 ---------       -------           ------      -------------   -------  ------------   ------------

OTHER DATA:
  Archibald and Sweet Factory EBITDA................................................................................     $ 28,687
  Laura Secord EBITDA...............................................................................................        8,174
                                                                                                                       ------------
  EBITDA(2)....................  $ 27,243        $  (120)          $1,564        $ 28,687      $ 4,840    $ 3,334        $ 36,861
                                 ---------       -------           ------      -------------   -------  ------------   ------------
                                 ---------       -------           ------      -------------   -------  ------------   ------------

------------------------------

(1) Reflects results for Sweet Factory from August 30, 1998 through December 6, 1998.

(2) EBITDA consists of earnings before (i) interest, income taxes, depreciation and amortization, and (ii) 50% of the interest and depreciation expense incurred by the combo stores which is reflected in the share of loss from joint venture, which amount is equal to $84, or approximately $128 (Cdn.).

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

(a)        Adjustment to cash and cash equivalents as follows:

           Proceeds from issuance of the unregistered notes..............................  $  40,000
           Laura Secord purchase price...................................................    (42,200)
           Payment of estimated fees and expenses of the offering of the unregistered
             notes and the Laura Secord acquisition......................................     (4,500)
                                                                                           ---------
                                                                                           $  (6,700)
                                                                                           ---------
                                                                                           ---------

(b)        Adjustments to goodwill, other intangibles, and deferred financing fees as follows:

           Adjustment to goodwill for excess of net assets acquired over purchase price.......................................................................  $  35,875
           Adjustment to deferred financing fees for the financing fees incurred in connection with the offering of the unregistered notes and the Laura Secord
             acquisition.................................................................      3,200
                                                                                           ---------
                                                                                           $  39,075
                                                                                           ---------
                                                                                           ---------

(c)        Adjustments to accrued liabilities for expenses associated with the purchase
             of Laura Secord.............................................................  $     500
                                                                                           ---------
                                                                                           ---------

(d)        Adjustment to long-term debt for issuance of the unregistered notes...........  $  40,000
                                                                                           ---------
                                                                                           ---------

(e)        Adjustments to net assets for the elimination of the Laura Secord net assets......................................................................  $  (8,125)
                                                                                           ---------
                                                                                           ---------

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

NOTE 2: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
     OPERATIONS ADJUSTMENTS

                                                                                             FISCAL YEAR     NINE-MONTH
                                                                                                ENDED       PERIOD ENDED
                                                                                           AUGUST 29, 1998  MAY 29, 1999
                                                                                           ---------------  -------------
(a)        Adjustments to selling, general, and administrative expenses as follows:

           Reduction in salaries and payroll expenses related to the
             consolidation of Sweet Factory's operations with Archibald
             Candy's.....................................................................     $  (1,909)      $  (1,114)
           Reduction in facility lease expenses due to the elimination of the San Diego
             facilities..................................................................          (307)           (179)
           Reduction in general and administrative expenses due to the consolidation of the Sweet Factory facilities into Archibald
             Candy's.....................................................................          (465)           (271)
                                                                                                -------     -------------
                                                                                              $  (2,681)      $  (1,564)
                                                                                                -------     -------------
                                                                                                -------     -------------

(b)        Adjustments to depreciation and amortization expense as follows:

           Amortization of deferred financing fees as a result of the Sweet Factory
             acquisition.................................................................     $     439       $     110
           Reduction of depreciation expense for purchase accounting adjustment to
             property, plant and equipment...............................................          (144)            (36)
                                                                                                -------     -------------
                                                                                              $     295       $      74
                                                                                                -------     -------------
                                                                                                -------     -------------

(c)        Adjustments to interest expense as follows:

           Interest expense incurred on the additional $30 million of Archibald Candy's
             senior secured notes issued on December 7, 1998.............................     $   3,075       $     769
           Elimination of Sweet Factory working capital line interest expense............          (777)           (158)
                                                                                                -------     -------------
                                                                                              $   2,298       $     611
                                                                                                -------     -------------
                                                                                                -------     -------------

(d)        Adjustment to interest income for cash outlay.................................     $     100       $      25

(e)        Adjustment to provision for income taxes as a result of all pro forma
             adjustments.................................................................     $     877       $   1,801
                                                                                                -------     -------------
                                                                                                -------     -------------

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

NOTE 3: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
     OPERATIONS ADJUSTMENTS

                                                                                             FISCAL YEAR     NINE-MONTH
                                                                                                ENDED       PERIOD ENDED
                                                                                           AUGUST 29, 1998  MAY 29, 1999
                                                                                           ---------------  -------------
(a)        Adjustments to cost of sales as follows:

           Elimination of royalty charges from Nestle....................................     $  (1,577)      $  (1,151)
           Elimination of intercompany charges from Nestle to reflect the co-pack
             agreement with Nestle.......................................................        (1,476)           (915)
                                                                                                -------     -------------
                                                                                              $  (3,053)      $  (2,066)
                                                                                                -------     -------------
                                                                                                -------     -------------

(b)        Adjustments to selling, general and administrative expenses for the
             elimination of Nestle corporate overhead expenses...........................     $  (1,507)      $  (1,268)
                                                                                                -------     -------------
                                                                                                -------     -------------

(c)        Adjustments to depreciation and amortization as follows:

           Amortization of deferred financing fees as a result of the Laura Secord
             acquisition.................................................................     $     468       $     351
           Amortization of goodwill that is generated as a result of the Laura Secord
             acquisition.................................................................         1,794           1,345
                                                                                                -------     -------------
                                                                                              $   2,262       $   1,696
                                                                                                -------     -------------
                                                                                                -------     -------------

(d)        Adjustments to interest expense as follows:

           Interest expense incurred on the unregistered notes...........................     $   4,100       $   3,075
           Elimination of Nestle intercompany interest expense charges...................          (586)           (285)
                                                                                                -------     -------------
                                                                                              $   3,514       $   2,790
                                                                                                -------     -------------
                                                                                                -------     -------------

(e)        Adjustment to interest income for cash outlay.................................     $     335       $     251
                                                                                                -------     -------------
                                                                                                -------     -------------

(f)        Adjustment to provision for income taxes as a result of all pro forma
             adjustments.................................................................     $    (722)      $  (1,273)
                                                                                                -------     -------------
                                                                                                -------     -------------

                       SELECTED HISTORICAL FINANCIAL DATA

    The following table presents certain of our historical financial data. The selected historical information as of and for each of the five fiscal years in the period ended August 29, 1998, was derived from our audited financial statements. You should read the information in this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements, including the accompanying notes, appearing elsewhere in this prospectus. The selected historical financial data as of and for the nine-month periods ended May 30, 1998 and May 29, 1999 were derived from our unaudited interim financial statements. In our opinion, such unaudited interim financial statements contain all adjustments, consisting only of normal recurring items, necessary to present fairly our financial position and results of operations as of and for the periods presented.

                                                                                                    NINE-MONTH PERIOD
                                                         FISCAL YEAR ENDED                                ENDED
                                  ---------------------------------------------------------------  --------------------
                                  AUGUST 31,   AUGUST 26,   AUGUST 31,   AUGUST 30,   AUGUST 29,    MAY 30,    MAY 29,
                                     1994        1995(1)      1996(1)      1997(1)      1998(1)      1998      1999(2)
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                                                 (DOLLARS IN THOUSANDS)                (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales:
  Company-operated retail(3)....   $  91,408    $  90,077    $  88,938    $  89,276    $  91,488   $  79,125  $ 116,947
  Third-party retail(4).........      13,027       12,954       14,924       17,074       18,230      16,243     22,536
  Non-retail(5).................      11,297       12,524       13,486       15,583       17,024      16,418     16,323
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
    Net sales...................   $ 115,732    $ 115,555    $ 117,348    $ 121,933    $ 126,742   $ 111,786  $ 155,806
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Gross profit....................   $  72,298    $  75,309    $  76,338    $  79,649    $  82,764   $  72,724  $  99,767
Operating income (loss).........      (5,850)       3,290        7,945       10,801       12,539      17,733     18,638
Interest expense................       8,913        9,237        9,455        9,235       10,346       7,780      9,373
Other income and expense........         207          275          444          411        1,386      (1,068)      (814)
Income tax (benefit)............        (358)         (68)         349          250          276         209       (276)
Net income (loss)(6)............     (16,440)      (5,604)      (1,415)      (1,171)       3,303      10,812     10,355

                                  AUGUST 31,   AUGUST 26,   AUGUST 31,   AUGUST 30,   AUGUST 29,    MAY 30,    MAY 29,
                                     1994        1995(1)      1996(1)      1997(1)      1998(1)      1998      1999(2)
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                                                 (DOLLARS IN THOUSANDS)                (UNAUDITED)

BALANCE SHEET DATA:
Cash and cash equivalents.......   $   1,359    $     482    $     380    $  15,801    $  13,081   $  29,924  $  23,844
Working capital (deficiency)....      (5,549)      (3,641)      (4,349)      23,475       26,988      35,842     35,029
Total assets....................      88,548       83,098       78,668       95,660       98,089     109,053    148,768
Total long-term debt............      73,883       73,676       72,721      100,521      100,145     100,190    130,240
Shareholder's equity
  (deficit).....................      (8,429)     (14,033)     (15,448)     (16,619)     (14,944)     (5,807)    (4,589)

                                                                                                    NINE-MONTH PERIOD
                                                         FISCAL YEAR ENDED                                ENDED
                                  ---------------------------------------------------------------  --------------------
                                  AUGUST 31,   AUGUST 26,   AUGUST 31,   AUGUST 30,   AUGUST 29,    MAY 30,    MAY 29,
                                     1994        1995(1)      1996(1)      1997(1)      1998(1)      1998      1999(2)
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                                                 (DOLLARS IN THOUSANDS)                (UNAUDITED)

OTHER DATA:
EBITDA(7).......................       8,239       13,527       14,731       16,868       18,964      22,761     27,243
Cash provided by (used in):
  Operating activities..........      (1,571)       4,551        4,117        3,919        4,206      18,325     18,089
  Investing activities..........      (3,601)      (1,958)      (1,121)      (3,688)      (4,709)     (3,370)   (32,956)
  Financing activities..........       5,701       (3,470)      (3,098)      15,190       (2,217)       (832)    25,630
Depreciation and amortization...      13,216        9,999        6,807        5,932        6,233       4,833      8,396
Capital expenditures............       3,655        2,325        2,280        3,688        4,574       3,370      4,954
Net sales growth................         2.8%        (0.2)%        1.6%         3.9%         3.9%        4.5%      39.4%
Gross margin....................        62.5%        65.2%        65.1%        65.3%        65.3%       65.1%      64.0%
EBITDA margin(8)................         7.1%        11.7%        12.6%        13.8%        15.0%       20.4%      17.5%
Ratio of earnings to fixed
  charges(9)....................          --           --           --           --          1.2         2.0        1.7

                                                                                                    NINE-MONTH PERIOD
                                                         FISCAL YEAR ENDED                                ENDED
                                  ---------------------------------------------------------------  --------------------
                                  AUGUST 31,   AUGUST 26,   AUGUST 31,   AUGUST 30,   AUGUST 29,    MAY 30,    MAY 29,
                                     1994        1995(1)      1996(1)      1997(1)      1998(1)      1998      1999(2)
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                                                                                       (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
STORE DATA:
Number of Company-operated
  stores at period end(10):
  Fannie May/Fanny Farmer
    stores......................         400          372          340          322          317         319        307
  Sweet Factory stores..........          --           --           --           --           --          --        253
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
    Total number of stores......         400          372          340          322          317         319        560
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
                                  -----------  -----------  -----------  -----------  -----------  ---------  ---------
Increase in same store
  sales(11).....................         4.5%         3.4%         2.6%         5.2%         4.2%        4.7%       0.5%

------------------------------

 (1) In 1995, we changed our fiscal year to the last Saturday in August from the last day in August. As a result of this change, fiscal 1995 had less than 52 weeks (360 days) and fiscal 1996 had 53 weeks (371 days). Fiscal 1997 and fiscal 1998 each had 52 weeks (364 days).

 (2) Includes information for Sweet Factory for the period after December 6, 1998.

 (3) Company-operated retail includes sale of products through our Fannie May and Fanny Farmer stores and, for the period after December 6, 1998, our Sweet Factory stores.

 (4) Third-party retail includes sale of Fannie May and Fanny Farmer products through grocery stores, drug stores and other independent retailers that purchase our branded products at wholesale pricing for resale to the consumer.

 (5) Non-retail includes sale of Fannie May and Fanny Farmer products through our quantity order, mail order and fundraising programs.

 (6) Our net loss for fiscal 1994 includes an extraordinary loss of $2.2 million for the write-off of deferred financing fees related to an early extinguishment of debt. Our net loss for fiscal 1994 also includes a loss of $0.7 million relating to the discontinued Fanny Farmer Homestead product line. Our net loss for fiscal 1997 includes an extraordinary loss of $2.9 million for the write-off of deferred financing fees and a prepayment penalty related to the early extinguishment of debt.

 (7) EBITDA for any period presented above is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is included because management believes that certain investors may find it useful for analyzing operating performance, leverage and liquidity. EBITDA should not be construed as a measure that is superior to, or a substitute for, operating income or net cash flow provided by operating activities, or as an indicator of liquidity, which are determined in accordance with generally accepted accounting principles. Other companies may not calculate EBITDA in a similar manner and, for that reason, our measure of EBITDA may not be comparable to that of other companies. EBITDA as reported herein for fiscal 1994 excludes the loss relating to the discontinued Fanny Farmer Homestead product line. In fiscal 1994, the Fanny Farmer Homestead product line accounted for $0.9 million of third-party retail sales.

 (8) EBITDA margin is EBITDA divided by net sales.

 (9) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness and capitalized interest, amortization of deferred financing costs and that portion of rental expense on operating leases deemed by us to be attributable to interest. For fiscal 1994, 1995, 1996 and 1997, earnings were insufficient to cover fixed charges by approximately $29.0 million, $20.2 million, $15.2 million, $14.6 million, respectively.

 (10) The term "stores" includes retail stores and kiosks, but not carts.

 (11) Same store sales are defined as the aggregate sales from stores open for the entire periods being compared. Increases or decreases reflect changes from the immediately prior comparable period.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH "SELECTED HISTORICAL FINANCIAL DATA" AND THE OTHER FINANCIAL INFORMATION AND DATA APPEARING ELSEWHERE HEREIN. UNLESS OTHERWISE INDICATED, THE FOLLOWING DISCUSSION RELATES TO THE COMPANY ON A HISTORICAL BASIS, WITHOUT GIVING EFFECT TO THE SWEET FACTORY AND LAURA SECORD ACQUISITIONS AND RELATED FINANCINGS. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO STORES INCLUDE RETAIL STORES AND KIOSKS, BUT NOT CARTS, AND ARE AS OF MAY 29, 1999.

OVERVIEW

    We are a manufacturer and marketer of quality boxed chocolates and other confectionery items. We manufacture a variety of candies and operate confectionery retail chains under the Fannie May, Fanny Farmer, Sweet Factory and Laura Secord brand names. We operate 735 Company-operated retail stores in 40 states and Canada: 233 Fannie May stores, 74 Fanny Farmer stores, 253 Sweet Factory stores and 175 Laura Secord stores. In addition, we also sell our Fannie May, Fanny Farmer and Laura Secord branded products in approximately 9,300 third-party grocery stores, drug stores, department stores and independent retail accounts. We also sell our Fannie May and Fanny Farmer branded products through a variety of non-retail programs, including our quantity order, mail order and fundraising programs.

    Historically, Company-operated retail has represented the most significant distribution channel for our products, accounting for $91.5 million, or 72.2%, of net sales in fiscal 1998. Our third-party retail and non-retail businesses collectively accounted for $35.3 million, or 27.8%, of net sales in fiscal 1998. We recently have turned our focus to growing sales and earnings by (1) building on our Fannie May and Fanny Farmer brand names by increasing points of availability for our products, (2) integrating the Sweet Factory and Laura Secord brand names and stores with our existing operations and (3) acquiring additional confectionery brands or complementary products and services.

    Our costs of sales include costs associated with our manufactured products and costs associated with product purchased from third parties and resold by us. The principal elements of our manufactured product costs are raw materials, labor and manufacturing overhead. Raw materials consist primarily of chocolate, nutmeats, sweeteners and dairy products, the overall cost of which has remained relatively stable despite susceptibility to fluctuations for specific items. See "Business-- Operations--Suppliers and Purchasing." Labor costs consist primarily of hourly wages, benefits and incentives based on achieving operating efficiencies. Manufacturing overhead generally includes employee fringe benefits, utilities, rents and manufacturing supplies. Historically, we generally have been able to raise prices of our Fannie May and Fanny Farmer products equal to or in excess of any increases in cost of sales; however, there can be no assurance that we will be able to continue to do so in the future.

    Selling, general and administrative costs include, but are not limited to:
(1) Company-operated retail store operating costs, such as wages, rent and utilities, (2) expenses associated with third-party retail and non-retail sales, which include, among other things, catalog expenses and direct wages and (3) general overhead expenses, which consist primarily of non-allocable wages, professional fees and administrative and management overhead.

RESULTS OF OPERATIONS

    The following table and discussion summarize our percentage of net sales, pounds of product sold and average selling price, according to distribution channel, and the number of our Company-operated stores, in each case, for the periods indicated, exclusive of the operation of our Sweet Factory and Laura Secord subsidiaries.

                                                                                          FISCAL YEAR ENDED
                                                                                -------------------------------------
                                                                                AUGUST 31,   AUGUST 30,   AUGUST 29,
                                                                                   1996         1997         1998
                                                                                -----------  -----------  -----------
PERCENTAGE OF NET SALES:
  Company-operated retail.....................................................        75.8%        73.2%        72.2%
  Third-party retail..........................................................        12.7         14.0         14.4
  Non-retail..................................................................        11.5         12.8         13.4
                                                                                -----------  -----------  -----------
                                                                                     100.0%       100.0%       100.0%
POUNDS SOLD (IN MILLIONS):
  Company-operated retail.....................................................         8.7          8.3          8.2
  Third-party retail..........................................................         1.9          2.1          2.1
  Non-retail..................................................................         1.5          1.7          1.9
                                                                                -----------  -----------  -----------
    Total pounds sold.........................................................        12.1         12.1         12.2
                                                                                -----------  -----------  -----------
                                                                                -----------  -----------  -----------
AVERAGE SELLING PRICE PER POUND:
  Company-operated retail.....................................................   $   10.23    $   10.73    $   11.12
  Third-party retail..........................................................        7.92         8.35         8.61
  Non-retail..................................................................        8.75         9.16         9.05
  Total average selling price.................................................        9.68        10.10        10.36

COMPANY-OPERATED STORES (at period end).......................................         340          322          317

    As a percentage of net sales, Company-operated retail sales decreased from 75.8% in fiscal 1996 to 72.2% in fiscal 1998. This decrease was due primarily to management's strategy of (1) closing unprofitable stores and (2) expanding channels of distribution other than Company-operated retail. From the end of fiscal 1996 to the end of fiscal 1998, the number of Company-operated stores decreased from 340 to 317 which contributed to a decrease in total pounds sold in Company-operated retail from 8.7 million to 8.2 million over this period.

    Pounds sold in third-party retail increased from 1.9 million in fiscal 1996 to 2.1 in fiscal 1998. As a percentage of net sales, third-party retail sales increased from 12.7% to 14.4% over the same period. These increases reflect, in part, increased volume with existing customers, the launch of new Fannie May products and the introduction of the Fanny Farmer mass market program in fiscal 1996. We recently launched the sale of Fannie May products in department stores, specialty shops and card and gift stores, and expect third-party retail sales to continue to grow as a percentage of net sales.

    Pounds sold in non-retail increased from 1.5 million in fiscal 1996 to 1.9 million in fiscal 1998. As a percentage of net sales, non-retail sales increased from 11.5% to 13.4% over the same period. These increases, which resulted primarily from growth in net sales through our fundraising program and improved product mix and merchandising, reflect the results of management's strategy to expand non-retail sales.

NINE-MONTH PERIOD ENDED MAY 29, 1999 COMPARED TO NINE-MONTH PERIOD ENDED MAY 30,
  1998

    The discussion below with respect to the nine-month period ended May 29, 1999 includes information for our Sweet Factory subsidiary for the period after December 6, 1998.

    NET SALES. Consolidated net sales for the nine months ended May 29, 1999 were $155.8 million, an increase of $44.0 million, or 39.4%, from $111.8 million for the nine months ended May 30, 1998. The growth in sales was primarily the result of increased Company-operated retail sales resulting from the Sweet Factory acquisition, which accounted for $37.5 million, or 85.3%, of the increase in net sales. Consolidated Company-operated retail net sales were $116.9 million for the nine months ended May 29, 1999, an increase of $37.8 million, or 47.8%, from $79.1 million for the nine months ended May 30, 1998. The Sweet Factory acquisition accounted for $37.5 million, or 99.3%, of the increase. Net sales, without giving effect to the Sweet Factory acquisition, for the nine months ended May 29, 1999 were $118.3 million, an increase of $6.5 million, or 5.8%, from $111.8 million for the nine months ended May 30, 1998. Company-operated retail net sales, without giving effect to the Sweet Factory acquisition, were $79.4 million for the nine months ended May 29, 1999, an increase of $0.3 million, or 0.3%, from $79.1 million for the nine months ended May 30, 1998. There were 307 Company-operated Fannie May and Fanny Farmer retail stores at May 29, 1999 compared to 319 stores at May 30, 1998. For the nine months ended May 29, 1999, Fannie May and Fanny Farmer third-party retail sales were $22.5 million, an increase of $6.3 million, or 38.7%, from $16.2 million for the nine months ended May 30, 1998. This increase reflects the continued results of management's strategy to expand third-party retail sales into new markets. For the nine months ended May 29, 1999 and May 30, 1998, non-retail sales were $16.3 million and $16.4 million, respectively.

    GROSS PROFIT. Consolidated gross profit for the nine months ended May 29, 1999 was $99.8 million, an increase of $27.0 million, or 37.2%, from $72.7 million for the nine months ended May 30, 1998. The Sweet Factory acquisition accounted for $24.2 million, or 89.6%, of the increase. Consolidated gross profit as a percentage of net sales decreased to 64.0% for the nine months ended May 29, 1999 from 65.1% for the nine months ended May 30, 1998. Gross profit, without giving effect to the Sweet Factory acquisition, for the nine months ended May 29, 1999 was $75.5 million, an increase of $2.8 million, or 3.9%, from $72.7 million for the nine months ended May 30, 1998. Gross profit as a percentage of net sales, without giving effect to the Sweet Factory acquisition, decreased to 63.9% for the nine months ended May 29, 1999 from 65.1% for the nine months ended May 30, 1998 due to the shift in mix towards lower gross margin sales.

    SELLING, GENERAL AND ADMINISTRATIVE. Consolidated SG&A expenses for the nine months ended May 29, 1999 were $72.3 million, an increase of $22.6 million, or 45.4%, from $49.8 million for the nine months ended May 30, 1998. The Sweet Factory acquisition accounted for $21.4 million, or 94.9%, of the increase. As a percentage of total net sales, SG&A expenses increased to 46.4% for the nine months ended May 29, 1999 from 44.5% for the nine months ended May 30, 1998. SG&A expenses, without giving effect to the Sweet Factory acquisition, for the nine months ended May 29, 1999, were $50.9 million, an increase of $1.2 million, or 2.3%, from $49.8 million for the nine months ended May 30, 1998. This increase in SG&A expenses was primarily due to the growth in our third-party retail channel. SG&A expenses as a percentage of net sales, without giving effect to the Sweet Factory acquisition, decreased to 43.1% for the nine months ended May 29, 1999 from 44.5% for the nine months ended May 30, 1998.

    EBITDA. Consolidated EBITDA was $27.2 million for the nine months ended May 29, 1999, an increase of $4.5 million, or 19.7%, from $22.8 million for the nine months ended May 30, 1998. The Sweet Factory acquisition accounted for $2.8 million, or 63.0%, of the increase. As a percentage of total net sales, consolidated EBITDA was 17.5% for the nine months ended May 29, 1999 as compared to 20.4% for the nine months ended May 30, 1998. EBITDA, without giving effect to the Sweet Factory acquisition, was $24.4 million for the nine months ended May 29, 1999, an increase of $1.7 million, or 7.3%, from $22.8 million for the nine months ended May 30, 1998. EBITDA as a percentage of total net sales, without giving effect to the Sweet Factory acquisition, was 20.7% for the nine months ended May 29, 1999 as compared to 20.4% for the nine months ended May 30, 1998.

    OPERATING INCOME (LOSS). Consolidated operating income was $18.6 million for the nine months ended May 29, 1999, an increase of $0.9 million, or 5.1%, from operating income of $17.7 million for the nine months ended May 30, 1998. The Sweet Factory acquisition accounted for an operating loss of

$0.5 million. Operating income, without giving effect to the Sweet Factory acquisition, was $19.2 million for the nine months ended May 29, 1999, an increase of $1.4 million, or 8.1%, from income of $17.7 million for the nine months ended May 30, 1998. The growth resulted from the increase in EBITDA partially offset by higher depreciation and amortization expense.

FISCAL YEAR ENDED AUGUST 29, 1998 COMPARED TO FISCAL YEAR ENDED AUGUST 30, 1997

    NET SALES. Net sales in fiscal 1998 were $126.7 million, an increase of $4.8 million, or 3.9%, from $121.9 million in fiscal 1997. Pounds sold in fiscal 1998 were 12.2 million, an increase of 0.1 million, or 0.1% from fiscal 1997. This increase was due to an increase in non-retail pounds sold from 1.7 million in fiscal 1997 to 1.9 million in fiscal 1998, partially offset by a 0.1 million decrease in Company-operated retail pounds sold resulting from the operation of five fewer stores. Company-operated retail sales were $91.5 million in fiscal 1998, an increase of $2.2 million, or 2.5%, from $89.3 million in fiscal 1997. This increase reflects same store sales growth of 4.2%, partially offset by the operation of five fewer stores. In fiscal 1998, third-party retail sales were $18.2 million, an increase of $1.2 million, or 6.8%, from $17.1 million in fiscal 1997. This increase reflects the continued results of management's strategy to expand third-party retail sales into new markets, including providing Fanny Farmer branded products to mass merchandisers and developing Fannie May product line extensions. Non-retail sales were $17.0 million in fiscal 1998, an increase of $1.4 million, or 9.2%, from $15.6 million in fiscal 1997. Increases in the boxed chocolate fundraising business and mail order sales were primarily responsible for the growth in non-retail sales.

    GROSS PROFIT. Gross profit in fiscal 1998 was $82.8 million, an increase of $3.1 million, or 3.9%, from $79.6 million in fiscal 1997. This increase in gross profit was primarily due to the increase in net sales partially offset by an increase in manufactured and purchased product costs. Gross profit as a percentage of net sales was 65.3% in fiscal 1998, unchanged from fiscal 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. SG&A costs were $63.5 million in fiscal 1998, an increase of $1.0 million, or 1.7%, from $62.4 million in fiscal 1997. This increase resulted primarily from an increase in costs related to the development of third-party retail and non-retail programs, particularly costs related to growth of the mass market and fundraising programs. As a percentage of net sales, SG&A decreased to 50.1% in fiscal 1998 from 51.2% in fiscal 1997 as we were able to leverage our costs against higher net sales.

    EBITDA. EBITDA was $19.0 million in fiscal 1998, an increase of $2.1 million, or 12.4%, from $16.9 million in fiscal 1997. As a percentage of net sales, EBITDA was 15.0% in fiscal 1998 as compared to 13.8% in fiscal 1997. The increase in EBITDA and EBITDA margin was the result of a combination of the factors described above.

    OPERATING INCOME. Operating income was $12.5 million in fiscal 1998, an increase of $1.7 million, or 16.1%, from $10.8 million in fiscal 1997. As a percentage of net sales, operating income was 9.9% in fiscal 1998 as compared to 8.9% in fiscal 1997. This increase in operating income and operating margin primarily reflects an increase in EBITDA and EBITDA Margin.

FISCAL YEAR ENDED AUGUST 30, 1997 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 1996

    NET SALES. Net sales in fiscal 1997 were $121.9 million, an increase of $4.6 million, or 3.9%, from $117.3 million in fiscal 1996. Pounds sold in fiscal 1997 were 12.1 million, unchanged from fiscal 1996, with a decrease in Company-operated retail pounds sold offset by an increase in pounds sold through third-party retail and non-retail channels. Company-operated retail sales were $89.3 million in fiscal 1997, an increase of $0.3 million, or 0.4%, from $88.9 million in fiscal 1996. This increase reflected same store sales growth of 5.2%, partially offset by the operation of 18 fewer stores. In fiscal 1997, third-party retail sales were $17.1 million, an increase of $2.2 million, or 14.4%, from $14.9 million in fiscal 1996. This increase reflected the continued results of management's strategy to expand third-party retail sales into new markets, including providing Fanny Farmer branded products to mass merchandisers and developing Fannie May product line extensions. Non-retail sales were $15.6 million in fiscal 1997, an increase of $2.1 million, or 15.5%, from $13.5 million in fiscal 1996.

    GROSS PROFIT. Gross profit in fiscal 1997 was $79.6 million, an increase of $3.3 million, or 4.3%, from $76.3 million in fiscal 1996. Gross profit as a percentage of net sales increased from 65.1% in fiscal 1996 to 65.3% in fiscal 1997. This increase in gross profit and gross margin was primarily due to the increase in net sales.

    SELLING, GENERAL AND ADMINISTRATIVE. SG&A costs were $62.4 million in fiscal 1997, an increase of $1.3 million, or 2.2%, from $61.1 million in fiscal 1996. This increase resulted primarily from an increase in costs related to the development of third-party retail and non-retail programs, particularly costs related to growth of the Fanny Farmer mass merchandising programs. This increase was partially offset by lower store operating costs resulting from store closings. As a percentage of net sales, SG&A decreased to 51.2% in fiscal 1997 from 52.1% in fiscal 1996, as we were able to leverage our costs against higher net sales.

    EBITDA. EBITDA was $16.9 million in fiscal 1997, an increase of $2.1 million, or 14.5%, from $14.7 million in fiscal 1996. As a percentage of net sales, EBITDA was 13.8% in fiscal 1997 as compared to 12.6% in fiscal 1996. The increase in EBITDA and EBITDA margin was a result of a combination of the factors described above.

    OPERATING INCOME. Operating income was $10.8 million in fiscal 1997, an increase of $2.9 million, or 35.9%, from $7.9 million in fiscal 1996. The increase in operating income was primarily a result of higher EBITDA of $2.1 million and a reduction of depreciation and amortization expense of $0.9 million.

LIQUIDITY AND CAPITAL RESOURCES

    Our liquidity requirements have arisen principally from various capital expenditures, seasonal and general working capital requirements and debt service obligations. We have satisfied these requirements during the past three fiscal years primarily with (1) long-term and seasonal borrowings, (2) the proceeds of the offerings of our senior secured notes, of which $170.0 million is currently outstanding, and (3) cash generated by operating activities. During fiscal 1996, 1997 and 1998, the net cash generated by our operating activities was $4.1 million, $3.9 million and $4.2 million, respectively.

    On July 2, 1997, we entered into a revolving credit agreement. On July 30, 1999, we amended our revolving credit agreement and caused our Canadian subsidiary, Archibald Candy (Canada) Corporation, to enter into an additional related revolving credit agreement with a Canadian affiliate of the agent under our original credit agreement. The two credit agreements work together to provide for revolving loans to us and Archibald Candy (Canada) Corporation in an aggregate principal amount at any time not to exceed the lesser of (1) $20.0 million and (2) a borrowing base comprised primarily of a percentage of eligible accounts receivable, eligible inventory and some of our owned real properties. Archibald Candy (Canada) Corporation may separately borrow up to an aggregate principal amount not to exceed the lesser of (a) $5.0 million and (b) a borrowing base comprised primarily of a percentage of our eligible accounts receivable, eligible inventory and some of our owned real properties, provided that the aggregate amount of revolving loans under the two credit agreements together may not exceed $25.0 million. For fiscal 1998, there were no borrowings under our revolving credit facility, although letters of credit in the amount of $0.5 million were issued under this facility. As of May 29, 1999, our cash balance was $23.8 million. As of the date of this prospectus, we have borrowings of approximately $5.0 million and letters of credit in the amount of $0.5 million outstanding under our original revolving credit agreement and Archibald Candy (Canada) Corporation has no borrowings or letters of credit outstanding under its revolving credit agreement.

    Inventories historically have represented our most significant working capital requirement and inventory levels fluctuate significantly during the year. Our ratio of inventories to net sales is typically highest during the fourth fiscal quarter when we experience lower seasonal demand for our products and begin to build inventories for our key sales periods. See "--Quarterly Results and Seasonality." We do not expect our recent acquisitions of Sweet Factory and Laura Secord to materially change this seasonal trend. Receivables have not been a material component of our working capital because sales through our Company-operated stores are made on a cash or credit card basis. As we continue to pursue a strategy to develop our third-party retail business with grocery stores, drug stores and other independent retailers, all of which typically pay vendors on 45 to 60 day terms or longer and which often require large shipments in order to roll-out product simultaneously in several markets, we expect our working capital needs relating to receivables and inventory to increase.

    Our capital expenditures, including capital lease obligations, for fiscal 1996, 1997 and 1998 were $2.3 million, $3.7 million and $4.6 million, respectively. These expenditures related primarily to retail store development and renovation, purchases of manufacturing and distribution equipment and improvements in our management information systems. Our management expects that capital expenditures for fiscal 1999, excluding capital expenditures described in the paragraph below, will relate primarily to (1) the remodeling of existing Fannie May, Fanny Farmer and Sweet Factory stores and (2) improvements in our management information systems. Our management expects to spend approximately $8.4 million for such capital expenditures in fiscal 1999, of which approximately $4.5 million will be maintenance capital expenditures.

    In addition, we intend to spend approximately $5.7 million in fiscal 1999 for various cost savings initiatives undertaken in connection with the consolidation of Sweet Factory's operations with our existing operations. Such expenditures include, among other things, severance payments to certain employees of Sweet Factory and expenditures to close Sweet Factory's facilities in San Diego, California and expand our facilities in Chicago, Illinois to integrate Sweet Factory's operations with our current operations. Also, in order to extend our license of the Sweet Factory trademark for the ten-year period beyond the year 2000, we will have to pay an $825,000 renewal fee.

    Based upon our current level of operations and anticipated growth, our management believes that available cash flow, together with cash on our balance sheet and available borrowings under our revolving credit facility, will be adequate to meet our anticipated future requirements for capital expenditures, working capital and debt service obligations. Our revolving credit facility expires on April 15, 2001. For the period after April 15, 2001, we will need to extend or renew our revolving credit facility or obtain alternative financing to meet our seasonal working capital needs and other requirements.

    In addition, Holdings has certain dividend and redemption obligations for which we must generate the necessary funds. Holdings has the following three classes of preferred stock: Senior Preferred Stock, Junior Class A PIK Preferred Stock and Junior Class B PIK Preferred Stock. The Senior Preferred Stock was issued in 1991 in the original face amount of $10.0 million and is subject to mandatory redemption on August 31, 2001. Assuming that Holdings continues to exercise its option to pay 50% of the dividends in kind, the redemption value of the Senior Preferred Stock on August 31, 2001 will be approximately $12.7 million. The Junior Class A PIK Preferred Stock and the Junior Class B PIK Preferred Stock were issued in 1991 in the original face amounts of $7.0 million and $0.7 million, respectively. Both classes of Junior PIK Preferred Stock are subject to mandatory redemption on November 1, 2001. Assuming that Holdings continues to exercise its option to pay all dividends in kind, the redemption value of the Junior Class A PIK Preferred Stock and the Junior Class B PIK Preferred Stock on November 1, 2001 will be approximately $15.1 million and $1.5 million, respectively. In addition, beginning in January 2000, some holders of Holdings' Class A Common Stock and Class D Common Stock, which include affiliates of TCW capital and The Jordan Company, have the right to require Holdings to either initiate a sale of us or redeem their shares of Common Stock.

    In order for Holdings to make such redemption payments, Holdings must cause us, to the extent permitted by the indenture and our revolving credit facility, to advance the necessary funds to Holdings by dividend or otherwise. Such advances, if paid, will reduce the funds available for our operations. To the extent that such funds are not available, whether due to the restrictions set forth in the indenture or our revolving credit facility or otherwise, the failure to make required redemption payments would trigger various provisions of Holdings' preferred stock, including provisions providing for a change of control of Holdings' and our Boards of Directors.

    Instruments governing our indebtedness, including the indenture and our and Archibald Candy (Canada) Corporation's revolving credit agreements contain financial and other covenants that restrict, among other things, our ability to make investments, loans and advances, pay dividends and make certain other restricted payments, incur additional indebtedness, incur liens, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets, consummate certain other asset sales and enter into certain transactions with affiliates. Our revolving credit facility prohibits, except in limited circumstances, us from making dividend payments or other distributions on our outstanding shares of capital stock if either (1) some defaults under our revolving credit facility have occurred and are continuing at the date of declaration, payment or making thereof or would result therefrom or (2) the indenture or the notes issued thereunder prohibit such distributions. The indenture provides that, except in limited circumstances, we will not, and will not permit any of our subsidiaries to, make dividend payments or other distributions on our outstanding shares of capital stock unless at the time of such distribution: (a) no default under the indenture has occurred and is continuing or would occur as a consequence thereof, (b) immediately after such distribution, we would comply with interest coverage ratios set forth in the indenture and (c) such distributions do not exceed an amount determined by reference to a formula consisting primarily of prior distributions and payments, prior income and the proceeds from the sale of securities. In addition, our revolving credit facility requires us to comply with specified financial ratios, including minimum fixed charge coverage and maximum leverage ratios. The indenture prohibits the incurrence of indebtedness unless, among other things, we comply with minimum interest coverage ratios set forth in the indenture. Such limitations, together with our highly leveraged nature, could limit corporate and operating activities, including our ability to respond to market conditions, to provide for unanticipated capital expenditures or to take advantage of business opportunities.

INFLATION

    Inflationary factors such as increases in the costs of ingredients, purchased product, labor and corporate overhead may adversely affect our operating profit. In addition, store operating costs, including most of our retail store leases which require us to pay additional rent based on a percentage of sales as well as taxes, insurance and maintenance expenses, are subject to inflation. Although our recent results have not been significantly affected by inflation, there can be no assurance that a high rate of inflation in the future would not have an adverse effect on our operating results.

QUARTERLY RESULTS AND SEASONALITY

    Our sales and earnings are highly seasonal. Historically, our second and third fiscal quarters have generated the highest sales and profits due to increased consumer demand during the Christmas, Valentine's Day and Easter holiday seasons. Our sales generally have been lowest during the fourth fiscal quarter, reflecting reduced demand for our products during the summer months and resulting in an EBITDA loss in this period. We expect Laura Secord's sales to exhibit a similar seasonality. In light of the seasonality of our business, results for any interim period are not necessarily indicative of the results that may be realized for the full year. Our working capital requirements also fluctuate throughout the year based on our inventories in anticipation of sales. Such inventory requirements generally are highest during the first four months of each fiscal year as we increases our raw material and other inventories to accommodate anticipated product sales for the Christmas, Valentine's Day and Easter holiday seasons.

    The following table summarizes our net sales and EBITDA, exclusive of our Sweet Factory and Laura Secord operations, by quarter for fiscal 1998 and the first three quarters of fiscal 1999.

                                         FIRST     SECOND                FOURTH      FIRST     SECOND
                                        QUARTER    QUARTER     THIRD     QUARTER    QUARTER    QUARTER     THIRD
                                         ENDED      ENDED     QUARTER     ENDED      ENDED      ENDED     QUARTER
                                       NOV. 29,   FEB. 28,   ENDED MAY  AUG. 29,   NOV. 28,   FEB. 27,   ENDED MAY
                                         1997       1998     30, 1998     1998       1998       1999     29, 1999
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net sales............................  $  27,173  $  58,397  $  26,216  $  14,956  $  29,648  $  61,602  $  27,010
EBITDA...............................      1,057     19,588      2,116     (3,797)     1,465     20,402      2,554

    During the fiscal year ended August 29, 1998, Sweet Factory had net sales of $77.7 million, of which net sales by quarter were approximately 22%, 29%, 23% and 26%, respectively. During the twelve-month period ended November 28, 1998, Laura Secord had net sales of $56.0 million.

IMPACT OF THE YEAR 2000 ISSUE

    Many computer systems and other equipment with embedded chips or processors use only two digits to represent the year and, as a result, they may be unable to process accurately certain data before, during or after the year 2000. As a result, business and governmental entities are at risk for possible miscalculations or system failure causing disruptions in their operations. This is commonly known as the Year 2000 issue and can arise at any point in our supply, manufacturing, processing, distribution and financial chains.

    We have surveyed substantially all of our internal computer systems and are in the process of contacting suppliers and consultants to address year 2000 issues for the software and hardware that we use. We also are in the process of upgrading and improving our internal computer systems, which work is expected to be completed by October 1999. Following the completion of this work and based on the representations and warranties of our suppliers and consultants, we expect our internal computer systems and those of our key suppliers to be year 2000 compliant by the end of 1999. We do not believe that the costs associated with making our internal computer systems year 2000 compliant will be material. However, if our systems or the systems of other companies on whose services we depend or with whom our systems interface are not year 2000 compliant on a timely basis, it could have a material adverse effect on our results of operation and financial condition. Nestle has provided us with limited representations and indemnification as to the year 2000 compliance of the Laura Secord assets that we have acquired. However, we have not independently confirmed the year 2000 compliance of such assets.

                                    BUSINESS

THE COMPANY

    We are a manufacturer and marketer of quality boxed chocolates and other confectionery items. Founded in 1921, we manufacture a variety of candies and operate confectionery retail chains under the Fannie May, Fanny Farmer, Sweet Factory and Laura Secord brand names. As of May 29, 1999, we operated 735 retail stores in 40 states and Canada: 233 Fannie May stores, 74 Fanny Farmer stores, 253 Sweet Factory stores, and 175 Laura Secord stores. In addition, we sell our Fannie May, Fanny Farmer and Laura Secord branded products in approximately 9,300 third-party retail outlets. We also sell our Fannie May and Fanny Farmer branded products through our quantity order, mail order and fundraising programs. We believe that consumers widely recognize our products for their quality, freshness and value, and that the Fannie May, Fanny Farmer, Sweet Factory and Laura Secord brand names are among the strongest in the confectionery industry and offer significant opportunities for growth.

CONFECTIONERY INDUSTRY OVERVIEW

    The U.S. confectionery industry had 1997 retail sales of approximately $23 billion. The U.S. confectionery industry is characterized by moderate long-term growth in consumer demand, with the per capita consumption of candy increasing from approximately 18 pounds in 1987 to over 27 pounds in 1997. The U.S. confectionery market is comprised of two broad sectors: non-chocolates and chocolates, which represent 53.9% and 46.1% of the confectionery market, respectively. Non-chocolate products include a wide range of confectionery items, including jelly beans, gummi bears, hard candies and licorice. From 1993 to 1997, sales volume in the U.S. non-chocolate and chocolate sectors grew at the rates of 18.9% and 6.4%, respectively. Within the U.S. chocolate sector, total sales of boxed chocolates were approximately $1.6 billion in 1997. Our management believes that the Canadian confectionery industry had 1997 retail sales of approximately $1.2 billion.

BUSINESS STRATEGY

    Our business strategy is to grow our core brands and acquire and build other leading brand names in the confectionery industry and to leverage these brands through a multi-channeled distribution network. We acquired the Fanny Farmer brand in September 1992 to complement our existing Fannie May brand. Our acquisition of Sweet Factory in December 1999 provided us with a leading name in non-chocolate, bulk candy retail. Our acquisition of Laura Secord in June 1999 provided us with the leading retailer of boxed chocolates in Canada. We expect to continue to grow our brands with a strategy that includes the following key elements:

    CONTINUE TO IMPROVE COMPANY-OPERATED STORES. Our retail store strategy consists of two main components: (1) continuing to improve same store sales by enhancing merchandising, customer service and product selection and (2) reducing store operating costs, primarily by selectively closing unprofitable stores. Our Fannie May and Fanny Farmer stores had average annual sales of approximately $286,000 in fiscal 1998 and achieved average annual same store sales growth of 4.0% during the past five years. Our Sweet Factory stores had average annual sales of approximately $304,000 for the twelve month period ended December 31, 1998. Historically, Sweet Factory has experienced an increase in same store sales, although, since 1997, same store sales have declined. Our Laura Secord stores had average annual sales of approximately $286,000 over the same period. Laura Secord experienced negative same store sales results in the first and second quarters of 1999. We believe there are opportunities to improve the performance of our Sweet Factory stores and Laura Secord stores by implementing many of the same retail store strategies that improved the operations of our Fannie May and Fanny Farmer stores.

    INCREASE PRODUCT AVAILABILITY THROUGH COMPANY-OPERATED STORES AND THIRD-PARTY RETAIL PROGRAMS. Our strategy of increasing product availability is based on cross-marketing Fannie May and Sweet Factory product offerings in our Company-operated stores as well as increasing sales of all of our brands through third-party retail channels.

    - COMPANY-OPERATED STORES. We believe that our recent acquisition of Sweet Factory provides us with an effective opportunity to sell our Fannie May boxed chocolates to a broader consumer market. Prior to the acquisition, Sweet Factory's stores had limited boxed chocolate offerings. Since the acquisition, we have begun selling some of our Fannie May boxed chocolates in our Sweet Factory stores. We also intend to distribute some Sweet Factory products through our Fannie May and Fanny Farmer stores.

    - THIRD-PARTY RETAIL PROGRAMS. We continue to pursue several third-party retail programs designed to make our Fannie May and Fanny Farmer brands more readily available to customers in new and existing markets. We have implemented a two-tiered distribution and pricing strategy to capitalize on our strong Fannie May and Fanny Farmer brand names. Our strategy is to position our third-party retail programs under the Fannie May brand at a higher retail price point for the specialty retail market while offering our Fanny Farmer brand at a lower retail price point more appropriate for the mass market. As a result of this strategy, we have increased sales through our Fannie May and Fanny Farmer third-party retail programs from $13.0 million in fiscal 1994 to $18.2 million in fiscal 1998. Our strategy of increasing product availability through third-party retail programs includes the following key elements:

     - expanding our Fannie May third-party retail programs which (1) service approximately 1,200 grocery, drug and variety stores in the greater Chicago metropolitan area, on a year-round basis, and (2) target department stores, specialty shops and card and gift stores nationwide, particularly during the Christmas, Valentine's Day and Easter seasons;

     - expanding our Fanny Farmer third-party retail program which sells to the mass market during the peak holiday seasons through approximately 5,000 grocery stores, drug stores and mass merchandisers nationwide;

     - distributing certain Sweet Factory products through selected third-party retailers who currently carry our Fannie May or Fanny Farmer branded products; and

     - continuing to expand Laura Secord's distribution in Canada through agency accounts and sales to the combo stores.

    GROW NON-RETAIL SALES. We have developed several non-retail sales channels for our Fannie May and Fanny Farmer brands, including our:

    - quantity order program, through which we market our products to approximately 43,000 organizations for corporate gift giving or member purchases;

    - mail order program, through which customers can order products over the internet at our web site (www.fanniemaycandies.com) and through a catalog which has a national circulation of over 2.1 million catalogs annually and a database of over 350,000 customers; and

    - fundraising program, through which we sell products to schools and non-profit organizations nationwide for resale to their supporters.

    We believe that these non-retail sales channels provide potential future sales growth for all of our brands without the overhead generally associated with maintaining a retail store presence. We intend to make certain Sweet Factory products available through our quantity order, mail order and fundraising programs. We also intend to explore developing non-retail sales programs to increase the sale of Laura Secord products in Canada.

    PURSUE STRATEGIC ACQUISITIONS. We intend to continue to pursue selective acquisitions that complement or provide further opportunities to use our brands, manufacturing resources and/or distribution systems.

PRODUCTS

    We manufacture over three-quarters of the products that we sell under our Fannie May and Fanny Farmer brands and maintain proprietary specifications for a significant amount of the confectionery products, such as seasonal novelties, that we purchase from other sources for resale. Our manufactured products include more than 125 items, including our best selling Pixie, Mint Meltaway and Trinidad lines. Products sourced from vendors for resale under our Fannie May and Fanny Farmer brands include assorted nuts, hard candy, novelties, ice cream and an extensive line of gift items. We believe that the superior quality and freshness of our products differentiates us from many other confectionery manufacturers. We rely on proven recipes, many dating back to the 1920s, for our traditional chocolates. Because we rely on freshness rather than preservatives to ensure a high-quality product, it is our policy to destroy products not sold within specified periods.

    Our Sweet Factory stores sell 150 to 200 different candies in a self-serve, pick and mix bulk format. With the exception of novelty, gift, count goods and pre-packaged items, most of Sweet Factory's products are sold for a single price per pound. For the twelve-month period ended August 29, 1998, bulk products represented 79.3% of Sweet Factory's retail sales. The majority of bulk products are non-chocolate items such as gourmet jelly beans, gummi bears, hard candies and licorice. Our Sweet Factory stores also sell nationally branded count goods, gifts and novelty items. Chocolate items comprise approximately 16% of Sweet Factory's product mix, of which boxed chocolates represent a negligible share. We purchase substantially all of the products that we sell in our Sweet Factory stores from independent distributors and manufacturers that deliver the products directly to Sweet Factory's stores. We believe that our Sweet Factory stores will provide us with an effective distribution platform for our Fannie May boxed chocolates and that the sale of Fannie May products in these stores will increase both revenues in Sweet Factory's stores and our output of manufactured products.

    Our Laura Secord stores sell approximately 375 different candies, including a variety of popular boxed chocolates and individual chocolate pieces, fudge, ice cream, nuts, dietetic candy and novelty and other items.

    - For the year ended December 31, 1998, chocolate items accounted for approximately 72% of Laura Secord's net sales. We entered into a co-pack agreement with Nestle on June 8, 1999 pursuant to which Nestle has agreed to produce for sale to us for a one-year period substantially all of the boxed chocolates and other chocolate confectionery items that we will sell in our Laura Secord stores. During this period, we intend to transition Laura Secord's chocolate production to our Chicago, Illinois manufacturing facility. We believe that we can capture significant efficiencies by consolidating Laura Secord's chocolate production with our existing manufacturing operations.

    - For the year ended December 31, 1998, premium scooped ice cream accounted for approximately 21% of Laura Secord's net sales. Our management believes that ice cream, due to its impulse nature and positioning at the perimeter of Laura Secord stores, acts as an important consumer pull for Laura Secord stores. We entered into a two year supply agreement with an affiliate of Nestle on June 8, 1999 pursuant to which such affiliate will supply all of the ice cream requirements of our Laura Secord stores. We have the right under the supply agreement to extend the term for two additional two-year periods.

    - For the year ended December 31, 1998, novelty items made primarily for the Easter, Christmas and Valentine's Day holiday seasons accounted for approximately 7% of Laura Secord's net sales. Laura Secord sells more than 150 varieties of novelty and other items.

OPERATIONS

    MANUFACTURING AND PRODUCTION. All of our manufacturing operations are located in our headquarters facility in Chicago, Illinois. Our headquarters facility includes space for manufacturing, cold and dry storage and office and administrative functions. As part of the cost savings initiatives we have undertaken following the acquisition of Sweet Factory, we closed on March 31, 1999 Sweet Factory's office, manufacturing and distribution facilities in San Diego, California and consolidated such operations into our Chicago, Illinois headquarters facility.

    The manufacturing process at our headquarters facility is split functionally into cooking, enrobing and packaging. Each area is managed by one department head who in turn reports to the plant manager. Additional departmental detail is shown below.

    - COOKING. There are separate cooking areas in the plant for our various products. Gas-fired copper kettles and steam-jacketed stainless steel kettles are used to cook ingredients to achieve the appropriate moisture level and flavor profile. The finished batches are further processed at the enrobers or in other areas of the plant.

    - ENROBING. Approximately 75% of the pounds of candy produced in the plant pass through six enrobers ranging in size from 34 to 42 inches. The enrobers form batches of cooked candy into shapes and cover the candy with a variety of coatings, including milk chocolate, vanilla chocolate, liquor chocolate and pastel.

    - PACKAGING. Approximately 68% of the pounds produced at the plant are hand-packed into boxes for sale through our Company-operated retail or other distribution channels. We utilize six packing lines with an average crew size of 21 packers to place the pieces of candy into distinctive white paper cups and then into boxes. The boxes are wrapped by automatic wrapping machines and placed into corrugated cartons for storage or shipment. Candy which is not packed in the factory is delivered on pans to our Company-operated stores so that customers can select their own assortments.

    Our plant currently operates on a seasonal basis with the busiest seven-month period commencing after Labor Day and running through Easter. After Easter, we reduce production by approximately 20% until late summer. There is an annual two-week plant shutdown during the summer to allow for comprehensive maintenance and cleaning activities.

    WAREHOUSING AND DISTRIBUTION. In order to maintain product freshness and to ensure prompt deliveries to our stores, we maintain warehousing and distribution facilities in both Chicago, Illinois and Bensalem, Pennsylvania, which facilities have 112,000 and 17,000 square feet of warehousing and distribution space, respectively. These facilities maintain temperature and sanitation controls in order to protect the quality of our products. Employees generally fill orders daily to allow weekly deliveries to each of our Company-operated Fannie May and Fanny Farmer retail locations and on an "as needed" basis to others. Our fleet of 24 trucks services all of our Fannie May and Fanny Farmer stores, with the exception of our Florida, Minnesota and North Dakota store locations. Our trucks are refrigerated in order to provide appropriate shipping conditions for pan candy, pre-boxed chocolates and necessary shop supplies. Independent distributors, parcel services and selected common carriers and freight forwarding companies supply all of our other sales channels and stores, including all of our Sweet Factory and Laura Secord stores.

    SUPPLIERS AND PURCHASING. Our primary raw materials include chocolate coatings, nutmeats, natural sweeteners, such as corn syrup and sugar, and dairy products, including sweetened-condensed milk, high-butterfat cream and butter. Except as set forth below, we have long-standing relationships with our suppliers for each of these products to ensure quality, consistency and cost control. Written specifications are provided to our suppliers and certificates of analysis must accompany incoming shipments. Peter's Chocolate Company, a division of Nestle Company, Inc., has been our primary chocolate coating supplier for over 50 years and accounted for approximately one-half of our chocolate purchases in fiscal 1998 for our Fannie May and Fanny Farmer branded products. Merckens Chocolate Company, a division of Archer-Daniels-Midland Company, also has been one of our leading suppliers of chocolate coating for over 20 years, and accounted for approximately one-third of our chocolate purchases in fiscal 1998 for our Fannie May and Fanny Farmer branded products. We believe that we are one of the leading bulk customers, by volume, of each of Peter's and Merckens. We currently have short term, less than one year, supply agreements with each of Peter's and Merckens. We recently entered into a two year supply agreement with Blommer Chocolate Company, a company with whom we have not had a prior business relationship. In fiscal 1999, we expect to purchase approximately 50%, 40% and 10% of our chocolate coatings from Blommer, Merckens and Peter's, respectively. All chocolate coatings prepared for us are proprietary and are produced according to our recipes.

MARKETING AND SALES

    We sell our candy products through three channels: (1) Company-operated retail, (2) third-party retail and (3) non-retail.

    COMPANY-OPERATED RETAIL. As of May 29, 1999, we operated 233 Fannie May stores, 74 Fanny Farmer stores, 253 Sweet Factory stores, and 175 Laura Second stores. These stores were located in 40 states, the District of Columbia, Puerto Rico, and 9 provinces of Canada as follows:

                                                FANNIE       FANNY        SWEET        LAURA       TOTAL
STATE/PROVINCE                                    MAY        FARMER      FACTORY      SECORD      STORES
---------------------------------------------  ---------   ----------   ----------   ---------   ---------
Illinois.....................................     159           --            6          --         165
Ontario......................................      --           --           --          88          88
  California.................................      --           --           69          --          69
Quebec.......................................      --           --           --          52          52
New York.....................................      --           18           15          --          33
Florida......................................      10            2           17          --          29
Indiana......................................      24           --            3          --          27
Minnesota....................................       3           23            1          --          27
Michigan.....................................       8            9            6          --          23
Washington...................................      --           --           16          --          16
Ohio.........................................      --            3           10          --          13
Texas........................................      --           --           13          --          13
Alberta......................................      --           --           --          12          12
Massachusetts................................      --            5            7          --          12
Pennsylvania.................................       6           --            6          --          12
Wisconsin....................................       6            6           --          --          12
Missouri.....................................       7           --            2          --           9
New Jersey...................................       1           --            8          --           9
Arizona......................................      --           --            8          --           8
Nevada.......................................      --           --            8          --           8
Virginia.....................................       4           --            4          --           8
Maryland.....................................       2           --            5          --           7
Manitoba.....................................      --           --           --           6           6
British Columbia.............................      --           --           --           5           5
Colorado.....................................      --           --            5          --           5
Georgia......................................      --           --            5          --           5
Hawaii.......................................      --           --            5          --           5
Iowa.........................................       2            3           --          --           5
Oregon.......................................      --           --            5          --           5

                                                FANNIE       FANNY        SWEET        LAURA       TOTAL
STATE/PROVINCE                                    MAY        FARMER      FACTORY      SECORD      STORES
---------------------------------------------  ---------   ----------   ----------   ---------   ---------
Connecticut..................................      --           --            4          --           4
District of Columbia.........................       1           --            3          --           4
New Brunswick................................      --           --           --           4           4
Nova Scotia..................................      --           --           --           4           4
Louisiana....................................      --           --            3          --           3
New Hampshire................................      --            2            1          --           3
Saskatchewan.................................      --           --           --           3           3
Tennessee....................................      --           --            3          --           3
Kansas.......................................      --           --            2          --           2
Kentucky.....................................      --           --            2          --           2
Mississippi..................................      --           --            2          --           2
New Mexico...................................      --           --            2          --           2
Rhode Island.................................      --            2           --          --           2
Alabama......................................      --           --            1          --           1
Delaware.....................................      --           --            1          --           1
Nebraska.....................................      --           --            1          --           1
Newfoundland.................................      --           --           --           1           1
North Carolina...............................      --           --            1          --           1
North Dakota.................................      --            1           --          --           1
Puerto Rico..................................      --           --            1          --           1
South Carolina...............................      --           --            1          --           1
Utah.........................................      --           --            1          --           1
                                                                --
                                                  ---                       ---         ---         ---
  Total......................................     233           74          253         175         735
                                                                --
                                                                --
                                                  ---                       ---         ---         ---
                                                  ---                       ---         ---         ---

    In fiscal 1998, sales through our Fannie May and Fanny Farmer stores accounted for $91.5 million, or 72.2%, of our net sales. While our Fannie May, Fanny Farmer and Sweet Factory stores co-exist in certain states, such stores generally do not compete in the same local markets. Fannie May stores typically are found in strip centers and shopping malls or as street-front units and stand-alone roadside sites. Fanny Farmer and Sweet Factory stores typically are located in shopping malls. In addition, Sweet Factory also has opened stores in airports, railroad stations, specialty centers and selected street locations and developed kiosks in malls, sports venues and other public areas.

    Our Fannie May and Fanny Farmer stores had average annual sales of approximately $286,000 in fiscal 1998 and achieved average annual same store sales growth of 4.0% during the past five fiscal years. Our Sweet Factory stores had average annual sales of approximately $304,000 for the twelve-month period ended December 31, 1998. Historically, Sweet Factory has experienced an increase in same store sales, although, since 1997, same store sales have declined. Our Laura Secord stores had average annual sales of approximately $286,000 over the same period. Laura Secord experienced negative same store sales in the first and second quarters of 1999. We believe there are opportunities to improve the performance of our recently acquired Sweet Factory and Laura Secord stores by implementing many of the same retail store strategies that improved the operations of our Fannie May and Fanny Farmer stores. In addition, we believe that the acquisition of Sweet Factory provides us with an opportunity to increase product availability nationwide by cross-marketing Fannie May and Sweet Factory product offerings in Company-operated stores. We anticipate that the sale of our Fannie May products in our Sweet Factory stores will increase both revenues in Sweet Factory's stores and our output of manufactured products. Prior to the acquisition, the Sweet Factory stores had limited boxed chocolate offerings. Since the acquisition, we have begun selling some of our Fannie May boxed chocolates in our Sweet Factory stores. We also intend to distribute certain non-chocolate Sweet Factory products through our Fannie May and Fanny Farmer stores.

    We own 33 Fannie May stores and lease the remainder of our stores. These owned stores typically are in stand-alone roadside structures and tend to be among our highest grossing sales locations. Our leased stores are in the following locations: 479 in shopping malls, 103 in strip centers, 55 in street-front units and 65 in other locations, including stadiums and airports. Lease terms and rates vary by location with the typical lease providing an average seven year term with a minimum base rent plus additional rent based on a percentage of sales and common area charges. Historically, we have been able to renew our store leases upon expiration.

    The size of our Fannie May, Fanny Farmer and Sweet Factory stores, including both leased and Company-owned stores, excluding carts and kiosks, generally ranges from 600 square feet mall locations to 2,900 square feet stand-alone roadside locations, with an average store size of approximately 825 square feet. Company-operated stores typically are open seven days per week and employ six to ten people, including a full-time manager and several part-time employees. Employees are trained to provide customers with customized selections and to weigh and price each purchase accordingly. Fannie May and Fanny Farmer customers are served primarily by store staff, although many of the larger Fannie May and Fanny Farmer stores also have a self-service section with prepacked boxes. Sweet Factory's stores are primarily self-serve. We control each store's design, signage and layout to maintain consistency among all Fannie May, Fanny Farmer and Sweet Factory stores.

    Our Laura Secord Company-operated retail stores consist of both classic stores and combo stores. Classic stores are traditional Laura Secord stores that offer Laura Secord chocolates, premium scooped ice cream and other novelty products. A typical layout for a classic store consists of a central island containing individual chocolates, novelties, an ice cream scooping area and cash registers surrounded by wall displays of packaged chocolates and novelties. As of December 31, 1998, Laura Secord operated 160 classic stores averaging approximately 765 square feet in size. These stores had average annual sales of approximately $286,000 in 1998.

    Combo stores are co-branded Laura Secord and Hallmark retail stores that sell Laura Secord products and gifts together with Hallmark greeting cards and gifts in a single, integrated unit. The Laura Secord portion of the store resembles a classic store in that it includes packaged chocolate displays as well as an individual chocolate and ice cream scooping counter area. The Hallmark portion of the floor space is primarily comprised of display racks of Hallmark greeting cards. The combo stores are operated as a joint venture between Laura Secord and an affiliate of Hallmark. Laura Secord sells its products to the combo stores at wholesale prices and accounts for its interest in the joint venture using equity accounting principles. Laura Secord is responsible for the management of the stores and receives a management fee for such services equal to 4% of net sales. Profits are split evenly between Laura Secord and Hallmark, and each party receives a manufacturer's margin on the products purchased by the joint venture. As of December 31, 1998, Laura Secord operated 18 combo stores averaging approximately 3,400 square feet in size. These stores had average annual sales of approximately $462,000 in 1998.

    Since fiscal 1993, we have opened 41 new Fannie May and Fanny Farmer stores and closed 157 Fannie May and Fanny Farmer stores, most of which were unprofitable. The majority of the closed stores had been acquired by us in fiscal 1992 as part of our acquisition of the Fanny Farmer brand name and selected assets. As a result of management's efforts to improve Company-operated retail store performance and to eliminate weaker store locations, same store sales in our Fannie May and Fanny Farmer stores increased 4.5%, 3.4%, 2.6%, 5.2% and 4.2% in fiscal 1994, 1995, 1996, 1997 and

1998, respectively. Company-operated Fannie May and Fanny Farmer store openings and closings for fiscal 1994, 1995, 1996, 1997 and 1998 are set forth below.

                                                                    FISCAL YEAR ENDED
                                   -----------------------------------------------------------------------------------
                                   AUGUST 31, 1994  AUGUST 26, 1995  AUGUST 31, 1996  AUGUST 30, 1997  AUGUST 29, 1998
                                   ---------------  ---------------  ---------------  ---------------  ---------------
OPENINGS:
  Fannie May.....................             8                7                4                4                9
  Fanny Farmer...................             4                5                0                0                0
                                             --               --               --               --               --
    Total........................            12               12                4                4                9
                                             --               --               --               --               --
                                             --               --               --               --               --
CLOSINGS:
  Fannie May.....................            23               10                7                6                1
  Fanny Farmer...................            22               30               29               16               13
                                             --               --               --               --               --
    Total........................            45               40               36               22               14
                                             --               --               --               --               --
                                             --               --               --               --               --

    Our management plans to continue its emphasis on improving store mix rather than store expansion for the near future, and, over the next four fiscal years, intends to open approximately 40 new stores, including approximately 20 Sweet Factory stores, 10 Fannie May stores and 10 Laura Secord stores, and close approximately 40 additional unprofitable stores, including approximately 20 Sweet Factory stores and 1 Laura Secord store.

    THIRD-PARTY RETAIL. Through our third-party retail channel, we market our Fannie May and Fanny Farmer branded products to grocery stores, drug stores, card and gift stores, department stores and other variety stores through our frozen fresh, specialty market and mass market programs. We also market our Laura Secord branded products through approximately 1,300 drug and department stores located throughout Canada. These programs are designed to make our Fannie May, Fanny Farmer and Laura Secord branded products more readily available to consumers in new and existing markets. Within the mid-priced segment of the boxed chocolate market, our management has implemented a two-tiered distribution and pricing strategy to differentiate our Fannie May and Fanny Farmer brand names. We utilize the Fannie May brand for our higher price point frozen fresh and specialty markets programs and have positioned the Fanny Farmer brand at a lower price point for the mass market.

    Under the frozen fresh program, we distribute Fannie May and Fanny Farmer branded frozen products to retailers who then maintain the products in freezer display cases for sale to their customers. We initiated the frozen fresh program under the Fannie May brand name in the early 1950's as a way to market a limited number of our best-selling assortments through independent retailers on a year-round basis. We have approximately 1,200 frozen fresh accounts, the vast majority of which are in the greater Chicago metropolitan area and include stores operated by Jewel Foods, Osco Drug, Dominick's and Walgreen Company, which collectively account for over 65% of our frozen fresh sales. These accounts generally purchase Fannie May branded products from us at wholesale prices and mark-up the product to prices comparable to those for products sold in Company-operated stores. For fiscal 1998, frozen fresh sales accounted for $13.5 million, or 10.7%, of our net sales.

    In fiscal 1996, we established a national mass market program under the Fanny Farmer brand name. This wholesale program is targeted to grocery stores, drug stores and mass merchandisers, with product availability limited to the peak selling seasons of Christmas, Valentine's Day and Easter. The terms of sale are similar to those terms given to frozen fresh accounts, but the products for this program are selected and packaged to meet lower price points typical of the mass market. Under this program, we have obtained approximately 5,000 outlets, operated mostly by retail chains, including Target and American Stores. For fiscal 1998, mass market sales accounted for $3.5 million, or 2.7%, of our net sales.

    In fiscal 1997, we announced the roll-out of our specialty markets program through which we market products nationally under the Fannie May brand name to department stores, card and gift stores and direct mail catalog companies. The product line for this program, which consists of a variety of boxed chocolates and novelty items, is intended to meet unfulfilled consumer demand in the mid-priced segment of the specialty market. This product line is positioned at higher price points and sold only during the peak seasons of Christmas, Valentine's Day and Easter. Pursuant to an agreement with Hallmark Cards, Inc., we recently began selling Fannie May boxed chocolates through many of Hallmark's approximately 5,000 Gold Crown stores during the holiday seasons. For fiscal 1998, specialty markets program sales accounted for $0.5 million, or 0.4% of our net sales.

    We intend to strengthen our third-party retail product line by making certain of Sweet Factory's products available through selected third-party retailers who currently carry our Fannie May or Fanny Farmer branded products. We also intend to continue to expand Laura Secord's third-party retail sales through agency accounts and sales to the combo stores.

    NON-RETAIL. Our non-retail channel consists of sales of our Fannie May and Fanny Farmer branded products through our quantity order, fundraising and mail order catalog programs. Under the quantity order program, companies and organizations buy large amounts of prepackaged candy for gift-giving purposes or consolidate individual orders from employees or members in order to obtain discount pricing. Under this program, we are responsible for all of the administrative details and timely delivery of product. Historically, we have found a high level of repeat sales in this segment, as quantity order customers tend to renew or expand on their prior year's order. Our current active quantity order database includes approximately 43,000 customers. The quantity order program is available year-round, but peaks in activity during the Christmas, Valentine's Day and Easter holiday seasons. A quantity order catalog is distributed at the beginning of each fiscal year and prior to each holiday season. We also have targeted fundraising organizations, including over 90,000 schools throughout the United States, for our product offerings. For fiscal 1998, quantity order and fundraising sales accounted for $10.6 million, or 8.4%, of our net sales.

    In addition, we sell our Fannie May and Fanny Farmer branded products through a mail order program through which customers can order products over the internet at our web site (www.fanniemaycandies.com) and through a catalog which has a national circulation of over 2.1 million catalogs annually and a database of over 350,000 customers. We send Fannie May mail order catalogs to established and prospective customers during key selling seasons. Mail order catalogs also are made available to the general public through our Company-operated retail stores. In fiscal 1998, approximately 139,000 orders were placed through the mail order program, with an average transaction value of approximately $48.00. While this program was established in 1985, mail order sales have grown at an average annual rate of 14.2% since fiscal 1994. For fiscal 1998, mail order sales accounted for $6.4 million, or 5.0%, of our net sales. We believe that this growth is the result of improved product selection and catalog presentation as well as more effective database management. We intend to strengthen our non-retail product line by making some of Sweet Factory's non-chocolate products available through our quantity order, mail order and fundraising programs. We also intend to explore developing non-retail sales programs to increase the sale of Laura Secord products in Canada.

COMPETITION

    We compete with numerous local and national businesses that manufacture, distribute or retail boxed chocolates and other confectionery products. We also compete with manufacturers, distributors and retailers of other snack food products, including cookies, ice cream and coffee, as well as with gift manufacturers, distributors and retailers, such as florists and card and gift shops, that offer products at price points comparable to those of our products.

    Our Fannie May and Fanny Farmer products generally compete in the quality boxed chocolate market, which our management believes can be divided into premium, mid-priced and low-priced segments. The low-priced segment in the United States, which represents the largest share of the boxed chocolate market, is generally comprised of products retailing for less than $10.00, which management believes usually are of lower quality than other boxed chocolates. The primary competitor in this market is Russell Stover Candies, Inc. which sells under the Whitman's Chocolates and Russell Stover brand names and competes primarily on price for sales to grocery stores, drug stores and discount stores. We believe that our Fannie May and Fanny Farmer products compete primarily in the mid-priced segment though we also compete against Russell Stover Candies and other lower-priced suppliers in certain distribution channels.

    The mid-priced boxed chocolate segment in the United States is generally comprised of those chocolates which retail for between $10.00 and $18.00. The competition for our Fannie May and Fanny Farmer branded products in the mid-priced segment consists primarily of local confectionery companies against whom we compete through Company-operated stores on the basis of price and quality. We believe that See's Candies, a subsidiary of Berkshire Hathaway Inc., is the largest participant in the mid-priced segment.

    The premium boxed chocolate segment in the United States generally is comprised of chocolates retailing in excess of $18.00. The leading participant in this segment is Godiva Chocolatier, Inc. Other brands in this market include Perugina, Tobler and Lindt. Most of these chocolates are imported from abroad and, despite their high prices, our management does not believe that such brands provide the same freshness as our chocolates. We compete in the premium segment on the basis of quality and packaging primarily through third-party retail sales of our Fannie May branded products in department stores.

    There are only a few national or regional confectionery retailers that directly compete with our Sweet Factory stores in the bulk candy retail market. The largest of these competitors are Mr. Bulky, Candy Express, FAO Schweetz and Sweets From Heaven. Sweet Factory also competes with other confectionery retailers, including grocery stores, drug stores and toy stores.

    The competition for our Laura Secord branded boxed chocolates consists primarily of (1) Purdy's, a private, family-owned Canadian chocolate retailer, which has an estimated 50 stores located primarily in the provinces of British Columbia and Alberta, and (2) Godiva which has an estimated six stores in Canada. In the scooped ice cream segment, our management believes that Laura Secord competes primarily with Baskin Robbins, a scooped ice cream store chain with approximately 270 franchised locations throughout Canada, and numerous independent retailers.

EMPLOYEES

    As of May 29, 1999, we employed approximately 3,329 people, of which 1,287 worked in Fannie May stores, 340 worked in Fanny Farmer stores, 1,017 worked in Sweet Factory stores, and the remainder worked primarily in our Chicago, Illinois headquarters facility and our Bensalem, Pennsylvania warehouse and distribution facility. Of the total number of employees, 611 were salaried. Typically, the number of employees increases by approximately 1,000, many of whom work part-time in our Company-operated retail stores, during periods of high seasonal retail demand in our second and third fiscal quarters. As of May 29, 1999, over one-half of the hourly store personnel were employed on a part-time basis. As of May 29, 1999, approximately 800 of our employees were members of one of the various labor unions that represent our employees. We currently are subject to seven collective bargaining agreements, all of which expire on or before March 31, 2003. None of our Sweet Factory or Laura Secord retail store employees are represented by labor unions. Our management generally considers our employee relations to be good. See "Risk Factors--Dependence on Key Personnel" and "--Labor Relations."

INTELLECTUAL PROPERTY

    We own numerous trademarks. The names Fannie May, Fanny Farmer and Laura Secord and product names, including Pixie and Trinidad, are registered trademarks of ours. Our trademarks are material to the sale of our products. Trademarks generally are valid as long as they are in use and/or their registrations are properly maintained and provided that such trademarks have not been found to have become generic.

    Our Sweet Factory subsidiary has an exclusive license from United Sweet Factory Limited, the owner of the "Sweet Factory" trademark, to operate stores under the "Sweet Factory" name and design in the United States and Mexico. Although the current license period under the license agreement with United Sweet Factory Limited expires in the year 2000, Sweet Factory has the option to extend the license for an additional ten year period by paying a renewal fee of $825,000. Sweet Factory has the option to extend the license for two additional ten-year periods to the year 2030 by paying a renewal fee of $825,000 for each such additional extension. See "Risk Factors--Trademarks."

PROPERTIES

    As of May 29, 1999, on a pro forma basis we operated 233 Fannie May stores, 74 Fanny Farmer stores, 253 Sweet Factory stores and 175 Laura Secord stores. Of the 233 Fannie May stores, 33 are owned by us and 200 are leased by us. We lease all of our Fanny Farmer, Sweet Factory and Laura Secord stores. Within four years following May 29, 1999, approximately 58% of our retail store leases are due to expire. We believe that we will be able to renew expiring leases at reasonable rates in the future, but we cannot assure you that we will be able to do so. See "Risk Factors--Dependence on Real Estate Leases; Continuing Obligations on Leases."

    In addition to our Company-operated stores, we have three other principal properties: (1) an approximately 320,000 square foot manufacturing, storage and headquarters facility that we own in Chicago, Illinois; (2) an approximately 112,000 square foot warehouse and distribution facility that we lease in Chicago, Illinois; and (3) an approximately 17,000 square foot warehouse and distribution facility that we own in Bensalem, Pennsylvania. At our Chicago, Illinois headquarters facility, approximately 162,000 square feet are used for manufacturing, 118,000 square feet for cold and dry storage and 40,000 square feet for office and administrative functions. The lease of our Chicago warehouse and distribution facility expires in June 2000. Our management believes that substantially all of our property and equipment is in good condition and that we have sufficient capacity to meet our current manufacturing and distribution requirements, as well as our anticipated Laura Secord production requirements following the expiration of the one-year term of our co-pack agreement with Nestle.

LEGAL PROCEEDINGS

    From time to time, we are involved in routine litigation incidental to our business. We are not a party to any pending or threatened legal proceeding which our management believes would have a material adverse effect on our results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND MANAGEMENT EMPLOYEES

    The following table and summary below set forth certain information with respect to our directors and management employees as of the date of this prospectus.

NAME                           AGE                                 POSITION WITH THE COMPANY
-------------------------      ---      --------------------------------------------------------------------------------
Thomas H. Quinn..........          51   Chairman of the Board and Chief Executive Officer*
Ted A. Shepherd..........          40   President and Chief Operating Officer*
Donna M. Snopek..........          40   Vice President--Finance and Accounting and Secretary*
David B. Williams........          51   Vice President--General Manager of Boxed Chocolate Brands
Alan W. Petrik...........          46   Vice President--Business Systems
Ricky L. Lelli...........          47   Vice President--Operations
Joseph Chipollini........          48   Vice President--Retail Operations
Nicholas Podoba..........          53   Vice President--Human Resources
John W. Jordan II........          51   Director*
Adam E. Max..............          40   Director, Vice President, Assistant Treasurer and Assistant Secretary*
Jeffrey Rosen............          50   Director*
Brant Binder.............          33   Director*

------------------------

*   Reflects positions held with both us and Holdings.

    MR. QUINN has served as our Chairman of the Board and Chief Executive Officer since our acquisition by Holdings in 1991. Since 1988, Mr. Quinn has been President, Chief Operating Officer and a director of Jordan Industries, Inc., a diversified industrial holding company affiliated with The Jordan Company. Mr. Quinn is the Chairman of the Board and Chief Executive Officer of American Safety Razor Company, a director of AmeriKing, Inc. and a director of other privately held companies.

    MR. SHEPHERD has served as our President and Chief Operating Officer since 1996. Mr. Shepherd joined us in December 1993 as Vice President of the Specialty Division and was named Vice President of Sales and Marketing in 1995. Mr. Shepherd has over 17 years of general management, sales and marketing experience in the confectionery industry. Prior to joining us, Mr. Shepherd worked for 11 years at Mars, Incorporated and affiliated entities, where he held a variety of sales, marketing and general management positions.

    MS. SNOPEK has served as our Vice President of Finance and Accounting since 1996 and as our Secretary since 1995. Ms. Snopek joined us in 1993 as Controller. Ms. Snopek has over 19 years experience in various finance and accounting positions. Prior to joining us, Ms. Snopek worked for the NutraSweet Company, where she served as Planning and Analysis Director.

    MR. WILLIAMS was hired in April 1999 as our Vice President--General Manager of Boxed Chocolate Brands. Mr. Williams has over 29 years of experience in the food and beverage industry with The Quaker Oats Company. Mr. Williams served as Vice President and Chief Customer Officer, Gatorade, U.S. for The Quaker Oats Company from 1993 until joining us.

    MR. PETRIK has served as our Vice President of Business Systems since 1997. Mr. Petrik has been with us for 19 years and has held various senior management positions with us, including Vice President of Manufacturing and Vice President of Operations.

    MR. LELLI has served as our Vice President of Operations since 1997. Mr. Lelli joined us in 1994 as Director of Manufacturing. Mr. Lelli has over 23 years of experience in the food processing industry. Prior to joining us, Mr. Lelli worked for five years at The Masterson Company, a confectionery company, where he served as Vice President of Manufacturing.

    MR. CHIPOLLINI has served as our Vice President of Retail Operations since April 1998. Mr. Chipollini joined us in April 1995 as East Coast Regional Manager. Prior to joining us, Mr. Chipollini worked for four years at Crystal Brands, where he served as a District Manager.

    MR. PODOBA has served as our Vice President of Human Resources since he joined us in October 1998. Prior to joining us, Mr. Podoba worked for seven years at Northwestern Memorial Faculty Foundation, where he served as Director of Human Resources.

    MR. JORDAN has served as one of our directors since our acquisition by Holdings in 1991. Mr. Jordan is a managing director of The Jordan Company, which he founded in 1982. Mr. Jordan is also a director of Jordan Industries, Inc., American Safety Razor Company, Carmike Cinemas, Inc., AmeriKing, Inc., Winning Ways, Inc., Motor and Gears, Inc., Rockshox, Inc. and Apparel Ventures, Inc., all of which are affiliates of The Jordan Company, as well as other privately-held companies.

    MR. MAX has served as one of our directors since our acquisition by Holdings in 1991. Mr. Max is a managing director of The Jordan Company, which he joined in 1986. Mr. Max is also a director of Rockshox, Inc.

    MR. ROSEN has served as one of our directors since 1997. Mr. Rosen is a partner in the law firm of O'Melveny & Meyers LLP, counsel for TCW Capital.

    MR. BINDER has served as one of our directors since September 1998. Mr. Binder is a Vice President of TCW Capital.

SHAREHOLDERS AGREEMENT

    In connection with the formation of Holdings and its acquisition of us in 1991, we, Holdings, affiliates of The Jordan Company and TCW Capital, Jackson National Life Insurance Company and certain individuals listed on the signature pages thereto as members of The Jordan Group entered into a shareholders agreement dated as of October 30, 1991, as amended by the First Amendment thereto dated as of July 2, 1997, which contains provisions relating to our governance and the governance of Holdings. These provisions provide for, among other things, the election to each of our and Holdings' Boards of Directors of three directors nominated by affiliates of The Jordan Company and two directors nominated by affiliates of TCW Capital. Messrs. Jordan, Quinn and Max are the directors nominated by the affiliates of The Jordan Company and Messrs. Rosen and Binder are the directors nominated by the affiliates of TCW Capital. See "Principal Stockholders" and "Certain Transactions-- Shareholders Agreement."

BOARD OF DIRECTORS--INDEMNIFICATION AND COMPENSATION

    INDEMNIFICATION. Our By-Laws authorize us to indemnify our present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such individuals to repay such amounts if so required.

    INDEMNIFICATION AGREEMENTS. We have entered into indemnification agreements with each of our directors. The indemnification agreements provide that, except in limited circumstances, we will indemnify our directors against liabilities, including settlements, and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or serving at our request of any other capacity for or on our behalf of us; provided that:

    (1) such director acted in good faith and in a manner not opposed to our best interest;

    (2) with respect to any criminal proceedings, such director had no reasonable cause to believe his or her conduct was unlawful;

    (3) such director is not finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to us, unless the court views in light of the circumstances that the director is nevertheless entitled to indemnification; and

    (4) the indemnification does not relate to any liability arising under
       Section 16(b) of the Exchange Act or the rules or regulations promulgated thereunder.

    With respect to any action brought by us or in our right, directors also may be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against costs and expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in our best interest.

    Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our By-Laws, the indemnification agreements or otherwise, such indemnification may be unenforceable as being against public policy.

    DIRECTOR COMPENSATION. We pay each of our directors a quarterly fee of $2,500. In fiscal 1998, we also paid Mr. Quinn a $52,000 consulting fee. See "Certain Transactions--Director's Consulting Fee and TCW Affiliates' Expense Reimbursement." We also reimburse directors for their travel and other expenses incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid or accrued by us during each of the three most recent fiscal years to our chief executive officer and each of our executive officers whose total annual salary and bonus for each of such fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                          SECURITIES
                                                                                                        UNDERLYING SARS
                                                                                                              (#)
                                                            ANNUAL COMPENSATION                        -----------------
                                                     ---------------------------------  OTHER ANNUAL       LONG-TERM
                                                                  SALARY      BONUS     COMPENSATION     COMPENSATION
NAME AND PRINCIPAL POSITION(1)                         YEAR        ($)         ($)           ($)            AWARDS
---------------------------------------------------  ---------  ----------  ----------  -------------  -----------------
Thomas H. Quinn....................................       1998          --          --    $  52,000(2)            --
  Chairman of the Board and                               1997          --          --       52,000(2)            --
  Chief Executive Officer                                 1996          --          --       52,000(2)            --

Ted A. Shepherd....................................       1998  $  235,000  $  200,000           --             9.75(4)
  President and Chief Operating                           1997     221,583     311,000           --               --
  Officer(3)                                              1996     200,163     101,491           --             7.00(4)

Donna M. Snopek....................................       1998     121,167      67,500           --             1.00
  Vice President--Finance and Accounting                  1997     110,167     103,575           --               --
  and Secretary(5)                                        1996      93,500      24,310           --             3.00

------------------------

(1) In April 1999, we hired Mr. David Williams to serve as our Vice President and General Manager of Boxed Chocolate Brands. His annual salary is $207,000 and he has been granted five stock appreciation rights pursuant to Holdings' SAR Plan.

(2) Reflects a consulting fee we paid Mr. Quinn in each of fiscal 1998, 1997 and 1996 in lieu of salary. See "Certain Transactions--Director's Consulting Fee and TCW Affiliates' Expense Reimbursement."

(3) Reflects positions held by Mr. Shepherd since March 1996. During fiscal 1996, Mr. Shepherd served as our Vice President of Sales and Marketing.

(4) Holdings subsequently has converted all of Mr. Shepherd's 19.75 SARs into
    19.75 shares of Holdings' Class A Common Stock. See "--Holdings' 1998 Stock Bonus Plan."

(5) Reflects position held by Ms. Snopek since September 1996. During fiscal 1996, Ms. Snopek served as our Secretary and Vice President--Controller.

HOLDINGS' STOCK APPRECIATION RIGHTS PLAN

    The Fannie May Holdings, Inc. Stock Appreciation Rights Plan was adopted by the Board of Directors of Holdings in October, 1991 to afford selected employees of Holdings and its subsidiaries, including us, an opportunity to participate in the potential economic appreciation of Holdings' consolidated common stock equity value. A total of 52.75 SARs are authorized for grant under the SAR Plan representing the economic equivalent of 52.75 shares, or 4.9%, of Holdings Common Stock, on a fully diluted basis. As of the date of this prospectus, 35 SARs were outstanding under the SAR Plan, with 23 SARs issued to our current employees and the balance held by former employees.

    The SAR Plan is administered under the direction of the Board of Directors of Holdings. The Board selects the employees to receive SARs and the number of SARs subject to each such grant and determines the exercise or vesting schedule for each SAR granted. Pursuant to the SAR Plan, each SAR entitles the holder to surrender all or a portion thereof to Holdings upon the occurrence of any "Cash Out Event," as defined in the Plan, for a payment in an amount based upon the value of one share of Holdings Common Stock, or a percentage thereof, determined with reference to the applicable Cash Out Event. In some cases, all such payments may be deferred if Holdings is not permitted to pay the same by the governing debt documents. The SAR Plan generally defines a Cash Out Event to include:

    - certain public offerings of Holdings Common Stock;

    - any merger, combination, consolidation or similar transaction involving Holdings in which the holders of a majority of the outstanding Holdings Common Stock immediately prior to such transaction are not the holders of a majority of the ordinary voting securities of the entity surviving such transaction;

    - the sale of all or substantially all of the assets of Holdings; or

    - the sale of a majority of Holdings Common Stock.

    The SAR Plan provides that in the event the employment of any holder of an SAR terminates for (1) "Cause," as defined in the SAR Plan, at any time or (2) any other reason except death or disability within a prescribed period, known as the "vesting period," following the grant of the subject SAR, then all of such holder's rights in such SAR shall automatically terminate. The SAR Plan further provides that upon any termination of any SAR holder's employment following the vesting period or upon the death or disability of a holder at any time, such holder's SARs shall be subject to repurchase by Holdings at the option of either Holdings or the holder. The price payable by Holdings in connection with any such repurchase is the amount allocable to such SAR by which the value of Holdings exceeds the dollar amount of all debt and preferred stock obligations of Holdings. The value of Holdings is to be determined by reference to certain book values and earnings measures established by the SAR Plan. At Holdings' option, the repurchase amounts may be paid by a note payable over three years.

                           SAR GRANTS IN FISCAL 1998

    The following table sets forth information with respect to SARs granted during fiscal 1998 by Holdings to our executive officers.

                                                            SAR GRANTS IN LAST FISCAL YEAR
                                     ----------------------------------------------------------------------------
                                      NUMBER OF     % OF TOTAL SARS
                                        SHARES        GRANTED TO      EXERCISE OR
                                      UNDERLYING     EMPLOYEES IN     BASE PRICE    EXPIRATION      GRANT DATE
NAME                                 SARS GRANTED   FISCAL YEAR(1)      ($/SH)       DATE(2)     PRESENT VALUE(3)
-----------------------------------  ------------   ---------------   -----------   ----------   ----------------
Ted A. Shepherd....................      9.75            61.9%            $0            --              $0
Donna M. Snopek....................      1.00             6.3%             0            --               0

------------------------

(1) A total of 15.75 SARs were granted to employees in fiscal 1998 pursuant to the SAR Plan. Five SARs were granted to Mr. Williams in April, 1999.

(2) SARs issued pursuant to the SAR Plan have no expiration date. However, all or a part of an SAR is automatically terminated under certain circumstances in connection with an employee's termination of employment with us.

(3) Based on the formulation specified in the SAR agreements of the respective executive officers. The actual value of an SAR is subject to and not determinable until the occurrence of either (a) a Cash Out Event or (b) in some circumstances, the call or put election of Holdings or the holder, respectively, following the termination of the holder's employment with us.

AGGREGATED SAR EXERCISES IN FISCAL YEAR 1998 AND 1998 FISCAL YEAR-END SAR VALUES

    The following table sets forth information with respect to SAR exercises during fiscal 1998 by our executive officers and the number of shares of Holdings Common Stock underlying SARs held by each of our executive officers and the value of such executive officers' exercisable and unexercisable SARs on August 29, 1998.

                                                                             NUMBER OF SECURITIES
                                                                            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                                SARS AT FISCAL         IN-THE-MONEY SARS AT
                                     SHARES ACQUIRED                               YEAR-END,             FISCAL YEAR-END,
                                       ON EXERCISE                          EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
NAME                                     (#)(1)        VALUE REALIZED ($)             (#)                     (#)(2)
----------------------------------  -----------------  -------------------  -----------------------  -------------------------
Ted A. Shepherd...................             --                  --                0/19.75                 $    0/$0
Donna M. Snopek...................             --                  --                 0/4.00                       0/0

------------------------

(1) No SARs were exercised during fiscal 1998, however, as of September 30, 1998, Holdings issued 19.75 shares of its Class A Common Stock to Mr. Shepherd pursuant to Holdings' 1998 Stock Bonus Plan in consideration for the cancellation of Mr. Shepherd's 19.75 SARs. See "--Holdings 1998 Stock Bonus Plan."

(2) Based on the formulation specified in the SAR agreements of the respective executive officers. The actual value of an SAR is subject to and not determinable until the occurrence of either (a) a Cash Out Event or (b) in some circumstances, the call or put election of Holdings or the holder, respectively, following the termination of the holder's employment with us.

HOLDINGS' 1998 STOCK BONUS PLAN

    The Fannie May Holdings, Inc. 1998 Stock Bonus Plan was adopted by the Board of Directors of Holdings in August 1998 to promote the long-term success of Holdings and its subsidiaries by strengthening Holdings' ability to attract and retain highly competent management employees and to provide a means to encourage stock ownership and proprietary interests in Holdings. The 1998 Stock

Bonus Plan provides for the issuance of the right to acquire shares of Holdings' Class A Common Stock to those management employees who can significantly enhance the long-term performance of Holdings and its subsidiaries and is intended to provide, in combination with other forms of compensation and benefits, a total compensation program which is competitive with the reward programs of other similar enterprises. No more than 33 shares of Holdings' Class A Common Stock may be issued under the 1998 Stock Bonus Plan. The 1998 Stock Bonus Plan terminates on July 1, 2008. As of the date of this prospectus, Holdings has issued 19.75 shares in aggregate of its Class A Common Stock pursuant to the 1998 Stock Bonus Plan.

    The 1998 Stock Bonus Plan is administered under the direction of the Board of Directors of Holdings. The Board determines the management employees to receive shares of Holdings' Class A Common Stock under the 1998 Stock Bonus Plan, the number of shares to be granted, the consideration, if any, to be paid for such shares and the other terms and conditions of any such issuances. As of September 30, 1998, Holdings issued 19.75 shares of its Class A Common Stock to Mr. Shepherd, pursuant to the 1998 Stock Bonus Plan, in consideration for the cancellation of Mr. Shepherd's 19.75 SARs.

BENEFIT PLANS

    We sponsor two noncontributory defined benefit pension plans, one for eligible collective bargaining employees and one for eligible non-collective bargaining employees. Our employees are generally eligible to become participants in the applicable pension plan upon attaining age 21 and completing a 12-month period of service to us in which the employee works a minimum of one thousand hours. Participants become vested in their accrued benefits under the applicable pension plan based on a three to seven year graded vesting schedule at the rate of 20% per year after three years of "vesting service," as defined in the pension plans. We make annual contributions to the pension plans in amounts determined by the actuary for the pension plans.

    The normal retirement age under the pension plans is the later of age 65 or the fifth anniversary of participation for participants who enter the pension plan on or after September 1, 1988 and age 65 for participants who enter the plan before September 1, 1988. A reduced early retirement benefit is available when a participant has attained age 55 and completed at least ten years of vesting service. A participant's accrued annual benefit under the applicable pension plan, starting at age 65, is the sum of (1) his accrued annual benefit, if any, as of August 31, 1992 and (2) one-half of one percent of the "compensation," as defined in the pension plans, paid to the participant during each year of "credited service," as defined in the pension plans, after August 31, 1992. Compensation is generally defined in the pension plans as the total cash remuneration paid for the twelve months ending August 31 of each year, and is limited by federal law to $150,000 per year, as adjusted for cost-of-living increases.

    The estimated annual benefits payable to our executive officers under the pension plans upon retirement at normal retirement age, assuming continuous service and constant salary to normal retirement date, is approximately $46,334, in aggregate.

                           CAPITALIZATION OF HOLDINGS

GENERAL

    Holdings, which owns all of our issued and outstanding capital stock, has four classes of outstanding common stock and three series of outstanding preferred stock.

COMMON STOCK

    Holdings has the following four classes of authorized common stock: Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

    Upon a liquidation or dissolution of Holdings, all classes of Holdings Common Stock will rank PARI PASSU in terms of distribution preferences. In the event of an initial public offering of common stock by Holdings, all outstanding shares of Class B Common Stock, Class C Common Stock and Class D Common Stock automatically will be converted into an equal number of shares of Class A Common Stock.

    With respect to voting rights, the Class B Common Stock is non-voting, except as provided by law, while each of the other classes of common stock has one vote per share for the election of directors and all other corporate matters, except as follows:

    - the holders of Class C Common Stock, as a class, subject to the rights of holders of Senior Preferred Stock and Class D Common Stock described below, may elect a director with 51% of the voting power of the Board of Directors;

    - upon the occurrence of some triggering events, unless the holders of Senior Preferred Stock have elected a director who is entitled to exercise 51% of the voting power of the Board of Directors because of a failure to make a dividend payment or a mandatory redemption payment, whether or not such payment is legally permissible, due on the Senior Preferred Stock, the holders of the Class D Common Stock, voting separately as a class, have the right to elect an additional director and such director shall have 51% of the voting power of the Board of Directors; and

    - some events, such as amendments to the Certificate of Incorporation or By-laws which adversely affect holders' rights and certain merger and consolidation transactions, require the approval of a majority of holders of each class voting separately as a class.

    Affiliates of The Jordan Company hold Class A Common Stock and all of the Class C Common Stock and affiliates of TCW Capital hold Class A Common Stock and all of the Class D Common Stock. Mr. Shepherd also holds shares of Class A Common Stock. No Class B Common Stock is currently outstanding. See "Principal Stockholders."

    The shareholders agreement contains certain provisions relating to our governance and the governance of Holdings and restrictions on, and rights in the event of, the transfer of Holdings' Common Stock. See "Certain
Transactions--Shareholders Agreement."

PREFERRED STOCK

    Holdings has the following three series of preferred stock: Senior Preferred Stock, Junior Class A PIK Preferred Stock and Junior Class B PIK Preferred Stock.

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
    The Senior Preferred Stock, which was issued in 1991 in the original face amount of $10.0 million to our former shareholders in connection with Holdings' acquisition of us, has the following rights and preferences:

    - cumulative dividends at the annual rate of 5%, or $500.00 per share, are payable on the last business day of August in each year, provided that, at the option of Holdings, 50% of any dividend may be payable in kind, with in kind shares valued at $10,000 per share;

    - upon liquidation or dissolution, the Senior Preferred Stock has preference, valued at $10,000 per share, over all classes of Holdings Common Stock and the Class A Preferred Stock and Class B Preferred Stock;

    - shares are subject to optional redemption at any time at our option at a price of $10,000 per share plus accrued and unpaid dividends;

    - shares are subject to mandatory redemption at a price of $10,000 per share plus accrued and unpaid dividends on August 31, 2001; and

    - no voting rights are provided, except that: (1) upon a default of a dividend or redemption payment due to the holders of Senior Preferred Stock, such holders, voting as a class, may elect a director with 51% of the voting power of Holdings' Board of Directors; and (2) consent of each of the holders of Senior Preferred Stock is required for the issuance of any equity security which is PARI PASSU or senior to the Senior Preferred Stock and for any Certificate of Incorporation or By-law amendment which may adversely affect the interest of such holders.

    As of May 29, 1999, the redemption value of the Senior Preferred Stock was approximately $12.1 million and, assuming that Holdings continues to exercise its option to pay 50% of the dividends in kind, the redemption value of the Senior Preferred Stock on August 31, 2001 will be approximately $12.7 million.

    In the event the holders of the Senior Preferred Stock are entitled to elect a director with 51% of the voting power of our and Holdings' Board of Directors, affiliates of The Jordan Company and TCW Capital would fail to control Holdings and us, and such event would constitute a change in control under the indenture, which could have a material adverse effect on us. See "Risk Factors--Change of Control Offer."

    The Class A Preferred Stock and Class B Preferred Stock, which were issued in 1991 in the original face amounts of $7.0 million and $700,000, respectively, in connection with Holdings' acquisition of us, are entitled to cumulative dividends at the annual rate of 8% and generally possess similar rights, including the following:

    - each pays a dividend of $2,000 per share, payable at Holdings' option either in cash or in kind, wholly or in part, with in kind shares valued at $25,000 per share, on November 1 of each year for the Class A Preferred Stock and November 1 of each year for the Class B Preferred Stock;

    - upon liquidation or dissolution, the Class A Preferred Stock is junior to the Senior Preferred Stock, the Class B Preferred Stock is junior to both the Senior Preferred Stock and the Class A Preferred Stock and all classes of Holdings Common Stock are junior to the Class A Preferred Stock and Class B Preferred Stock;

    - shares are subject to mandatory redemption on November 1, 2001 at a price of $25,000 per share plus accrued and unpaid dividends for the Class A Preferred Stock, provided that no shares of Senior Preferred Stock are outstanding, and November 1, 2001 for the Class B Preferred Stock, provided that all shares of the Senior Preferred Stock and Class A Preferred Stock have theretofore been redeemed in full for cash; and

    - the securities purchase agreement provides for the mandatory redemption of the Class A Preferred Stock upon the happening of certain events, including certain equity sales, asset sales, recapitalizations, liquidations and change of control events.

    Neither the holders of Class A Preferred Stock or Class B Preferred Stock possess any voting rights, except that consent of a majority of the holders of Class A Preferred Stock and Class B Preferred Stock, each voting separately as a class, is required for the issuance of any equity security that is PARI PASSU or senior to such shares and for any amendment to the Certificate of Incorporation or By-laws which may adversely affect the interest of such holders. As of May 29, 1999, the redemption value of the Class A Preferred Stock and Class B Preferred Stock was approximately $12.6 million and approximately $1.3 million, respectively, and, assuming that Holdings exercises its option to pay all dividends in kind, the redemption value of the Class A Preferred Stock on November 1, 2001 will be approximately $15.1 million and the redemption value of the Class B Preferred Stock on November 1, 2001 will be approximately $1.5 million. See "--Securities Purchase Agreement" and "Principal Stockholders."

SECURITIES PURCHASE AGREEMENT

    In connection with Holdings' acquisition of us in 1991, we, Holdings, affiliates of The Jordan Company and TCW Capital and Jackson National Life Insurance Company entered into a securities purchase agreement dated as of October 30, 1991 pursuant to which Holdings issued subordinated notes, the Class A Preferred Stock and the Class A, B and D Common Stock.

    The securities purchase agreement provides, among other things, that we and Holdings are subject to certain covenants, including the following: (1) so long as at least 92 shares of Class A Preferred Stock are outstanding, we and Holdings are restricted in our ability to pay some dividends or from making some other restricted payments, incurring additional indebtedness or liens on our assets, or making some investments and must comply with some financial ratios and (2) so long as at least 92 shares of Class A Preferred Stock or 333 shares of Common Stock purchased pursuant to the securities purchase agreement are outstanding, we and Holdings are restricted from entering into some transactions with affiliates and some mergers or consolidations with other entities or from transferring or leasing a substantial portion of our assets or issuing additional capital stock except for dividends in kind.

    The securities purchase agreement also provides that certain holders of Class A Common Stock and Class D Common Stock of Holdings, which include both affiliates of The Jordan Company and TCW Capital, have the right to require Holdings to either initiate a sale of us or to redeem their shares of Holdings Common Stock, at any time, or from time to time, after the earlier of any of the following, each a "purchase event":

    - January 1, 2000;

    - the consummation of some exit events, such as a sale of a significant portion of our assets, some recapitalizations of Holdings, some issuances of equity securities of Holdings or the liquidation, dissolution or change of control of Holdings; or

    - the first date as of which all shares of Class A Preferred Stock have been redeemed.

    If Holdings elects to redeem such Holdings Common Stock, the redemption price depends on the event giving rise to the redemption. The redemption price for Holdings Common Stock issued under the securities purchase agreement is the greater of (1) fair market value or (2) an amount intended to yield a preferred return equal to an annual 16% internal rate of return, calculated semi-annually, on the holder's original investment in the subordinated notes, Class A Preferred Stock and Holdings Common Stock. In the case of exit events involving a sale of assets or issuance of equity securities, the fair market value is based upon the proceeds received from such transactions. If Holdings elects to sell us, Holdings has up to one year to arrange such sale. If Holdings elects not to initiate a sale of us or does not conclude a sale within one year, fair market value is determined by an independent appraisal process.

    The securities purchase agreement further provides that (1) upon a sale of equity securities, 50% of the net proceeds must be applied to the redemption of the Senior Preferred Stock and then to the redemption of Class A Preferred Stock and (2) upon the occurrence of an exit event, other than a sale of equity securities, Holdings must redeem all outstanding shares of Class A Preferred Stock.

    We cannot assure you that, if a purchase event occurs, Holdings will be able to sell us or have sufficient funds to satisfy its obligations to redeem the applicable shares of Holdings Common Stock or with respect to any redemption upon an exit event, that such redemptions would be permitted under the indenture, our revolving credit facility or any successor financings. A failure to satisfy such obligations could result in the occurrence of a triggering event which would entitle affiliates of TCW Capital to elect a director with 51% of the voting power of our and Holdings' Board of Directors.

    The definition of "triggering events" in the securities purchase agreement includes:

    - the failure by Holdings to either effect a sale of us or redeem some shares of Class A Common Stock and Class D Common Stock held by both affiliates of The Jordan Company and TCW Capital in accordance with the terms of the securities purchase agreement;

    - the failure by Holdings to redeem on November 1, 2001 the Class A Preferred Stock held by both affiliates of The Jordan Company and TCW Capital; and

    - the failure by Holdings to redeem the Class A Preferred Stock upon some events, such as some equity sales, asset sales, recapitalizations, liquidations and change of control events.

    Affiliates of TCW Capital hold approximately 64.3% of the Class A Preferred Stock and approximately 81.8% of Holdings Common Stock possessing the right to either initiate a sale of us or a redemption of their Holdings Common Stock described above, with the balance held by affiliates of The Jordan Company. Accordingly, affiliates of TCW Capital can assert that a triggering event has occurred upon the occurrence of any one of the events described above until such triggering event is resolved and thus assume control of 51% of the voting power of our and Holdings' Board of Directors, provided that the holders of the Senior Preferred Stock have not exercised their right to control 51% of the voting power of the Board of Directors of Holdings. See "--Preferred Stock" and "Principal Stockholders."

                             PRINCIPAL STOCKHOLDERS

    Holdings owns all of our issued and outstanding capital stock. The following table sets forth certain information with respect to the beneficial ownership of the equity securities of Holdings as of May 29, 1999 by (1) each person who is known by us to beneficially own more than 5% of the outstanding shares of any class of Holdings' voting securities; (2) each of our directors and executive officers who own shares of Holdings' equity securities; and (3) all or our directors and executive officers, as a group, who own shares of Holdings' equity securities.

                                                                                                  PERCENTAGE OF ALL
                                                                      NUMBER OF    PERCENTAGE    OUTSTANDING VOTING
NAME(1)                                         TITLE OF CLASS(2)       SHARES      OF CLASS        COMMON STOCK
---------------------------------------------  --------------------  ------------  -----------  ---------------------
TCW Capital(3)...............................        Class A Common    339.741000        47.5%             33.3%
Jordan Industries, Inc.(4)...................        Class A Common    151.128000        21.1              14.8
JZ Equity Partners PLC(5)....................        Class A Common    100.752000        14.1               9.9
WCT Investment Pte Ltd.(6)...................        Class A Common     82.573000        11.5               8.1
Mezzanine Capital(7).........................        Class A Common     21.069000         2.9               2.1
Leucadia Investors, Inc.(8)..................        Class C Common     65.788625        22.3               6.5
John W. Jordan II(9).........................        Class A Common    151.128000        21.1              14.8
                                                     Class C Common     43.945960        14.9               4.3
Thomas H. Quinn(10)..........................        Class A Common    151.128000        21.1              14.8
                                                     Class C Common     31.582500        10.7               3.1
Adam E. Max(11)..............................        Class C Common     26.315450         8.9               2.6
Ted A. Shepherd(12)..........................        Class A Common     19.750000         2.8               1.9
TCW Special Placements Fund III(7)...........        Class D Common     10.000000       100.0               1.0
All directors and executive officers of
  Holdings as a group(9)(10).................        Class A Common    170.878000        23.9              16.8
                                                     Class C Common    101.843910        34.6              10.0

------------------------

 (1) For purposes herein, (a) affiliates of TCW Capital consist of the following: TCW Capital, WCT Investment Pte Ltd., Mezzanine Capital and TCW Special Placements Fund III; and (b) affiliates of The Jordan Company include, among others, the following: Jordan Industries, Inc., Leucadia Investors, Inc., JZ Equity Partners PLC, John W. Jordan II, Thomas H. Quinn and Adam E. Max; provided, that although an affiliate of The Jordan Company provides financial advisory services to JZ Equity Partners PLC, it is not otherwise affiliated with The Jordan Company.

 (2) As of May 29, 1999, there were outstanding (a) 715.0130 shares of Holdings' Class A Common Stock, (b) no shares of Holdings' Class B Common Stock, (c)
     294.737 shares of Holdings' Class C Common Stock and (d) 10 shares of Holdings' Class D Common Stock, aggregating to 1,019.75 outstanding shares of Holdings Common Stock. Holdings' Class B Common Stock is non-voting, except as provided by law and in some other limited circumstances. Each of the other classes of Holdings' Common Stock has one vote per share for the election of directors and all other corporate matters, except as follows:
     (i) the holders of Holdings' Class C Common Stock, as a class, subject to the rights of holders of Holdings' Senior Preferred Stock and Class D Common Stock described below, may elect a director who is entitled to exercise 51% of the voting power of the Board of Directors of Holdings;
     (ii) upon the occurrence of some triggering events, including a failure by Holdings to redeem its Junior Class A PIK Preferred Stock on November 1, 2001, the holders of Holdings' Class D Common Stock, voting separately as a class, have the right to elect an additional director and such director shall have 51% of the voting power of the Board of Directors of Holdings, unless due to a failure by Holdings to make a dividend payment or a mandatory redemption payment with respect to its Senior Preferred Stock, whether or not such payment is legally permissible, the holders of Holdings' Senior Preferred Stock have elected a director who is entitled to exercise 51% of the voting power of the Board of Directors of Holdings; and (iii) some events, such as amendments to Holdings' certificate of incorporation or by-laws which adversely affect the rights of holders and some merger and consolidation transactions, require the approval of a majority of holders of each class voting separately as a class. No event has occurred which would give either the holders of Holdings' Class D Common Stock or Holdings' Senior Preferred Stock the right to elect a director who is entitled to exercise 51% of the voting power of the Board of Directors of Holdings. In addition, all holders of Holdings Common Stock are parties to the shareholders agreement. See "Certain Transactions-- Shareholders Agreement." As of May 29, 1999, there also were outstanding (A) 1,206.118388 shares of Holdings' Senior Preferred Stock, all of which is owned by our former owners through the Denton Thorne Trust A, the Denton Thorne Trust B and the Denton Thorne Trust C, (B) 502.4682 shares of Holdings' Junior Class A PIK Preferred Stock, approximately 36% of which is owned by affiliates of The Jordan Company and approximately 64% of which is owned by affiliates of TCW Capital, and (C) 50.2467 shares of Holdings' Junior Class B PIK Preferred Stock, approximately 80% of which is owned by affiliates of The Jordan Company. Holdings' certificate of incorporation provides that in the event that Holdings fails to (i) pay on any dividend payment date the full amount of dividends then accrued and unpaid on the Senior Preferred Stock or (ii) redeem all shares of Holdings' Senior Preferred Stock then outstanding on the dividend payment date occurring in 2001, the Board of Directors of Holdings shall automatically be increased by one director and the holders of Holdings' Senior Preferred Stock shall have the right to elect an individual to fill such newly created directorship. The director elected by the holders of Holdings' Senior Preferred Stock would have 51% of the total voting power of the Board of Directors of Holdings.

 (3) The Class A Common Stock indicated as owned by TCW Capital is actually held as follows: (a) 311.408 shares are held in the name of TCW Special Placements Fund III; (b) 23.74 shares are held in the name of TCW Capital, as Investment Manager pursuant to an Investment Management Agreement dated as of April 18, 1990; and (c) 4.593 shares are held in the name of TCW Capital, as Investment Management pursuant to an Investment Management Agreement dated as of June 19, 1989. As of May 29, 1999, affiliates of TCW Capital owned 44.5% of the outstanding voting Holdings' Common Stock. As of May 29, 1999, affiliates of TCW Capital also owned approximately 64% of Holdings' Junior Class A PIK Preferred Stock. The principal address of TCW Capital is c/o Trust Company of the West, Representative Office, 200 Park Avenue, Suite 2200, New York, New York 10166.

 (4) As of May 29, 1999, Jordan Industries, Inc. and other affiliates of The Jordan Company also owned approximately 36% of Holdings' Junior Class A PIK Preferred Stock. The principal address of Jordan Industries, Inc. is Arbor Lake Center, 1751 Lake Cook Road, Suite 550, Deerfield, Illinois 60015. Mr. Jordan is Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. Mr. Quinn is President, Chief Operating Officer and a Director of Jordan Industries, Inc.

 (5) As of May 29, 1999, JZ Equity Partners PLC, formerly known as MCIT (Existing Pool) Limited, also owned 71.7811 shares of Holdings' Junior Class A PIK Preferred Stock. The principal address of JZ Equity Partners PLC is c/o The Jordan Company LLC, 767 Fifth Avenue, New York, New York 10153.

 (6) As of May 29, 1999, WCT Investment Pte Ltd. also owned 57.0563 shares of Holdings' Junior Class A PIK Preferred Stock. In connection with its acquisition in 1992 from affiliates of TCW Capital of shares of Holdings' Class A Common Stock and Junior Class A PIK Preferred Stock, WCT Investment Pte Ltd. granted an irrevocable proxy to TCW Special Placements Fund III for the purpose of approving or consenting to some actions by Holdings. The principal address of

     WCT Investment Pte Ltd. is c/o Government of Singapore Investment Corporation, 255 Shoreline Drive, Suite 600, Redwood City, California 94065.

 (7) Mezzanine Capital is affiliated with TCW Capital. As of May 29, 1999, Mezzanine Capital also owned 15.1118 shares of Holdings' Junior Class A PIK Preferred Stock. The principal address for each of Mezzanine Capital and TCW Special Placements Fund III is c/o TCW Special Placements Fund III, 865
     S. Figueroa St., Suite 1800, Los Angeles, California 90017.

 (8) As of May 29, 1999, Leucadia Investors, Inc. also owned 12.5616 shares of Holdings' Junior Class B PIK Preferred Stock. The principal address of Leucadia Investors, Inc. is 315 Park Avenue South, New York, New York 10010.

 (9) Information presented includes 151.128 shares of Holdings' Class A Common Stock held by Jordan Industries, Inc., of which Mr. Jordan is Chairman of the Board and Chief Executive Officer, and 43.94596 shares of Holdings' Class C Common Stock held by The John W. Jordan II Revocable Trust, of which Mr. Jordan is trustee. Mr. Jordan's address is c/o The Jordan Company LLC, 767 Fifth Avenue, New York, New York 10153.

 (10) Information presented includes 151.128 shares of Holdings' Class A Common Stock held by Jordan Industries, Inc., of which Mr. Quinn is the President, Chief Operating Officer and a director. Mr. Quinn's address is c/o Archibald Candy Corporation, 1137 West Jackson Boulevard, Chicago, Illinois 60607.

 (11) As of May 29, 1999, Mr. Max also owned 5.0247 shares of Holdings' Junior Class B PIK Preferred Stock. The address of Mr. Max is c/o The Jordan Company LLC, 767 Fifth Avenue, New York, New York 10153.

 (12) Mr. Shepherd and Holdings entered into an Executive Subscription Agreement dated as of September 30, 1998 pursuant to which Holdings converted Mr. Shepherd's 19.75 SARs into the same number of shares of Holdings' Class A Common Stock. Mr. Shepherd's address is c/o Archibald Candy Corporation, 1137 West Jackson Boulevard, Chicago, Illinois 60607.

                              CERTAIN TRANSACTIONS

MANAGEMENT CONSULTING AGREEMENT

    On July 2, 1997, Holdings entered into a five year management consulting agreement with TJC Management Corp., pursuant to which TJC Management Corp. or its designee will receive a fixed fee for management, consulting and similar services in the amount of $364,000 per annum plus any out-of-pocket expenses and additional fees for any investment banking services rendered. We believe that the terms of the management consulting agreement are comparable to the terms that we would obtain from disinterested third parties for comparable services. For its investment banking services rendered to Holdings in connection with the Laura Secord acquisition and related financing, Holdings paid TJC Management Corp. $850,000 pursuant to the management consulting agreement.

TAX SHARING AND MANAGEMENT CONSULTING AGREEMENT

    On July 2, 1997, we entered into a tax sharing and management consulting agreement with Holdings, pursuant to which we agreed to pay or distribute to
Holdings:

    - so long as Holdings files consolidated income tax returns that include us, payments for our share of income taxes, assuming that we are a stand-alone entity and without giving effect to any consolidated net operating loss carry forwards of Holdings accumulated through August 30, 1997;

    - an annual fee of $412,000 for management, consulting, investment banking and similar services, plus an amount equal to the expenses incurred by Holdings in connection with the performance of such services;

    - investment banking fees incurred by Holdings on our behalf with TJC Management Corp. in connection with (1) any future recapitalizations, acquisitions or any similar transaction, which fee shall not exceed 2% of the transaction value, and (2) any financing transactions, which fee shall not exceed 1% of the transaction value;

    - amounts sufficient for Holdings to pay fees, expenses and indemnities to directors of Holdings in accordance with its bylaws and indemnification agreements; and

    - payments to or on behalf of Holdings in respect of franchise or similar taxes and governmental charges incurred by it relating to our business, operations or finances.

    We believe that the terms of the management services provided under the tax sharing and management consulting agreement are comparable to the terms that we would obtain from disinterested third parties for comparable services. In fiscal 1998, we (a) accrued a $1,628,000 distribution payable to Holdings for our share of income taxes and (b) paid $412,000 in management consulting fees, in each case pursuant to the tax sharing and management consulting agreement.

    For investment banking fees incurred by Holdings on our behalf in connection with the Laura Secord acquisition and related financing, we paid Holdings $850,000 pursuant to the tax sharing and management consulting agreement. Holdings paid these fees to TJC Management Corp. under the management consulting agreement.

PREFERRED STOCK

    As of May 29, 1999, affiliates of TCW Capital owned approximately 64% of the Class A Preferred Stock and affiliates of The Jordan Company owned approximately 36% of the Class A Preferred Stock and approximately 80% of the Class B Preferred Stock, all of which is subject to redemption.

DIRECTOR'S CONSULTING FEE AND TCW AFFILIATES' EXPENSE REIMBURSEMENT

    In each of fiscal 1996, 1997 and 1998, we paid Mr. Quinn a consulting fee equal to $52,000 in lieu of a salary in exchange for services rendered to us. Mr. Quinn consulted with us with respect to our financial and business affairs, our relationships with our lenders and stockholders, and the operation and expansion of our business. Such fee is expected to continue in the future and is subject to reasonable increases. Pursuant to the tax sharing and management consulting agreement, affiliates of TCW Capital who are members of our Board of Directors will receive $48,000 in the aggregate per year as reimbursement of expenses incurred in performing financial and management consulting services thereunder, including, but not limited to, any travel expenses. See "--Tax Sharing and Management Agreement."

SHAREHOLDERS AGREEMENT

    In connection with the formation of Holdings and its acquisition of us in 1991, affiliates of The Jordan Company and TCW Capital and other initial investors entered into the shareholders agreement, which contains some provisions relating to the governance of us and Holdings and restrictions on, and rights in the event of, the transfer of Holdings' Common Stock. Among other things, the shareholders agreement provides that, subject to limited exceptions,
(1) the composition of our and Holdings' Board of Directors shall be identical and (2) the number of directors on our and Holdings' Board shall be five, with affiliates of The Jordan Company nominating three directors and affiliates of TCW Capital nominating two directors. The shareholders agreement also provides that upon the occurrence of some triggering events, unless affiliates of TCW Capital as holders of Holdings' Class D Common Stock have already elected a director with 51% of the voting power of the Board of Directors of Holdings, Holdings shall not, without the approval of 60% of the outstanding Holdings' Common Stock, other than Holdings' Class B Common Stock:

    - enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself;

    - convey, sell, lease, transfer or otherwise dispose of in a transaction or related series of transactions 25% or more of the property, business or assets of Holdings and its subsidiaries;

    - acquire by purchase or otherwise the business or any assets of, or stock or other evidences of beneficial ownership of, any person with a purchase price in excess of 20% of the then net worth of Holdings and its subsidiaries; or

    - issue certain equity securities or redeem equity shares.

The shareholders agreement further provides that without the approval of a director nominated by affiliates of TCW Capital, neither Holdings nor any of its subsidiaries shall (1) make any amendment to Holdings' certificate of incorporation or by-laws or (2) enter into any transaction with any affiliate, except for transactions entered into in the ordinary course of business in good faith and on fair and reasonable terms no less favorable to Holdings than Holdings would be able to obtain in a comparable arm's-length transaction with an unrelated third party. In addition, the shareholders agreement restricts the transfer of Holdings Common Stock by providing, in part, that any subsequent holder of Holdings Common Stock must agree to be bound by all the provisions of the shareholders agreement. In the event of a transfer of Holdings Common Stock other than to a permitted transferee, the shareholders agreement provides each other holder of Holdings Common Stock with tag-along rights and preemptive rights.

    In connection with its acquisition in 1992 from affiliates of TCW Capital of shares of Holdings' Class A Common Stock and Junior Class A PIK Preferred Stock, WCT Investment Pte Ltd. granted an irrevocable proxy to TCW Special Placements Fund III for the purpose of approving or consenting to some actions by Holdings, including mergers, consolidations, acquisitions of other entities, recapitalizations, issuances of equity securities and modifications of Holdings' business.

ISSUANCE OF HOLDINGS' CLASS A COMMON STOCK TO COMPANY MANAGEMENT

    Pursuant to the 1998 Stock Bonus Plan, Holdings issued to Mr. Shepherd, as of September 30, 1998, 19.75 shares of Holdings' Class A Common Stock in consideration for the cancellation of Mr. Shepherd's 19.75 SARs. The terms and conditions of Mr. Shepherd's ownership of such shares are set forth in the Executive Subscription Agreement dated as of September 30, 1998. Pursuant to this agreement, Mr. Shepherd has agreed to be bound by the terms and conditions of the shareholders agreement to the same extent as if named a "Shareholder" or "Holder" thereunder.

PROVISION OF SERVICES TO THE COMPANY

    Jordan Industries, Inc. owns 80% of PAMCO Printed Labels, which supplied approximately $600,000 of labels to us in fiscal 1998. For fiscal 1999, we expect to purchase a comparable amount of labels from PAMCO. Mr. Quinn, our Chairman of the Board and Chief Executive Officer, is the President, Chief Operating Officer and a director of Jordan Industries, Inc. Mr. Jordan, one of our directors, is Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. We believe that the pricing and services provided by PAMCO are comparable to those that we would obtain from disinterested third parties for comparable services.

                  DESCRIPTION OF THE REVOLVING CREDIT FACILITY

    The following summary of our revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the definitive revolving credit facility loan documents, which are available from us upon request.

    On July 2, 1997, we entered into a revolving credit agreement with The First National Bank of Chicago, as agent. On July 30, 1999, we amended our revolving credit agreement and caused our Canadian subsidiary, Archibald Candy (Canada) Corporation, to enter into an additional related revolving credit agreement with First Chicago NBD Bank, Canada, a Canadian affiliate of The First National Bank of Chicago. The two credit agreements work together to provide revolving loans to us and Archibald Candy (Canada) Corporation in an aggregate principal amount at any time not to exceed the lesser of (1) $20.0 million and (2) a borrowing base comprised primarily of a percentage of eligible accounts receivable, eligible inventory and some of our owned real properties. Borrowings under our revolving credit facility are available for general corporate purposes, including letters of credit, subject to the borrowing conditions contained therein. Our revolving credit facility is secured by first priority liens on our and the guarantor subsidiaries' accounts receivable, raw materials and finished good inventories and our owned store locations, and the proceeds therefrom. Under the terms of our revolving credit agreements, each of our material subsidiaries will guarantee our and Archibald Candy (Canada) Corporation's obligations. As of the date of this prospectus, we have approximately $5.0 million in borrowings and $0.5 million of letters of credit outstanding under our agreement with The First National Bank of Chicago and no borrowings or letters of credit outstanding under our agreement with First Chicago NBD Bank, Canada. Our revolving credit facility expires on April 15, 2001.

    The revolving credit agreements include covenants that restrict, among other things:

    - investment, loans, advances, dividends and other restricted payments;

    - prepayment of other indebtedness, including the notes;

    - the incurrence or existence of additional indebtedness;

    - the granting of liens, other than liens created pursuant to the revolving credit agreement, the indenture and some permitted liens;

    - mergers, consolidations and sales of all or a substantial part of our business or property;

    - the sale of assets; and

    - some transactions with affiliates.

    The revolving credit agreements also require us to comply with financial ratios, including minimum fixed charge coverage and maximum leverage ratios.

    The revolving credit agreements contain customary representations and warranties, including representations and warranties as to:

    - our and our subsidiaries' good standing;

    - our and our subsidiaries' solvency;

    - our and our subsidiaries' authority to enter into the revolving credit facility documents;

    - the accuracy of our financial statements;

    - our and our subsidiaries' payment of taxes;

    - our and our subsidiaries' disclosure of environmental matters and existing and pending litigation involving us and our subsidiaries;

    - our and our subsidiaries' ownership of assets and properties; and

    - the disclosure of our and our subsidiaries' contingent obligations.

    The revolving credit agreements also contain customary events of default, including:

    - the failure to make payments when due;

    - the breach of covenants;

    - the breach of representations and warranties;

    - defaults as to other indebtedness;

    - involuntary bankruptcy, voluntary bankruptcy, dissolution;

    - a material adverse change; or

    - a change of control.

    The revolving credit agreement with The First National Bank of Chicago provides that borrowings thereunder will accrue interest at a variable rate equal to the "Alternate Base Rate," as defined in such revolving credit agreement, plus 1.25% or a fixed rate equal to the "Eurodollar Rate," as defined in such revolving credit agreement, plus 2.50%. The Alternate Base Rate generally is defined as the greater of (1) the corporate base rate of interest announced by the agent from time to time and (2) the Federal Funds Effective Rate plus 0.5%. Interest rates may be adjusted downward, depending upon our leverage ratio as defined therein. The revolving credit agreement with First Chicago NBD Bank, Canada, provides that borrowings thereunder will be in the form of advances which accrue interest at a variable rate equal to the "Canadian Prime Rate," as defined in such revolving credit agreement, or in the form of bankers acceptances which are purchased by the lender at a discount rate equal to the lesser of (1) the rate per annum that appears on the Reuters Screen CDOR Page on the purchase date, plus 10 basis points, or (2) the discount rate at which the lender would purchase, on the purchase date, its own bankers acceptance having a face amount and maturity the same as the bankers acceptance to be purchased under such revolving credit agreement. For borrowings by Archibald Candy (Canada) Corporation in the form of advances, we have agreed to pay to the lenders under our revolving credit agreement a fee equal to the amount of such borrowings multiplied by an interest rate equal to between 1.25% and 0.50%, depending on our leverage ratio from time to time. Based on our current leverage ratio, an interest rate equal to 1.25% would be applicable for any such calculation. For borrowings by Archibald Candy (Canada) Corporation in the form of bankers acceptances, we have agreed to pay to the lenders under our revolving credit agreement a fee equal to the amount of such bankers acceptances multiplied by an interest rate equal to between 2.5% and 1.75%, depending on our leverage ratio. Based on our current leverage ratio, an interest rate equal to 2.5% would be applicable for any such calculation. For both types of such borrowings, we have agreed to such fee pursuant to a participation agreement among us, Archibald Candy (Canada) Corporation and the lenders and agents under the two revolving credit agreements.

    We are required to pay some fees in connection with our revolving credit facility.

                      DESCRIPTION OF THE REGISTERED NOTES

GENERAL

    The unregistered notes were, and the registered notes will be, issued pursuant to an indenture dated as of July 2, 1997 among us and The Bank of New York, as trustee, as amended by the First Supplemental Indenture dated as of December 7, 1998 among us, our guarantor subsidiaries and the trustee, and the Second Supplemental Indenture dated as of June 8, 1999 among us, our guarantor subsidiaries and the trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. You can find the definitions of some terms used in the following summary of the indenture under the sub-heading "Certain Definitions."

    The terms of the registered notes are the same as the terms of the unregistered notes, except that (1) we registered the registered notes under the Securities Act, and, unlike the unregistered notes, their transfer is not restricted and (2) holders of the registered notes are not entitled to certain rights under the registration rights agreement.

    All series of notes issued under the indenture, including without limitation any notes that remain outstanding after the completion of the exchange offer, together with the registered notes issued in connection with such exchange offer, will be treated as a single class of securities under the indenture.

    BECAUSE THIS SECTION OF THE PROSPECTUS MERELY SUMMARIZES THE TERMS OF THE REGISTERED NOTES, YOU SHOULD READ THE INDENTURE AND THE RELEVANT PORTIONS OF THE TRUST INDENTURE ACT OF 1939 FOR MORE COMPLETE INFORMATION REGARDING THE TERMS OF THE REGISTERED NOTES, INCLUDING THE DEFINITION OF CERTAIN TERMS USED IN THIS SECTION. COPIES OF THE INDENTURE AND REGISTRATION RIGHTS AGREEMENT CAN BE OBTAINED BY FOLLOWING THE INSTRUCTIONS CONTAINED IN THIS PROSPECTUS UNDER THE HEADINGS "WHERE YOU CAN FIND MORE INFORMATION" AND "INFORMATION INCORPORATED BY REFERENCE."

RANKING AND SECURITY

    The notes are senior secured obligations of us and rank senior in right of payment to all subordinated Indebtedness of us and PARI PASSU in right of payment with all senior Indebtedness. As of May 29, 1999, on a pro forma basis after giving effect to the Laura Secord acquisition and the related financing, we would not have had any secured indebtedness outstanding, other than the notes, $0.3 million of capital lease obligations and $0.5 million of letters of credit issued for our account under our revolving credit agreement. The notes are subordinate to any other senior secured indebtedness incurred by us and our subsidiaries to the extent of the assets securing such other senior secured indebtedness, including indebtedness under our revolving credit facility.

    The notes are guaranteed by all of our subsidiaries other than our Unrestricted Subsidiaries. The notes are secured by liens on our and our Restricted Subsidiaries' equipment, fixtures and general intangibles, our ownership interest in our Restricted Subsidiaries and mortgages on some of our owned real property, as more fully described under the sub-heading "Collateral."

PRINCIPAL, MATURITY AND INTEREST

    The registered notes will be limited in aggregate principal amount to $40.0 million. The registered notes will be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The registered notes will mature on July 1, 2004.

    The registered notes will bear interest at 10 1/4% per annum from July 1, 1999. Interest on the registered notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 2000. We will make each interest payment to holders of record on the immediately preceding December 15 and June 15.

    Interest on the registered notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a holder of notes has given wire transfer instructions to us, we will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on notes will be made at our office or agency within the City and State of New York unless we elect to make interest payments by check mailed to the holders of the notes at their addresses set forth in the register of holders of notes. Until otherwise designated by us, our office or agency will be the office of the trustee maintained for such purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

COLLATERAL

    Subject to exceptions, the notes and Guarantees will be secured by:

    (1) security interests in some of the equipment, fixtures and general intangibles, including trademarks, of us, the Guarantors and each future Restricted Subsidiary of us or any Subsidiary;

    (2) mortgages on our Chicago, Illinois headquarters facility and Bensalem, Pennsylvania warehouse and distribution facility; and

    (3) all of the Capital Stock of the Guarantors and each future Restricted Subsidiary of us or any Subsidiary.

All of our and the Guarantors' assets described above are collectively referred to herein as the "Collateral." The notes are not secured by any other property, including any receivables, raw materials or finished goods inventories or Company-owned retail locations.

    We and the Guarantors have entered into security agreements, mortgages, deeds of trust and other collateral assignment agreements (collectively, the "Collateral Agreements") that provide for the grant of a security interest in or pledge of the Collateral to the trustee, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the notes. Such pledges and security interests will secure the payment and performance when due of all of the Obligations of us and the Guarantors under the indenture, the notes, the Guarantees and the Collateral Agreements.

    Subject to the terms and conditions in the indenture and the Collateral Agreements, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any Subsidiary pledged by us, and to exercise any voting, other consensual rights and other rights pertaining to Capital Stock pledged by us, unless an Event of Default has occurred and is continuing.

    Upon the occurrence and during the continuance of an Event of Default:

    (1) all rights of us to exercise voting, other consensual rights and other rights with respect to pledged Capital Stock, will cease upon notice from the Collateral Agent, and all these rights will become vested in the Collateral Agent, which to the extent permitted by law, will have the sole right to exercise these rights; and

    (2) all rights of us to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will, upon notice from the Collateral Agent, cease and such cash dividends, interest and other payments will be paid to the Collateral Agent.

All funds distributed under the Collateral Agreements and received by the Collateral Agent for the benefit of the holders of the notes will be retained and/or distributed by the Collateral Agent in accordance with the provisions of the indenture.

    The Collateral Agent will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to foreclose on the Collateral following an Event of Default. Holders of the notes may not enforce the Collateral Agreements. Subject to limitations, holders of a majority in principal amount of the then outstanding notes may direct the Collateral Agent in its exercise of any trust or power under the Collateral Agreements. Upon the full and final payment and performance of all Obligations of us under the indenture and the notes, the Collateral Agreements will terminate and the pledged Collateral will be released. Upon the sale of pledged Collateral, the Collateral Agent will simultaneously release the Liens in favor of the Collateral Agent in the assets sold if the Net Proceeds from the sale are or will be applied in accordance with the terms of the covenant described under the sub-heading "Limitation on Asset Sales" and the Collateral Agent has received all documentation required by the Trust Indenture Act.

    If there is a default under the notes, the proceeds from the sale of the Collateral may not be sufficient to satisfy our Obligations under the notes. The amount to be received upon such a sale would be dependent upon numerous factors including the condition, age and useful life of the Collateral at the time of such sale, the timing and the manner of the sale, and whether the Collateral were being sold as part of an ongoing business. The book value of the Collateral should not be relied upon as a measure of realizable value. By its nature, the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time. To the extent that third parties enjoy Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral. In addition, the ability of the holders to realize upon any of the Collateral may be subject to bankruptcy law limitations in the event of a bankruptcy.

GUARANTORS

    The repayment of the notes will be unconditionally guaranteed, jointly and severally, by each existing and future Restricted Subsidiary of us or any Subsidiary.

    The obligations of each Guarantor will be limited to the maximum amount as will not result in the obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee. See "Risk Factors--Fraudulent Conveyance Matters."

REDEMPTION

    AT THE OPTION OF THE COMPANY. Except as set forth below, we may not redeem the notes prior to July 1, 2001. After July 1, 2001 we may redeem all or some of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

YEAR                                                                      PERCENTAGE
------------------------------------------------------------------------  -----------
2001....................................................................     105.125%
2002....................................................................     102.563
2003 and thereafter.....................................................     100.000

    During the period before July 1, 2000, we may on one or more occasions redeem up to one-third of the aggregate principal amount of the notes issued under the indenture, at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest through the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED, that:

    (1) at least two-thirds of the aggregate principal amount of notes remain outstanding immediately after giving effect to each such redemption; and

    (2) such redemption will occur within 90 days of the date of closing of the Public Equity Offering.

    If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange on which the notes are listed, or, if the notes are not so listed, on a PRO RATA basis, by lot or by such method as the trustee deems to be fair and appropriate; PROVIDED, that notes of $1,000 or less may not be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at such holder's registered address. If any note is to be redeemed in part, the notice of redemption that relates to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the notes or such portions called for redemption.

    MANDATORY. The notes will not be entitled to any mandatory redemption or sinking fund.

REPURCHASE UPON CHANGE OF CONTROL

    If a Change of Control occurs, we will be required to offer to repurchase all the notes then outstanding (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

    Within 10 days following any Change of Control, we must mail a notice to each holder of notes stating:

    (1) that all notes tendered will be accepted for payment;

    (2) the purchase price and the purchase date for the notes, which will be no earlier than 30 days nor later than 40 days from the date the notice is mailed (the "Change of Control Payment Date");

    (3) that any note not tendered will continue to accrue interest;

    (4) that, unless we default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

    (5) that any holder electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the paying agent with respect to the notes (the "Paying Agent") at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

    (6) that the holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased; and

    (7) that a holder whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

    We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue thereof.

    On the Change of Control Payment Date, we will, to the extent lawful:

    (1) accept for payment the notes or portions thereof tendered pursuant to the Change of Control Offer;

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officer's Certificate stating that the notes or portions thereof tendered to us are accepted for payment.

    The Paying Agent will promptly mail to each holder of notes so accepted payment in an amount equal to the purchase price for such notes, and the trustee will authenticate and mail to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, PROVIDED, that each such new note will be in principal amount of $1,000 or an integral multiple thereof. We will announce the result of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.

    We cannot assure you that sufficient funds to make required repurchases will be available at the time of any Change of Control Offer. Further, our revolving credit facility will prohibit the repurchase of any notes as a result of a Change of Control. Therefore, upon the occurrence of a Change of Control, we will either have to obtain the consent of the lenders under our revolving credit facility to such repurchase or repay or refinance the indebtedness under such facility. A failure to secure the lenders' consent or repay or refinance the indebtedness under our revolving credit facility will result in a default thereunder and an acceleration of all obligations under our revolving credit facility. Any future credit agreements or other agreements relating to financings may contain restrictions similar to those contained in our revolving credit facility.

    "CHANGE OF CONTROL" means:

    (1) the sale, assignment, lease, transfer or conveyance, in one transaction or a series of transactions, of all or substantially all of our assets to any Person or group, as such term is used in Section 13(d)(3) of the Exchange Act;

    (2) the liquidation or dissolution of us or the adoption of a plan by our shareholders relating to the dissolution or liquidation of us;

    (3) the acquisition by any Person or group, as such term is used in Section 13(d)(3) of the Exchange Act, other than affiliates of The Jordan Company and TCW Capital, of beneficial ownership, directly or indirectly, of Voting Stock of us or Holdings having the right to elect directors having a majority of the voting power of our or Holdings' Board of Directors, respectively, by way of purchase, merger or consolidation or otherwise; or

    (4) any Person or group, as such term is used in Section 13(d)(3) of the Exchange Act, other than the affiliates of The Jordan Company and TCW Capital, exercising the right to elect director(s) having (or existing directors, acquiring the right to have) a majority of the voting power of our or Holdings' Board of Directors.

CERTAIN COVENANTS

    LIMITATION ON RESTRICTED PAYMENTS. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any distribution on account of any Equity Interests of us or any of our Subsidiaries, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us or dividends or distributions payable to us or any Wholly Owned Subsidiary;

    (2) purchase, redeem or otherwise acquire or retire for value any Equity Interest of us or any Subsidiary or other Affiliate of us;

    (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of us or any Guarantor that is subordinated in right of payment to the notes or such Subsidiary's Guarantees thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof;

    (4) make any Restricted Investment; or

    (5) make any other payment to or on behalf of Holdings

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

    (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof; and

    (b) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, we could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the covenant described under the sub-heading "--Limitation on Incurrence of Indebtedness"; and

    (c) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the trustee), together with the aggregate of all other Restricted Payments made after the date of the indenture (including Restricted Payments permitted by clauses (1) and (2) of the next following paragraph and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of:

        (i) 50% of the Adjusted Consolidated Net Income of us for the period, taken as one accounting period, from the beginning of the first quarter commencing immediately after the Issue Date to the end of our most recently ended full fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit); plus

        (ii) $2 million; plus

       (iii) 100% of the aggregate net cash proceeds received by us from the issuance or sale, other than to a Subsidiary, of Equity Interests of us, other than Disqualified Stock, after the date of the indenture and on or prior to the time of such Restricted Payment; plus

        (iv) 100% of the aggregate net cash proceeds received by us from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of us that has been converted or exchanged into Equity Interests of us, other than Disqualified Stock, pursuant to the terms thereof after the date of the indenture and on or prior to the time of such Restricted Payment, including any additional net cash proceeds received by us upon such conversion or exchange.

    Notwithstanding the foregoing, the indenture does not prohibit as Restricted
Payments:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the indenture;

    (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of us in exchange for, or out of the proceeds of, the substantially concurrent sale, other than to a Subsidiary of us, of other Equity Interests of us, other than Disqualified Stock;

    (3) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provision described under the sub-heading "--Limitation on Incurrence of Indebtedness";

    (4) the payment of dividends to Holdings for purposes of the repurchase, redemption, retirement or acquisition of Equity Interests of Holdings from executives, management or employees of us or Holdings pursuant to the Plan as in existence on the Issue Date;

    (5) payments by us to Holdings under the tax sharing and management consulting agreement;

    (6) payments of the Preferred Stock, other than to pay dividends or redeem shares of preferred stock owned by affiliates of The Jordan Company on the Issue Date; PROVIDED, that no such payments will be made with proceeds from our revolving credit facility; and

    (7) payments in connection with the application of the net proceeds of the offering of the notes as described under "Use of Proceeds";

PROVIDED, that with respect to clauses (1) through (6), other than payments with respect to taxes under the tax sharing and management consulting agreement, at such time there will have been no default in payment when due of interest on the notes or any default of the types described in clause (2) or (3) under the sub-heading "Events of Default and Remedies."

    LIMITATION ON INCURRENCE OF INDEBTEDNESS. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

    (1) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "incur"), with respect to any Indebtedness, including Acquired Debt; or

    (2) issue any Disqualified Stock; PROVIDED, that we may incur Indebtedness or issue shares of Disqualified Stock and a Restricted Subsidiary may incur Acquired Debt if:

       (a) no Default or Event of Default will have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to such incurrence or issuance;

       (b) the Interest Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio set forth below opposite the period in which such incurrence or issuance occurs, determined on a PRO FORMA basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock has been issued, as the case may be, at the beginning of such four-quarter period:

PERIOD ENDING                                                                     RATIO
-----------------------------------------------------------------------------     -----
February 28, 1999............................................................        2.00x
Thereafter...................................................................        2.25x

           and

       (c) in the case of Indebtedness, (i) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the notes and (ii) such Indebtedness has a final scheduled maturity that exceeds the final stated maturity of the notes.

    The foregoing limitations will not prohibit the incurrence of:

    (1) Indebtedness pursuant to our revolving credit facility and repayment obligations as of May 29, 1999 in respect of letters of credit, PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness so incurred on any date will not exceed $20.0 million;

    (2) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business;

    (3) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by the indenture;

    (4) Indebtedness arising out of sale and leaseback transactions, capital lease obligations or Purchase Money Obligations in an aggregate amount not to exceed $1.5 million at any one time;

    (5) Indebtedness owed by us to any Wholly Owned Subsidiary or by any Wholly Owned Subsidiary to us or any other Wholly Owned Subsidiary;

    (6) Indebtedness outstanding on the Issue Date, including the notes;

    (7) other Permitted Indebtedness;

    (8) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (1), (4),
       (6) and (9) and outstanding Indebtedness incurred pursuant to the debt incurrence tests set forth in the immediately preceding paragraph (the "Refinancing Indebtedness"), PROVIDED, that:

       (a) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced;

       (b) the Refinancing Indebtedness has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced; and

       (c) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the notes as the Indebtedness being Refinanced;

    (9) Indebtedness of us arising out of our issuance and sale of the unregistered notes;

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    (10) additional Indebtedness of us in an aggregate principal amount up to
       $5.0 million; and

    (11) additional Indebtedness of us in an aggregate principal amount up to $5.0 million; PROVIDED, that such Indebtedness is subordinated in right of payment to the notes and has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the notes.

    LIMITATION ON ASSET SALES. We will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

    (1) we or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets subject to such Asset Sale;

    (2) at least 85% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of us or any Restricted Subsidiary, other than liabilities that are, by their terms, subordinated to the notes or any Guarantee thereof, that are assumed by the transferee of such assets; PROVIDED, that following such Asset Sale there is no further recourse to us and our Restricted Subsidiaries with respect to such assets; and

    (3) within 12 months of such Asset Sale, the Net Proceeds thereof are:

       (a) invested in assets related to the business of us or our Restricted Subsidiaries as conducted on the date of the indenture;

       (b) used to permanently reduce any Indebtedness which ranks PARI PASSU with the notes (provided in the case of a revolver or similar arrangement that makes credit available, such commitment is also permanently reduced); or

       (c) to the extent not used as provided in clause (a) or (b), applied to make an offer to purchase notes as described below (an "Excess Proceeds Offer");

PROVIDED, that if the amount of Net Proceeds from any Asset Sale not invested pursuant to clause (a) or used to repay Indebtedness pursuant to clause (b) above is less than $2 million, we will not be required to make an offer pursuant to clause (c).

    Any Net Proceeds not invested or applied as set forth in the preceding clauses (a) or (b) will constitute "Excess Proceeds." If we elect, or become obligated to make an Excess Proceeds Offer, we will offer to purchase notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, to the purchase date. We must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, we and our Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

    The indenture provides that the Excess Proceeds Offer will remain open for a period of 20 business days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), we will purchase and mail or deliver payment for the Purchase Amount for the notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all notes tendered pursuant to the Excess Proceeds Offer. The principal amount of notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of notes acquired by us through purchase or redemption, other than pursuant to a Change of Control Offer, subsequent to the date of the Asset Sale and surrendered to the trustee for cancellation.

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    Any Excess Proceeds Offer will be conducted in compliance with applicable regulations under the Federal securities law, including Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by virtue thereof.

    We cannot assure you that sufficient funds will be available at the time of any Excess Proceeds Offer to make required repurchases.

    LIMITATION ON LIENS. The indenture provides that we will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset, including, without limitation, all real, tangible or intangible property, of us or any Restricted Subsidiary now owned or hereafter acquired, or on any income or profits therefrom, or assign, or convey any right to receive income therefrom, except:

    (1) Liens on (a) accounts receivable and inventory and the proceeds thereof, and certain rights relating thereto, and (b) real property of us not constituting Collateral under the indenture securing Indebtedness permitted to be incurred pursuant to clauses (1) or (9) under the sub-heading "--Limitation on Incurrence of Indebtedness" or any Indebtedness used to Refinance such Indebtedness;

    (2) Purchase Money Liens securing Indebtedness incurred pursuant to clause
       (4) under the subheading "--Limitation on Incurrence of Indebtedness";
       and

    (3) Permitted Liens.

    LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions to us or any of our Restricted Subsidiaries (a) on such Restricted Subsidiary's Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits; or

    (2) pay any indebtedness owed to us or any of our Subsidiaries;

    (3) make loans or advances to us or any of our Restricted Subsidiaries; or

    (4) transfer any of its assets to us or any of our Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

    (1) the indenture, the notes and the Collateral Agreements;

    (2) applicable law;

    (3) any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; and

    (4) permitted Refinancing Indebtedness; PROVIDED, however, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

    MERGER, CONSOLIDATION OR SALE OF ASSETS. We may not consolidate or merge with or into, whether or not we are the surviving corporation, or sell, assign, transfer, lease, convey or otherwise dispose of all

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or substantially all of its properties or assets, determined on a consolidated basis for us and our Restricted Subsidiaries, in one or more related transactions to, any other Person unless:

    (1) we are the surviving Person or the person formed by or surviving any such consolidation or mergers, if other than us, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger, if other than us, or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of us, pursuant to a supplemental indenture and Collateral Agreements in a form reasonably satisfactory to the trustee and the Collateral Agent, under the notes, the indenture, the Collateral Agreements and the registration rights agreement;

    (3) immediately before, and after giving effect on a PRO FORMA basis to, such transaction, no Default or Event of Default exists or would occur; and

    (4) we, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made:

       (a) has a Consolidated Net Worth, immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction, equal to or greater than the Consolidated Net Worth of us immediately preceding the transaction; and

       (b) is permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under the sub-heading "--Limitation on Incurrence of Indebtedness."

    In the event of any transaction, other than a lease, complying with the conditions listed in the immediately preceding paragraph in which we are not the surviving Person, the surviving Person or transferee will succeed to, and be substituted for, and may exercise every right and power of, us, and we will be discharged from our Obligations under the indenture, the notes, the Collateral Agreements and the registration rights agreement.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any properties or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for:

    (1) Affiliate Transactions, which together with all related Affiliate Transactions, have an aggregate value of not more than $1 million; PROVIDED, that such transactions are conducted in good faith and on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis with a Person that is not an Affiliate of us or such Restricted Subsidiary;

    (2) Affiliate Transactions, which together with all related Affiliate Transactions have an aggregate value of not more than $2 million; PROVIDED, that a majority of the disinterested members of our Board of Directors determine that such transactions are conducted in good faith and on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of ours or such Restricted Subsidiary; and

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    (3) Affiliate Transactions for which we deliver to the trustee an opinion as to the fairness to us or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing;

PROVIDED, that the following will not be deemed to be Affiliate Transactions:

    (1) employment or consulting agreements entered into by us or any Restricted Subsidiary in the ordinary course of business with the approval of the independent members of our Board of Directors;

    (2) transactions between or among us and/or our Wholly Owned Subsidiaries or Guarantors;

    (3) transactions permitted by the provisions of the indenture described above under "--Limitations on Restricted Payments"; and

    (4) reasonable and customary directors' fees for independent members of our Board of Directors.

    RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK. We will not sell, and will not permit any of our Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary to any Person other than us or a Wholly Owned Subsidiary of us; PROVIDED, that we and our Restricted Subsidiaries may sell all of the Capital Stock of a Restricted Subsidiary owned by us and our Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under the sub-heading "--Limitation on Asset Sales."

    LINE OF BUSINESS. We will not, and will not permit any Subsidiary to, directly or indirectly engage in any business other than:

    (1) the business described in this Prospectus;

    (2) the manufacture, distribution and retailing of confectionery items; and

    (3) any business that in the reasonable, good faith judgment of our Board of Directors is directly related to such business.

    GUARANTORS. So long as any notes remain outstanding, any Restricted Subsidiary will:

    (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary will unconditionally guarantee all of our obligations under the notes and the indenture on the terms set forth in the indenture; and

    (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary will be a Guarantor for all purposes of the indenture.

    If all of the Capital Stock of any Guarantor is sold to a Person, other than us or any of our Restricted Subsidiaries, and the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under the sub-heading "--Limitation on Asset Sales," then such Guarantor will be released and discharged from all of its obligations under its Guarantee of the notes and the indenture.

    REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, we will furnish to the holders of notes:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and

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       Results of Operations" and, with respect to the annual financial statements only, a report thereon by our independent auditors; and

    (2) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. From and after the time we file a registration statement with the Commission with respect to the notes, we will file such information with the Commission, provided the Commission will accept such filing.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following will constitute an Event of Default under the indenture:

    (1) default for 30 days in the payment when due of interest on the notes;

    (2) default in payment of principal or premium, if any, on the notes when due at maturity, upon redemption, by acceleration or otherwise;

    (3) default in the performance or breach of the provisions under the sub-heading "--Merger, Consolidation or Sale of Assets," and "--Repurchase Upon Change of Control";

    (4) failure by us or any Guarantor for 30 days after notice to comply with certain other covenants and agreements in the indenture, the notes or the Collateral Agreements;

    (5) default under, after giving effect to any applicable grace periods or any extension of any maturity date, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any Guarantor, or the payment of which is guaranteed by us or any Guarantor, whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if:

       (a) either (i) such default results from the failure to pay principal of such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated; and

       (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default, after the expiration of any applicable grace period or any extension of the maturity date, has occurred, or the maturity of which has been so accelerated, exceeds $5 million in the aggregate;

    (6) failure by us or any Guarantor to pay final judgments, other than any judgment as to which a reputable insurance company has accepted full liability, aggregating in excess of $7.5 million which judgments are not stayed within 60 days after their entry;

    (7) breach by us or any Guarantor of any material representation or warranty set forth in the Collateral Agreements, which breach is not cured by us or such Guarantor or waived within 30 days after notice to comply with such breach of a material representation or warranty;

    (8) repudiation by us or any of the Guarantors of the obligations under the indenture, the notes, the Collateral Agreements or the Guarantees or we or any Guarantor takes any action that causes, or asserts, or fails to take any action that it knows, or has been notified by the trustee, is necessary to prevent, the unenforceability of the indenture, the notes, the Collateral Agreements or the Guarantees against us or any of the Guarantors or is necessary to maintain the priority and perfection of the Liens of the Collateral Agreements; and

    (9) certain events of bankruptcy or insolvency with respect to us or any of the Guarantors.

    If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then unregistered notes may declare by written notice all the notes to be due

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and payable immediately. In the case of an Event of Default arising from events of bankruptcy or insolvency, all unregistered notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power.

    The holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to the trustee, may on behalf of the holders of all of the notes:

    (1) waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note affected; and/or

    (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default, except nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived.

    Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default and what action we are taking or propose to take with respect thereto.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of us or any Guarantor, as such, will have any liability for any obligations of us under the notes, the indenture, the Collateral Agreements or the registration rights agreement or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE AND DISCHARGE OF THE INDENTURE AND THE NOTES

    Upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay, on the due dates thereof, the principal of, premium, if any, and each installment of interest on the notes, we will be discharged from any and all obligations in respect of the notes, other than the obligation to duly and punctually pay the principal of, premium, if any, and interest on, the notes in accordance with the terms of the notes and the indenture. The trust may only be established if, among other things:

    (1) we have delivered to the trustee an opinion of independent counsel to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

    (2) no Event of Default or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default will have occurred or be continuing; and

    (3) customary conditions precedent are satisfied.

    We may satisfy and discharge our obligations and the Guarantors' obligations under the indenture to holders of the notes by delivering to the trustee for cancellation all unregistered notes or by

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depositing with the trustee or the Paying Agent, if applicable, after the notes have become due and payable, cash sufficient to pay at the stated maturity all of the notes and paying all other sums payable under the indenture by us.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. In addition, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

    The registered holder of a note will be treated as the owner of it for all purposes.

PAYMENTS FOR CONSENT

    Neither we nor any of our Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all holders of notes a reasonable length of time prior to the expiration of the solicitation.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the two succeeding paragraphs, the indenture and the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding. Any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Collateral Agreements may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes.

    Without the consent of each holder affected, an amendment or waiver may not with respect to any notes held by a non-consenting holder of notes:

    (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of, or the premium on, or change the fixed maturity of, any note;

    (3) alter the provisions with respect to the redemption of the notes;

    (4) alter the price at which repurchases of the notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer;

    (5) reduce the rate of or change the time for payment of interest on any note;

    (6) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes;

    (7) make any note payable in money other than that stated in the notes;

    (8) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest on, the notes;

    (9) waive a redemption payment with respect to any note;

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    (10) make any change in the provisions of any of the Guarantees that adversely affects the rights of any holder of notes;

    (11) adversely affect the contractual ranking of the notes or Guarantees; or

    (12) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the preceding, without the consent of any holder of notes:

    (1) we and the trustee may amend or supplement the indenture or the notes to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated notes in addition to or in place of certificated notes;

    (3) to provide for the assumption of our obligations to holders of the notes or a Guarantor's obligation under a Guarantee in the case of a merger or consolidation;

    (4) to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of ours, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder will have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to us at 1137 West Jackson Boulevard, Chicago, Illinois 60607, Attention: Secretary.

CERTAIN DEFINITIONS

    Set forth below are some of the defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used in this section for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to the Company or a Restricted Subsidiary, Indebtedness of any other Person existing at the time such other Person merged with or into the Company or a Restricted Subsidiary or became a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

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    "ADJUSTED CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the Consolidated Net Income of such Person plus amortization (including amortization of goodwill, deferred costs and other intangibles) of such Person for such period to the extent such amortization was deducted in computing Consolidated Net Income.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean:

    (1) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

    (2) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and

    (3) in the case of an individual (a) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (b) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family. Notwithstanding the preceding, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Company.

    "ASSET SALE" means any direct or indirect:

    (1) sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), other than in the ordinary course of business, of any assets of the Company or its Restricted Subsidiaries; or

    (2) issuance or sale of any Capital Stock of any Subsidiary (in each case, other than to the Company or a Wholly Owned Subsidiary).

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

    (1) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

    (2) with respect to any other Person, any and all partnership interests, membership interests or other indicia of ownership of such Person.

    "CASH EQUIVALENT" means:

    (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

    (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; and

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    (3) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) and (2) above.

    "CONSOLIDATED EBITDA" means, with respect to any Person (the referent Person) for any period:

    (1) consolidated income (loss) from operations of such Person for such period, determined in accordance with GAAP; plus

    (2) (to the extent such amounts are deducted in calculating such income
       (loss) from operations of such Person for such period, and without duplication) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding non-cash charges incurred after the date of the Indenture that require an accrual of or a reserve for cash charges for any future period, except for accrued and unpaid management fee charges under the Tax Sharing and Management Agreement and normally recurring accruals such as reserves against accounts receivable);

PROVIDED, that:

       (a) the income from operations of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person;

       (b) the income from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

       (c) the income from operations of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

    "CONSOLIDATED NET INCOME" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however that:

    (1) the Net Income of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person;

    (2) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

    (3) the Net Income of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

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    "CONSOLIDATED NET WORTH" means, with respect to any Person, the total shareholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity):

    (1) the amount of any such shareholders' equity attributable to Disqualified Stock or treasury stock of such Person and its consolidated subsidiaries;

    (2) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date; and

    (3) all investments in subsidiaries of such Person that are not Restricted Subsidiaries and in Persons that are not subsidiaries of such Person.

    "DEFAULT" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

    "DISQUALIFIED STOCK" means any Equity Interest that:

    (1) either by its terms or the terms of any security into which it is convertible or for which it is exchangeable or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (in whole or in part) prior to the final stated maturity of the Notes or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such final stated maturity; or

    (2) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities or Disqualified Stock.

    "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the Issue Date.

    "GUARANTEE" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner of all or any part of any Indebtedness, including letters of credit and reimbursement agreements in respect thereof.

    "INDEBTEDNESS" of any Person means (without duplication):

    (1) all liabilities and obligations, contingent or otherwise, of such
       Person:

       (a) in respect of borrowed money, whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof;

       (b) evidenced by bonds, debentures, notes or other similar instruments;

       (c) representing the deferred purchase price of property or services, other than trade payables on customary terms incurred in the ordinary course of business which are not more than 90 days past due;

       (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

       (e) as lessee under capitalized leases;

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       (f) under bankers' acceptance and letter of credit facilities;

       (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock; or

       (h) in respect of Hedging Obligations;

    (2) all liabilities and obligations of others of the type described in clause (1) that are Guaranteed by such Person; and

    (3) all liabilities and obligations of others of the type described in clause (1) that are secured by, or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien on property owned by such Person, including accounts and contract rights, even though such Person has not assumed or become liable for the payment of such Indebtedness; PROVIDED, that the amount of such Indebtedness will (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (i) the fair market value of such property at the time of determination and
       (ii) the amount of such Indebtedness.

    The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "INTEREST COVERAGE RATIO" means, for any period, the ratio of:

    (1) Consolidated EBITDA of the Company for such period; over

    (2) Consolidated Interest Expense of the Company for such period.

    In calculating Interest Coverage Ratio for any period, pro forma effect will be given to:

       (a) the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; and

       (b) the occurrence of any Asset Sale during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness secured by the assets sold and assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period.

    For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period will be calculated on a PRO FORMA BASIS, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of a period that falls before the Issue Date will be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for

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consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "ISSUE DATE" means the date upon which the Company originally issued $100.0 million of its 10 1/4% Senior Secured Notes due 2004.

    "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales and dispositions pursuant to sale and leaseback transactions, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received in respect of any Asset Sale, net of:

    (1) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale, other than any such costs payable to an Affiliate of the Company, including legal, accounting and investment banking fees and sales commissions;

    (2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale;

    (3) any reserve for adjustment in respect of the sale price of such asset or assets;

    (4) taxes paid or payable as a result thereof;

    (5) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof; and

    (6) any deduction or appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such transaction and retained by the Company or any Subsidiary after such sale or disposition thereof including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters or against any indemnification obligations with respect to such transaction.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company or any of the Guarantors under the Indenture, the Notes, the Guarantees of the Notes or any of the Collateral Agreements.

    "OTHER PERMITTED INDEBTEDNESS" means:

    (1) Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims;

    (2) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

    (3) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets; and

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    (4) The guarantee by the Company or any of its Restricted Subsidiaries of
       Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of the covenant described under the sub-heading "Limitation on Incurrence of Indebtedness."

    "PERMITTED INVESTMENTS" means:

    (1) Investments in the Company or any Wholly Owned Subsidiary;

    (2) Investments in Cash Equivalents;

    (3) Investments in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary and the Capital Stock of such Person is pledged to secure the Obligations, or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary; and

    (4) other Investments that do not exceed in the aggregate $7.5 million at any time outstanding.

    "PERMITTED LIENS" means:

    (1) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness;

    (2) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary; PROVIDED, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition;

    (3) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, PROVIDED, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition;

    (4) Liens incurred in the ordinary course of business in respect of Hedging Obligations;

    (5) Liens to secure Indebtedness for borrowed money of a Subsidiary in favor of the Company or a Wholly Owned Subsidiary;

    (6) Liens (other than pursuant to ERISA or environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations, exclusive of obligations constituting Indebtedness, of a like nature incurred in the ordinary course of business;

    (7) Liens existing or created on the Issue Date;

    (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor;

    (9) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under the Indenture;

    (10) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor

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       defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (11) Liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases; and

    (12) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (1) through (11) above.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

    "PREFERRED STOCK" means amounts sufficient to pay:

    (1) cash dividends and mandatory redemption payments under the Senior Preferred Stock and the Class A Preferred Stock and Class B Preferred Stock; and

    (2) interest payments on Indebtedness of Holdings, the net proceeds of which are in an amount no greater than the amount necessary to redeem the Senior Preferred Stock and Class A Preferred Stock and Class B Preferred Stock and which Indebtedness has no installment of principal due prior to the first anniversary of the Stated Maturity of the Notes.

    "PUBLIC EQUITY OFFERING" means a bona fide underwritten public offering of Qualified Stock of the Company, pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

    "PURCHASE MONEY LIENS" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture.

    "PURCHASE MONEY OBLIGATIONS" means Indebtedness representing, or incurred to finance, the cost:

    (1) of acquiring any assets; and

    (2) of construction or build-out of manufacturing, distribution or administrative facilities, including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company or any Restricted Subsidiary,

    PROVIDED, that:

       (a) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges;

       (b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired; and

       (c) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

    "QUALIFIED STOCK" means, with respect to any Person, Capital Stock of such Person other than Disqualified Stock.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" means a Subsidiary other than an Unrestricted Subsidiary.

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    "SUBSIDIARY" means, with respect to any Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof; and

    (2) any partnership in which such Person or any of its subsidiaries is a general partner.

    "SUBSIDIARY" means any subsidiary of the Company.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) the Inactive Subsidiaries; and

    (2) any other Subsidiary that has been designated by the Company (by written notice to the Trustee as provided below) as an Unrestricted Subsidiary; PROVIDED, that a Subsidiary may not be designated as an "Unrestricted Subsidiary" unless:

       (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary (other than such Subsidiary);

       (b) neither immediately prior thereto nor after giving pro forma effect to such designation, would there exist a Default or Event of Default;

    (3) immediately after giving effect to such designation on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under the sub-heading "--Limitation on Incurrence of Indebtedness"; and

    (4) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary (other than such Subsidiary).

    The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if no Default or Event of Default is existing or will occur as a consequence thereof; and immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under the sub-heading "--Limitation on Incurrence of Indebtedness." Each such designation will be evidenced by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Company will be deemed to make an Investment in each Subsidiary designated as an "Unrestricted Subsidiary" immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment will be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

    "VOTING STOCK" means, with respect to any Person:

    (1) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency); and

    (2) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (1) above.

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    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing:

    (1) the then outstanding principal amount of such Indebtedness; into

    (2) the total of the product obtained by multiplying:

       (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

       (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

    "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

REGISTRATION RIGHTS

    We issued and sold the unregistered notes to the initial purchaser on June 8, 1999 pursuant to the terms and conditions of a purchase agreement dated as of May 26, 1999. We agreed in the purchase agreement to provide the holders of the unregistered notes with the same registration rights granted to the holders of our $130.0 million of 10 1/4% Series A Senior Secured Notes due 2004 that were issued and sold in unregistered offerings on July 2, 1997 and December 7, 1998 and subsequently exchanged for a like principal amount of our 10 1/4% Series B Senior Secured Notes due 2004 that were registered under the Securities Act. The registration rights with respect to the unregistered notes are set forth in a registration rights agreement dated as of July 2, 1997 between us and the initial purchasers of the notes issued on July 2, 1997.

    The registration rights agreement requires us to file with the SEC by August 7, 1999 a registration statement with respect to an offer to exchange the unregistered notes for registered notes, which would have terms substantially identical in all material respects to the unregistered notes. Upon the effectiveness of the exchange offer registration statement, we will offer to the holders of unregistered notes who are not prohibited by any law or policy of the SEC from participating in the exchange offer the opportunity to exchange their unregistered notes for registered notes. If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer or, in the case of any holder of unregistered notes that participates in the exchange offer, such holder does not receive freely tradable registered notes on the date of the exchange for tendered notes, or if for some reason the exchange offer is not consummated within 165 days after the date on which the unregistered notes are issued, or upon the request of the initial purchaser, we will, at our cost, file with the SEC a shelf registration statement to cover resales of unregistered notes by the holders thereof who satisfy conditions relating to the provision of information in connection with the shelf registration statement. We will use our best efforts to cause the applicable registration statement to be declared effective by the SEC as promptly as practicable after the date of filing.

    Based on an interpretation of the staff of the SEC set forth in several no-action letters to third parties, we believe that the registered notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of unregistered notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the registered notes (1) will not be able to rely on the interpretation of the staff of the SEC set forth in the above referenced no-action letters, (2) will not be able to tender its unregistered notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the unregistered notes unless such sale or transfer is made pursuant to an exemption from such requirements.

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    Unless the exchange offer would not be permitted by a policy of the SEC, we will commence the exchange offer and use our best efforts to issue, on or prior to 30 business days after the date on which the exchange offer registration statement is declared effective by the SEC, registered notes in exchange for all unregistered notes tendered prior thereto in the exchange offer. Upon the occurrence of some registration defaults, we will pay liquidated damages to each holder of registrable securities, during the first 90-day period immediately following the occurrence of such registration default, in an amount equal to $.05 per week per $1,000 principal amount of unregistered notes held by such holder. The amount of the liquidated damages thereafter will increase each week an additional $.05 per $1,000 principal amount of registrable securities, up to a maximum of $.40 per week per $1,000 principal amount of unregistered notes until such registration default is cured. All accrued liquidated damages will be paid in the same manner as interest payments on the unregistered notes on semiannual damages payment dates that correspond to interest payment dates for the unregistered notes and upon redemption dates, change of control payment dates and excess proceed payment dates. Following the cure of a registration default, the accrual of liquidated damages will cease.

    In order to participate in the exchange offer, holders of unregistered notes will be required to make to us the representations described in the registration rights agreement. Holders of unregistered notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their unregistered notes included in the shelf registration statement. A holder of unregistered notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to some of the indemnification, civil liability and other provisions of the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder. We will provide a copy of the registration rights agreement to prospective investors upon request.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth in the next paragraph, the notes to be issued as set forth herein will initially be issued in the form of one or more registered global notes, each of which will be deposited on the date of acceptance for exchange of the notes and the issuance of the notes with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of the DTC, such nominee being referred to herein as the "global holder". Interests in global notes will be available for purchase only by "qualified institutional buyers." The following are summaries of certain rules and operating procedures of the DTC which affect the global notes.

    Notes that are (1) originally issued to or transferred to institutional accredited investors who are not qualified institutional buyers or to any other persons who are not qualified institutional buyers, referred to herein as the "non-global purchasers," or (2) issued as described under "Certificated Notes," will be issued in registered form, referred to in this section as the "certificated notes." Upon the transfer to a qualified institutional buyers of certificated notes initially issued to a non-global purchaser, such certificated notes will, unless the applicable global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of notes being transferred. For a description of the restrictions on the transfer of certificated notes, see "Notice to Investors."

    DTC has advised us that it is a limited-purpose trust company that was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and some other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through DTC's participants or indirect participants.

    We expect that pursuant to procedures established by DTC (1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchaser with portions of the global notes and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's participants), DTC's participants and indirect participants. The laws of some states require that some persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes will be limited to such extent. For other restrictions on the transferability of the notes, see "Notice to Investors."

    So long as the global holder is the registered owner of any notes, the global holder will be considered the sole owner of such notes outstanding under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form, and will not be considered the owners or holders thereof under the indenture for any purpose. As a result, the ability of a person having a beneficial interest in notes represented by a global note to pledge such interest to persons or entities that do not participate in DTC's system or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Accordingly, each qualified institutional buyer owning a beneficial interest in a global note must rely on the procedures of DTC and, if such qualified institutional buyer is not a participant or an indirect participant, on the procedures of the participant through which such qualified institutional buyer owns its interest, to exercise any rights of a holder under such global note or the indenture.

    Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

    Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of a global holder on the applicable record date will be payable by the trustee to or at the direction of such global holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant participants with such payment, in amounts proportionate to their respective interests in the global notes in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's participants and indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's participants or indirect participants.

CERTIFICATED NOTES

    If (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depository and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture, then, upon surrender by the relevant global holder of its global note, certificated notes in such form will be issued to each person that such global holder and DTC identify as the beneficial owner of the related notes. In addition, subject to conditions, any person having a beneficial interest in the global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons, or the nominee of any thereof, in fully registered form.

YEAR 2000

    The following information has been provided by DTC:

    DTC's management is aware that some computer applications, systems, and the like for processing data, referred to in this section as "systems," that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

    The following is a general discussion of the material United States federal tax consequences associated with the exchange of the unregistered notes for the registered notes pursuant to the exchange offer and disposition of the registered notes. This discussion applies only to a beneficial owner of registered notes who acquired unregistered notes at the initial offering for the original offering price thereof and who acquires the registered notes pursuant to the exchange offer. A beneficial owner of registered notes is the person who is the owner of the registered notes for federal income tax purposes. This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. This discussion does not consider any specific facts or circumstances that may apply to a particular beneficial owner of registered notes. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding, and disposing of the registered notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

    For purposes of this discussion, a "U.S. holder" means a beneficial owner of registered notes that is either a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. A non-U.S. holder is a beneficial owner of registered notes other than a U.S. holder.

EXCHANGE OFFER

    The exchange of unregistered notes for registered notes pursuant to the exchange offer will not constitute a "significant modification" of the unregistered notes for United States federal income tax purposes and, accordingly, the registered notes received will be treated as a continuation of the unregistered notes in the hand of such holder. As a result, there will be no United States federal income tax consequences to a United States holder who exchanges unregistered notes for registered notes pursuant to the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the registered notes for United States federal income tax purposes as it had in the unregistered notes immediately before the exchange.

STATED INTEREST

    The holders of registered notes will include stated interest in gross income in accordance with their methods of accounting for tax purposes as if the exchange had not occurred, including accrued, unpaid interest on unregistered notes to the date of the issuance of the registered notes.

DISPOSITION

    A beneficial owner of registered notes will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the registered notes measured by the difference between (i) the amount of cash and fair market value of property received (not attributable to accrued, but unpaid interest that has not yet been subject to federal income tax) and (ii) the beneficial owner's tax basis in the registered notes. A beneficial owner's tax basis in a note will generally equal the price paid by the beneficial owner for the note, decreased by any payments of principal received, and increased by the amount of accrued, unpaid interest that has been subject to federal income tax. Any such gain or loss will be long-term capital gain or loss, provided that the registered notes constitute a capital asset in the hands of the beneficial owner and had been held for more than one year (including the period that such beneficial owner held the unregistered notes exchanged for such registered notes).

NON-U.S. HOLDERS

    Under present United States federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

    (a) payments of interest on the registered notes to any non-U.S. holder will not be subject to United States federal income or withholding tax, provided that (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the holder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (ii) a controlled foreign corporation that is related to us through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder;

    (b) a non-U.S. holder of registered notes will not be subject to the United States federal income tax on gain realized on the sale, exchange, or other disposition of registered notes, unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of such holder; and

    (c) if interest on the registered notes is exempt from withholding of United States federal income tax under the rules described above (without regard to the certification requirement), the registered notes will not be included in the estate of a deceased non-U.S. holder for United States Federal estate tax purposes.

    The certification referred to above may be made on an Internal Revenue Service Form W-8 or a substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    We will, where required, report to the beneficial owners of registered notes and the Internal Revenue Service the amount of any interest paid on the registered notes in each calendar year and the amounts of federal tax withheld, if any, with respect to such payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 31% with respect to payments of principal and interest made on registered notes, or on proceeds of the disposition of registered notes before maturity, unless such U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules. Such information may be made on an Internal Revenue Service Form W-9 or a substantially similar substitute form.

    Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to interest paid on the registered notes to a non-U.S. holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the registered notes are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its non-U.S. holder status under penalties of perjury and provides its name and address or otherwise establishes an exemption. This certification may be made on an Internal Revenue Service Form W-8 or substantially similar substitute form. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the registered notes by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the beneficial owner's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

NEW TREASURY REGULATIONS APPLICABLE TO NON-U.S. HOLDERS

    On October 6, 1997, the United States Treasury Department issued final Treasury regulations governing certification procedures regarding both United States federal withholding tax and backup withholding tax on certain amounts paid to non-U.S. holders after December 31, 2000. The new Treasury regulations modify and, in general, unify the way in which non-U.S. holders may establish eligibility for United States federal withholding tax exemptions, including under a tax treaty, and an exemption from backup withholding.

    For example, the new Treasury regulations will require new forms, which non-U.S. holders will generally have to provide earlier than you would have had to provide replacements for expiring existing forms. The new Treasury regulations also clarify the standards upon which withholding agents of non-U.S. holders may rely, add requirements in order for non-U.S. holders to claim reduced federal tax withholding under a tax treaty, and provide different procedures in order for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions if they receive payments on behalf of non-U.S. holders.

    The new Treasury regulations are particularly complex. Non-U.S. holders should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on their investment in the registered notes.

                              PLAN OF DISTRIBUTION

    Based on existing interpretations of the Securities Act by the SEC's staff set forth in several no-action letters issued to third parties in similar transactions, we believe that the registered notes issued in the exchange offer in exchange for the unregistered notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the registered notes are acquired in the ordinary course of such holders' business and the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of registered notes. This position does not apply to any holder that is (1) an "affiliate" of ours within the meaning of Rule 406 under the Securities Act, (2) a broker-dealer who acquired notes directly from us or (3) broker-dealers who acquired notes as a result of market-making or other trading activities, referred to in this section as "participating broker-dealers". Any participating broker-dealers receiving registered notes in the exchange offer is subject to a prospectus delivery requirement with respect to resales of the registered notes. To date, the SEC has taken the position that participating broker-dealers may, for a limited period, fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the unregistered notes to the initial purchaser, with this prospectus.

    Each broker-dealer receiving registered notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in any resale of the registered notes. Participating broker-dealers may use this prospectus in reselling registered notes, if the unregistered notes were acquired for their own accounts as a result of market-making activities or other trading activities. We have agreed that a participating broker-dealer may use this prospectus in reselling registered notes for a period ending 180 days after the expiration date or, if earlier, when a participating broker-dealer has disposed of all registered notes. A participating broker-dealer intending to use this prospectus in the resale of registered notes must notify us on or before the expiration date, that it is a participating broker-dealer. This notice may be given in the space provided for in the letter of transmittal or may be delivered to the exchange agent. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the letter of transmittal. See "The Exchange Offer--Resales of Registered Notes" for more information.

    We will not receive any cash proceeds from any sale of the registered notes by broker-dealers. Broker-dealers acquiring registered notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the registered notes or a combination of such methods. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of registered notes.

    Any broker-dealer reselling registered notes that it received in the exchange offer and any broker or dealer that participates in a distribution of registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of registered notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Winston & Strawn will pass upon legal matters for us related to the registered notes.

                                    EXPERTS

    Our financial statements as of August 30, 1997 and August 29, 1998 and for each of the fiscal years in the three year period ended August 29, 1998, appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Laura Secord as of December 31, 1997 and 1998 and for the years then ended included in this prospectus have been audited by Deloitte & Touche LLP, chartered accountants, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in reliance upon the report of Deloitte & Touche LLP appearing elsewhere herein.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the periodic reporting and other information requirements of the Exchange Act. As long as we are subject to such periodic reporting and informational requirements, we will furnish all reports and other information required thereby to the SEC and pursuant to the indenture will furnish copies of such reports and other information to the trustee. Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a site on the World Wide Web that contains reports, proxies and information statements and other information filed electronically by us with the SEC which can be accessed over the Internet at http://www.sec.gov.

    We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the trustee, and deliver or cause to be delivered to the holders of the notes, (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to the annual financial statements only, a report thereon by our independent auditors; and (2) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, we have agreed, for so long as any of the notes remain outstanding, to make available, upon request, to any prospective purchaser of the notes and beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Information may be obtained from us at 1137 West Jackson Boulevard, Chicago, Illinois 60607;
Attention: Secretary, telephone number (312) 243-2700.

                     INFORMATION INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed later with the SEC will update and supersede the information then on file. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the exchange offer is completed.

1. Archibald Candy's Annual Report on Form 10-K for the fiscal year ended August 29, 1998 filed with the SEC on November 27, 1998;

2. Archibald Candy's Quarterly Reports on Form 10-Q for the quarterly periods ended November 28, 1998, February 27, 1999 and May 29, 1999, filed with the SEC on January 12, 1999, April 13, 1999 and July 13, 1999, respectively; and

3. Archibald Candy's Current Reports on Form 8-K filed with the SEC on December 2, 1998, December 22, 1998 (as amended by Form 8-K/A, filed with the SEC on February 19, 1999), June 3, 1999 and June 23, 1999.

    On the request of any person to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference. Written requests for such copies should be directed to Archibald Candy Corporation, 1137 West Jackson Boulevard, Chicago, Illinois 60607; Attention: Secretary (telephone number (312) 243-2700).

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Archibald Candy Corporation has not authorized anyone to provide you with different or additional information. We are not making an offer to sell any notes in any state or country where the exchange offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                         INDEX TO FINANCIAL STATEMENTS

ARCHIBALD CANDY CORPORATION
Report of Independent Auditors.......................................................        F-2
Balance Sheets as of August 30, 1997 and August 29, 1998.............................        F-3
Statements of Operations for the years ended August 31, 1996, August 30, 1997, and
  August 29, 1998....................................................................        F-4
Statement of Changes in Shareholder's Equity (Deficit) for the years ended August 31,
  1996, August 30, 1997, and August 29, 1998.........................................        F-5
Statements of Cash Flows for the years ended August 31, 1996, August 30, 1997, and
  August 29, 1998....................................................................        F-6
Notes to Financial Statements........................................................        F-7
Consolidated Balance Sheets as of May 30, 1998 and May 29, 1999 (UNAUDITED)..........       F-14
Consolidated Statements of Operations for the nine months ended May 30, 1998 and May
  29, 1999 (UNAUDITED)...............................................................       F-15
Consolidated Statements of Cash Flows for the nine months ended May 30, 1998 and
  May 29, 1999 (UNAUDITED)...........................................................       F-16
Notes to Consolidated Financial Statements (UNAUDITED)...............................       F-17

THE LAURA SECORD RETAIL BUSINESS
Auditors' Report.....................................................................       F-22
Balance Sheets as of December 31, 1997 and December 31, 1998.........................       F-23
Statements of Operations for the years ended December 31, 1997 and December 31,
  1998...............................................................................       F-24
Statements of Cash Flows for the years ended December 31, 1997 and December 31,
  1998...............................................................................       F-25
Notes to Financial Statements........................................................       F-26
Balance Sheets as of May 2, 1998 and May 1, 1999 (UNAUDITED).........................       F-33
Statements of Operations for the four months ended May 2, 1998 and May 1, 1999
  (UNAUDITED)........................................................................       F-34
Statements of Cash Flows for the four months ended May 2, 1998 and May 1, 1999
  (UNAUDITED)........................................................................       F-35
Notes to Financial Statements (UNAUDITED)............................................       F-36

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Archibald Candy Corporation

    We have audited the accompanying balance sheets of Archibald Candy Corporation as of August 30, 1997 and August 29, 1998 and the related statements of operations, shareholder's equity (deficit), and cash flows for the years ended August 31, 1996, August 30, 1997, and August 29, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the 1996, 1997, and 1998 financial statements referred to above present fairly, in all material respects, the financial position of Archibald Candy Corporation as of August 30, 1997 and August 29, 1998, and the results of its operations and its cash flows for the years ended August 31, 1996, August 30, 1997, and August 29, 1998, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

October 16, 1998
Chicago, Illinois

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)
                                 BALANCE SHEETS
                   AS OF AUGUST 30, 1997 AND AUGUST 29, 1998

                                                        1997          1998
                                                    ------------  ------------
                                                      (DOLLARS IN THOUSANDS)
                                    ASSETS

Current assets:
  Cash and cash equivalents.......................  $     15,801  $     13,081
  Accounts receivable, net........................           576         1,380
  Inventories.....................................        18,965        24,602
  Prepaid expenses and other current assets.......           267           306
                                                    ------------  ------------
Total current assets..............................        35,609        39,369
Due from affiliate................................           825            --
Property, plant, and equipment, net...............        20,330        20,927
Goodwill, less accumulated amortization of $6,310
  ($5,376 in 1997)................................        31,960        31,161
Noncompete agreements and other intangibles, less
  accumulated amortization of $108 ($90 in
  1997)...........................................           127           109
Deferred financing fees, less accumulated
  amortization of $789 ($108 in 1997).............         4,166         3,698
Other assets......................................         2,643         2,825
                                                    ------------  ------------
      Total assets................................  $     95,660  $     98,089
                                                    ------------  ------------
                                                    ------------  ------------

                LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Accounts payable................................  $      4,769  $      4,728
  Accrued liabilities.............................         4,964         4,956
  Payroll and related liabilities.................         2,025         2,600
  Current portion of long-term debt and capital
    lease obligations.............................           376            97
                                                    ------------  ------------
Total current liabilities.........................        12,134        12,381
Due to affiliate..................................            --           604
Long-term debt, less current portion..............       100,000       100,000
Capital lease obligations, less current portion...           145            48
Shareholder's equity (deficit):
  Common stock, $0.01 par value:
    Authorized--25,000 shares.....................
    Issued and outstanding--19,200 shares.........            --            --
  Additional paid-in capital......................        18,700        18,700
  Accumulated deficit.............................       (35,319)      (33,644)
                                                    ------------  ------------
Total shareholder's equity (deficit)..............       (16,619)      (14,944)
                                                    ------------  ------------
Total liabilities and shareholder's equity
  (deficit).......................................  $     95,660  $     98,089
                                                    ------------  ------------
                                                    ------------  ------------

                            See accompanying notes.

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                            STATEMENTS OF OPERATIONS
       YEARS ENDED AUGUST 31, 1996, AUGUST 30, 1997, AND AUGUST 29, 1998

                                                                                  1996        1997        1998
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Net sales....................................................................  $  117,348  $  121,933  $  126,742
Cost of sales, excluding depreciation and amortization.......................      41,010      42,284      43,978
Selling, general, and administrative expenses, excluding depreciation and
  amortization...............................................................      61,120      62,442      63,478
Depreciation and amortization................................................       5,135       4,319       4,600
Amortization of goodwill and other intangibles...............................       1,672       1,613       1,633
Management fees and other fees...............................................         466         474         514
                                                                               ----------  ----------  ----------
Operating income.............................................................       7,945      10,801      12,539
Other (income) and expense:
  Interest expense...........................................................       9,455       9,235      10,346
  Interest and other income and expense......................................        (444)       (411)     (1,386)
                                                                               ----------  ----------  ----------
Income (loss) before income taxes and extraordinary item.....................      (1,066)      1,977       3,579
Provision for income taxes...................................................         349         250         276
                                                                               ----------  ----------  ----------
Income (loss) before extraordinary item......................................      (1,415)      1,727       3,303
Extraordinary item--Loss from early extinguishment of debt...................          --       2,898          --
                                                                               ----------  ----------  ----------
Net Income (loss)............................................................  $   (1,415) $   (1,171) $    3,303
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                            See accompanying notes.

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

             STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)

                                                           COMMON STOCK                                       TOTAL
                                                     ------------------------  ADDITIONAL                 SHAREHOLDER'S
                                                      NUMBER OF                  PAID-IN    ACCUMULATED      EQUITY
                                                       SHARES       AMOUNT       CAPITAL      DEFICIT       (DEFICIT)
                                                     -----------  -----------  -----------  ------------  -------------
                                                                           (DOLLARS IN THOUSANDS)
Balance at August 26, 1995.........................      19,200    $      --    $  18,700    $  (32,733)   $   (14,033)
Net loss...........................................          --           --           --        (1,415)        (1,415)
                                                     -----------  -----------  -----------  ------------  -------------
Balance at August 31, 1996.........................      19,200           --       18,700       (34,148)       (15,448)
Net loss...........................................          --           --           --        (1,171)        (1,171)
                                                     -----------  -----------  -----------  ------------  -------------
Balance at August 30, 1997.........................      19,200           --       18,700       (35,319)       (16,619)
Net Income.........................................          --           --           --         3,303          3,303
Distribution under tax-sharing agreement...........          --           --           --        (1,628)        (1,628)
                                                     -----------  -----------  -----------  ------------  -------------
Balance at August 29, 1998.........................      19,200    $      --    $  18,700    $  (33,644)   $   (14,944)
                                                     -----------  -----------  -----------  ------------  -------------
                                                     -----------  -----------  -----------  ------------  -------------

                            See accompanying notes.

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                            STATEMENTS OF CASH FLOWS
       YEARS ENDED AUGUST 31, 1996, AUGUST 30, 1997, AND AUGUST 29, 1998

                                                                                   1996        1997        1998
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss).............................................................  $   (1,415) $   (1,171) $    3,303
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization...............................................       6,807       5,932       6,233
  Net gain on disposal of property, plant, and equipment......................        (441)         --          --
  Write-off of deferred financing fees........................................          --       1,148          --
  Changes in operating assets and liabilities:
    Accounts receivable, net..................................................         355        (247)       (804)
    Due from affiliate........................................................        (543)       (282)      1,429
    Inventories...............................................................        (273)       (327)     (5,637)
    Prepaid expenses and other current assets.................................         210         361         (39)
    Other assets..............................................................        (468)       (194)       (805)
    Accounts payable and accrued liabilities..................................        (115)     (1,301)        526
                                                                                ----------  ----------  ----------
Net cash provided by operating activities.....................................       4,117       3,919       4,206

INVESTING ACTIVITIES
Purchase of property, plant, and equipment....................................      (2,280)     (3,688)     (4,574)
Acquisition...................................................................          --          --        (135)
Proceeds from sale of property, plant, and equipment..........................       1,159          --          --
                                                                                ----------  ----------  ----------
Net cash used in investing activities.........................................      (1,121)     (3,688)     (4,709)

FINANCING ACTIVITIES
Proceeds from long-term debt..................................................          --     100,000          --
Net decrease in revolving line of credit......................................      (1,900)     (9,100)         --
Repayments of long-term debt..................................................        (900)    (71,086)         --
Payments of capital lease obligations.........................................        (269)       (350)       (376)
Costs related to loan agreement...............................................         (29)     (4,274)       (213)
Distribution under tax-sharing agreement......................................          --          --      (1,628)
                                                                                ----------  ----------  ----------
Net cash provided by (used in) financing activities...........................      (3,098)     15,190      (2,217)
                                                                                ----------  ----------  ----------
Net increase (decrease) in cash and cash equivalents..........................        (102)     15,421      (2,720)
Cash and cash equivalents at beginning of year................................         482         380      15,801
                                                                                ----------  ----------  ----------
Cash and cash equivalents at end of year......................................  $      380  $   15,801  $   13,081
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS
Acquisition of equipment under capital lease agreements.......................  $      214  $       --  $       --
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

SUPPLEMENTAL SCHEDULE OF CASH TRANSACTIONS
Interest paid.................................................................  $   10,631  $    9,130  $   10,261
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                            See accompanying notes.

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 29, 1998
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    The Company is a manufacturer and a retailer of boxed chocolates and other confectionery items. The Company sells its Fannie May and Fanny Farmer candies in over 300 Company-operated stores and approximately 6,000 third-party retail outlets as well as through quantity order, mail order and fundraising programs primarily in the Midwestern and Eastern United States.

    In 1995, the Company changed its fiscal year-end to the last Saturday in August from the last day in August. The fiscal year ended August 31, 1996, had 53 weeks while the fiscal years ended August 30, 1997, and August 29, 1998 had 52 weeks.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost or market. Inventories are valued primarily at either average or first in, first out (FIFO) cost.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are recorded at cost. Depreciation and amortization are determined over the estimated useful lives of the assets using the straight-line method for both financial reporting and tax purposes. Leasehold improvements at various locations are amortized over a predetermined life, considering the term of each lease.

INTANGIBLES AND DEFERRED COSTS

    Goodwill is amortized on a straight-line basis over a 40-year period. Deferred financing costs are amortized over the terms of the loans.

    The Company evaluates whether indicators of impairment of long-lived assets, including goodwill, are present, and if such indicators are present, the Company determines whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amounts. If so, the Company would recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. The Company has determined that no impairment loss has occurred related to long-lived assets.

INCOME TAXES

    Income taxes are accounted for using the liability method. Under this method, a current tax asset or liability is recognized for the estimated taxes payable or refundable on tax returns for the current year, and deferred tax assets or liabilities are recognized for the estimated future tax effects attributable to temporary differences and carryforwards using the enacted rates and laws that will be in effect when the differences are expected to reverse.

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING COSTS

    The Company expenses advertising costs as incurred, except for the costs associated with the development of print advertising which are deferred and expensed upon first showing. Advertising expense was $2,733, $2,853, and $3,051 for 1996, 1997, and 1998, respectively. At August 30, 1997 and August 29, 1998, the Company had $240 and $459 respectively, of print advertising costs which are included in prepaids and other current assets in the accompanying balance sheets.

RECLASSIFICATIONS

    Certain amounts in the 1996 and 1997 financial statements have been reclassified to conform with the 1998 presentation.

3.  INVENTORIES

    Inventories at August 30, 1997 and August 29, 1998 are comprised of the following:

                                                                            1997       1998
                                                                          ---------  ---------
Raw materials...........................................................  $   7,688  $  10,110
Work in process.........................................................        218        237
Finished goods..........................................................     11,059     14,255
                                                                          ---------  ---------
                                                                          $  18,965  $  24,602
                                                                          ---------  ---------
                                                                          ---------  ---------

4.  PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment at August 30, 1997 and August 29, 1998 are comprised of the following:

                                                                           1997        1998
                                                                        ----------  ----------
Land..................................................................  $    3,539  $    3,539
Machinery and equipment...............................................      15,324      17,135
Buildings and improvements............................................      15,974      17,000
Furniture and fixtures................................................       2,531       2,741
Leasehold improvements................................................      11,659      13,186
                                                                        ----------  ----------
                                                                            49,027      53,601
Less: Accumulated depreciation........................................     (28,697)    (32,674)
                                                                        ----------  ----------
                                                                        $   20,330  $   20,927
                                                                        ----------  ----------
                                                                        ----------  ----------

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  BENEFIT PLANS

    The Company maintains noncontributory pension plans for substantially all employees. The Company intends to fund pension costs in amounts not less than amounts required by the Employee Retirement Income Security Act of 1974.

    The net periodic pension cost recognized as expense for the years ended August 31, 1996, August 30, 1997, and August 29, 1998, consists of the following:

                                                                      1996       1997       1998
                                                                    ---------  ---------  ---------
Service cost......................................................  $     350  $     370  $     369
Interest cost.....................................................        379        389        396
Return on plan assets.............................................       (710)    (1,700)       114
Other.............................................................        267      1,248       (747)
                                                                    ---------  ---------  ---------
                                                                    $     286  $     307  $     132
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

    The following table sets forth the Plans' funded status and amounts recognized in the Company's consolidated balance sheets at August 30, 1997 and August 29, 1998:

                                                                               1997       1998
                                                                             ---------  ---------
Actuarial present value of:
  Accumulated benefit obligations:
    Vested.................................................................  $   3,677  $   4,675
    Nonvested..............................................................        739        885
                                                                             ---------  ---------
                                                                                 4,416      5,560
  Present value of future compensation.....................................        555        727
                                                                             ---------  ---------
                                                                                 4,971      6,287

Assets relating to such benefits:
  Market value of funded assets, primarily invested in money market and
    equity securities......................................................      6,980      6,420
                                                                             ---------  ---------
    Overfunded projected benefit obligation................................      2,009        133
    Unrecognized (gain) loss...............................................       (963)       781
                                                                             ---------  ---------
    Pension asset recorded as a long-term asset............................  $   1,046  $     914
                                                                             ---------  ---------
                                                                             ---------  ---------

    The assumptions used in determining the present value of benefits were:

                                                                                    1997       1998
                                                                                  ---------  ---------
Discount rate...................................................................        8.0%       7.0%
Expected rate of return on assets...............................................        8.0        8.0
Rate of increase in compensation................................................        4.0        4.0

    The Company also maintains 401(k) and profit-sharing trust plans for substantially all employees. Effective January 1, 1994, the Company amended the Plan to include the 401(k) deferral option for the employees. The Company allows full-time, regular employees to elect to participate in the 401(k) portion of the plans upon hire or upon the next entry date of March 1 or September 1 upon the attainment of age 21. Employees can also become participants in the profit-sharing portion of the plans on March 1 or September 1 upon the attainment of the age of 21 and the completion of one year and at least 1,000 hours of service. Employees may contribute 1% to 15% of their compensation. The

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  BENEFIT PLANS (CONTINUED)
Company contributes to the Plans a discretionary amount as approved by the Board of Directors. In 1996, 1997, and 1998 the total Company expense related to the Plans was $75 annually.

6.  LEASES

    The Company leases the majority of its retail stores under operating leases. Rent expense, for the years ended August 31, 1996, August 30, 1997, and August 29, 1998, consisted of the following:

                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Fixed minimum....................................................  $   8,390  $   7,867  $   7,746
Rent based on percentage of sales................................        523        672        548
                                                                   ---------  ---------  ---------
                                                                   $   8,913  $   8,539  $   8,294
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    During 1996, the Company entered into capital leases for machinery and equipment of $214.

    Future minimum lease payments required under the noncancellable leases having lease terms in excess of one year at August 29, 1998, are as follows:

                                                                            OPERATING     CAPITAL
                                                                           -----------  -----------
1999.....................................................................   $   5,989    $     107
2000.....................................................................       4,295           33
2001.....................................................................       2,964           21
2002.....................................................................       2,091           --
2003.....................................................................       1,294           --
Thereafter...............................................................       1,582           --
                                                                           -----------       -----
                                                                               18,215          161
Interest.................................................................          --          (16)
                                                                           -----------       -----
                                                                            $  18,215    $     145
                                                                           -----------       -----
                                                                           -----------       -----

7.  DEBT

    Debt at August 30, 1997 and August 29, 1998, is comprised of $100 million of Senior Secured Notes.

    On July 2, 1997, the Company sold $100 million in face amount of Senior Secured notes through a private offering and retired its existing debt (except capital leases) and related accrued interest. As a result of this refinancing, the Company recognized an extraordinary charge of $2,898 related to deferred financing fees and prepayment penalties for the original credit agreements.

    A portion of the original credit agreements were held by affiliates of The Jordan Company (TJC) and affiliates of TCW Capital (Note 9). The 1997 prepayment penalty of $1,750 for the original credit agreements was paid to affiliates of both TJC and TCW Capital.

    The Senior Secured notes bear interest at 10.25% and mature on July 1, 2004. Interest is payable semiannually beginning January 1, 1998. The notes are secured by certain of the Company's equipment, fixtures, and general intangibles and mortgages on certain real property. The indenture contains

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.  DEBT (CONTINUED)
covenants that limit the ability of the Company to: (i) incur additional indebtedness or create liens, (ii) sell certain assets, (iii) merge, consolidate, or sell substantially all of the Company's assets, (iv) make restricted payments such as dividends, purchases of its capital stock, or make payments on behalf of Holdings, and (v) conduct transactions with affiliates.

    Prior to July 1, 2000, the Company may redeem up to $33.0 million of the Senior Secured notes at a redemption price of 110.25% with proceeds from one or more public equity offerings. The Company may redeem the Senior Secured notes, in whole or in part, at a redemption price of 105.125% beginning July 1, 2001, 102.563% in the year beginning July 1, 2002, and 100% beginning July 1, 2003. During the term of the indenture, in the event of a change in control, whereby there is a sale or transfer of substantially all the Company's assets or stock, a merger, consolidation, or change in Board of Directors, the Company is required to repurchase all the Senior Secured notes at a purchase price of 101%.

    In November 1997, the Company exchanged these notes for new senior secured notes which have been registered under the Securities Act of 1933. These new notes are substantially identical (including principal amount, interest rate, maturity, security, and ranking) to the form and terms of the old notes for which they were exchanged.

    On July 2, 1997, the Company amended its credit facility. The amended facility provides for revolving loans up to $20.0 million (including a $2.0 million letter of credit facility), based on eligible assets, as defined, and expires July 1, 2000. Borrowings under the credit facility bear interest at prime (8.5% at August 29, 1998) plus a margin or the Eurodollar rate (5.5% at August 29, 1998) plus a margin; the interest rate margins fluctuate based on the Company's leverage ratio. There were no borrowings under the credit facility at August 29, 1998.

    The credit facility provides for a quarterly commitment fee of .375% to .5%, based on the Company's leverage ratio, per annum.

    The credit facility is collateralized by the Company's accounts receivable, certain inventories, and certain properties, as defined. The credit facility contains covenants that restrict, among other things, dividends, loans, prepayment of indebtedness, incurrence of additional indebtedness, granting liens, the sale of assets, certain transactions with affiliates, mergers, consolidations, or the sale of all or a substantial part of the Company's property.

    The carrying amount reported on the balance sheet for debt at August 30, 1997 and August 29, 1998, approximates fair value.

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

8. INCOME TAXES

    The provision for income taxes consists of the following for the years ended August 31, 1996, August 30, 1997, and August 29, 1998:

                                                                          1996       1997       1998
                                                                        ---------  ---------  ---------
Current:
  Federal.............................................................  $     133  $      50  $     100
  State...............................................................        216        200        176
                                                                        ---------  ---------  ---------
                                                                        $     349  $     250  $     276
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    Deferred taxes consist of the following at August 30, 1997 and August 29, 1998:

                                                                            1997       1998
                                                                          ---------  ---------
Assets:
  Net operating loss carryforward.......................................  $   7,536  $   5,889
  Other.................................................................      3,122      1,817
                                                                          ---------  ---------
Total assets............................................................     10,658      7,706
Liabilities:
  Accelerated tax depreciation..........................................        366        171
  Pension and other.....................................................      2,178      1,450
                                                                          ---------  ---------
Total liabilities.......................................................      2,544      1,621
                                                                          ---------  ---------
                                                                              8,114      6,085
Valuation allowance.....................................................     (8,114)    (6,085)
                                                                          ---------  ---------
                                                                          $      --  $      --
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company files a consolidated income tax return with Holdings. In accordance with generally accepted accounting principles, the provision for income taxes has been determined as if the Company had filed a separate income tax return and includes the benefit of its net operating loss (NOL) carryforward. In accordance with its tax-sharing agreement with Holdings, beginning in fiscal 1998, the Company must compute an amount both with and without the benefit of the NOL carryforward as of August 30, 1997 and remit any excess liability to Holdings. Payments under this agreement will be recorded as an equity distribution to Holdings. A distribution of $1,628 was made in 1998 under this agreement.

    The provision for income taxes differs from the amount of income tax expense computed by applying the United States federal income tax rate to the income
(loss) before income taxes. A

                          ARCHIBALD CANDY CORPORATION
            (A WHOLLY OWNED SUBSIDIARY OF FANNIE MAY HOLDINGS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. INCOME TAXES (CONTINUED)
reconciliation of the differences for the years ended August 31, 1996, August 30, 1997, and August 29, 1998 is as follows:

                                                                      1996       1997       1998
                                                                    ---------  ---------  ---------
Computed statutory tax provision (benefit)........................  $    (362) $    (313) $   1,217
Increase (decrease) resulting from:
  Amortization of goodwill........................................        317        289        289
  Alternative minimum tax.........................................        133         50        100
  Valuation allowance.............................................         54        567     (2,029)
  Changes in deferred tax assets..................................         --         --        208
  State taxes, net of federal benefit.............................         --         --        116
  Other items, net................................................        207       (343)       375
                                                                    ---------  ---------  ---------
Provision for income taxes........................................  $     349  $     250  $     276
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

    At August 29, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $15 million. Pursuant to the tax sharing agreement, these carryforwards are available to reduce Holdings' future taxable income and expire in varying amounts between 2006 and 2010.

9. RELATED PARTY TRANSACTIONS

    The Board of Directors, which is comprised of parties affiliated with either TJC or TCW Capital, was paid $50, $50 and $50 for directors' fees for 1996, 1997, and 1998 respectively. A member of the Board of Directors affiliated with TJC was paid $52 as a consulting fee during 1996, 1997, and 1998. Principally all of the common and preferred shareholders of Holdings are affiliated with TJC or TCW Capital.

    Management consulting fees to TJC were $364 in 1996 and $304 in 1997. Management consulting and investment banking fees of $1,501 were accrued at August 31, 1996 and were paid on July 2, 1997 as part of the debt offering.

    On July 2, 1997, the Company entered into a new tax-sharing and management consulting agreement with Holdings. Under this agreement, the Company will pay $412 annually to Holdings in management consulting fees. Management consulting fee expense was $68 in 1997 and $412 in 1998.

    The accompanying financial statements reflect all of the Company's costs of doing business. There are no costs incurred by Holdings on behalf of the Company.

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                      AS OF MAY 30, 1998 AND MAY 29, 1999

                                  (UNAUDITED)

                                                                                             MAY 30,     MAY 29,
                                                                                               1998        1999
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $   29,924  $   23,844
  Accounts receivable, net................................................................       1,122       1,727
  Inventories.............................................................................      18,206      27,591
  Prepaid expenses and other current assets...............................................       1,389       2,691
                                                                                            ----------  ----------
Total current assets......................................................................      50,641      55,853
Due from affiliate........................................................................         825          --

Property, plant, and equipment, net.......................................................      20,478      47,211
Goodwill, net.............................................................................      31,260      30,461
Noncompete agreements and other intangibles, net..........................................         113       1,932
Deferred financing fees, net..............................................................       3,771       6,790
Other assets..............................................................................       1,965       2,848
Deferred income taxes.....................................................................          --       3,673
                                                                                            ----------  ----------
Total assets..............................................................................  $  109,053  $  148,768
                                                                                            ----------  ----------
                                                                                            ----------  ----------

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable........................................................................  $    3,820  $    4,624
  Accrued liabilities.....................................................................       8,693      12,467
  Payroll and related liabilities.........................................................       2,157       3,577
  Current portion of capital lease obligations............................................         129         156
                                                                                            ----------  ----------
Total current liabilities.................................................................      14,799      20,824

Due to affiliate..........................................................................          --         604
Long-term debt............................................................................     100,000     130,000
Deferred rent.............................................................................          --       1,845
Capital lease obligations, less current portion...........................................          61          84

Shareholder's equity (deficit):
  Common stock, $0.01 par value:
    Authorized--25,000 shares
    Issued and outstanding--19,200 shares.................................................          --          --
  Additional paid-in-capital..............................................................      18,700      18,700
  Accumulated deficit.....................................................................     (24,507)    (23,289)
                                                                                            ----------  ----------
Total shareholder's equity (deficit)......................................................      (5,807)     (4,589)
                                                                                            ----------  ----------
Total liabilities and shareholder's equity (deficit)......................................  $  109,053  $  148,768
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                              NINE MONTHS ENDED
                                                                                            ----------------------
                                                                                             MAY 30,     MAY 29,
                                                                                               1998        1999
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
Net sales.................................................................................  $  111,786  $  155,806
Cost of sales, excluding depreciation and amortization....................................      39,062      56,039
Selling, general, and administrative expenses, excluding depreciation and amortization....      49,767      72,340
Depreciation and amortization.............................................................       3,573       6,584
Amortization of goodwill and other intangibles............................................       1,260       1,812
Management fees and other fees............................................................         391         393
                                                                                            ----------  ----------
Operating income..........................................................................      17,733      18,638

Other (income) and expense:
  Interest expense........................................................................       7,780       9,373
  Interest income.........................................................................        (873)       (605)
  Other income and expense................................................................        (195)       (209)
                                                                                            ----------  ----------
Income before income taxes................................................................      11,021      10,079
Provision (benefit) for income taxes......................................................         209        (276)
                                                                                            ----------  ----------
Net income................................................................................  $   10,812  $   10,355
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                               NINE MONTHS ENDED
                                                                                             ---------------------
                                                                                              MAY 30,    MAY 29,
                                                                                               1998        1999
                                                                                             ---------  ----------
                                                                                                  (DOLLARS IN
                                                                                                  THOUSANDS)
OPERATING ACTIVITIES
Net income.................................................................................  $  10,812  $   10,355
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization............................................................      4,833       8,396
  Changes in operating assets and liabilities:
    Accounts receivable, net...............................................................       (546)        314
    Inventories............................................................................        759       2,766
    Prepaid expenses and other current assets..............................................       (599)       (129)
    Other assets...........................................................................        154        (374)
    Accounts payable, accrued liabilities and deferred rent................................      2,912      (3,239)
                                                                                             ---------  ----------
Net cash provided by operating activities..................................................     18,325      18,089

INVESTING ACTIVITIES
Acquisition of Sweet Factory net of cash acquired..........................................         --     (28,002)
Purchase of property, plant, and equipment.................................................     (3,370)     (4,954)
                                                                                             ---------  ----------
Net cash used in investing activities......................................................     (3,370)    (32,956)

FINANCING ACTIVITIES
Principal payments of capital lease obligations............................................       (331)       (218)
Proceeds of long-term debt.................................................................         --      30,000
Costs related to refinancing...............................................................       (501)     (4,152)
                                                                                             ---------  ----------
Net cash provided by (used in) financing activities........................................       (832)     25,630
                                                                                             ---------  ----------
Net increase in cash and cash equivalents..................................................     14,123      10,763
Cash and cash equivalents beginning of period..............................................     15,801      13,081
                                                                                             ---------  ----------
Cash and cash equivalents end of period....................................................  $  29,924  $   23,844
                                                                                             ---------  ----------
                                                                                             ---------  ----------
SUPPLEMENTAL SCHEDULE OF CASH TRANSACTIONS
Interest paid..............................................................................  $   4,295  $    4,843
                                                                                             ---------  ----------
                                                                                             ---------  ----------

                            See accompanying notes.

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  MAY 29, 1999
                             (DOLLARS IN THOUSANDS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Archibald Candy Corporation (the "Company") is a manufacturer and marketer of boxed chocolates and other confectionery items. The Company manufactures a variety of candies and operates confectionery retail chains under the Fannie May, Fanny Farmer and Sweet Factory brand names. As of May 29, 1999, the Company operated 233 Fannie May stores, 74 Fanny Farmer stores and 253 Sweet Factory stores. The Company also sells its Fannie May and Fanny Farmer branded products in approximately 8,000 third-party retail outlets as well as through its quantity order, mail order and fundraising programs. The Company is a wholly owned subsidiary of Fannie May Holdings, Inc. The Company conducts its Sweet Factory operations through Sweet Factory Group, Inc., a wholly-owned subsidiary of the Company, and its three wholly-owned subsidiaries.

    The interim financial statements included herein are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes these disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for fair presentation for the periods presented have been reflected and are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended August 29, 1998.

    Results of operations for the period from August 30, 1998 to May 29, 1999 are not necessarily indicative of the results that may be achieved for the entire year.

2.  INVENTORIES

    Inventories at May 30, 1998 and May 29, 1999 are comprised of the following:

                                                                           MAY 30,    MAY 29,
                                                                            1998       1999
                                                                          ---------  ---------
Raw materials...........................................................  $   8,878  $   9,918
Work in process.........................................................        306        469
Finished goods..........................................................      9,022     17,204
                                                                          ---------  ---------
                                                                          $  18,206  $  27,591
                                                                          ---------  ---------
                                                                          ---------  ---------

3.  DEBT AND CAPITAL LEASES

    Long-term debt at May 30, 1998 and May 29, 1999 is comprised of $100.0 million of 10 1/4% senior secured notes due July 1, 2004 and $0.2 million of capital lease obligations, and $130.0 million of 10 1/4% senior secured notes due July 1, 2004 and $0.2 million of capital lease obligations, respectively.

4.  INCOME TAXES

    The provision (benefit) for income taxes differs from the amount of income tax expense computed by applying the United States federal income tax rate due to the benefit of net operating losses that were not recognized in prior periods.

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                                  MAY 29, 1999
                             (DOLLARS IN THOUSANDS)

5.  ACQUISITION AND RELATED FINANCING

    On December 7, 1998, the Company acquired Sweet Factory Group, Inc. pursuant to an Agreement and Plan of Reorganization dated as of November 24, 1998. The purchase price of approximately $28.0 million consisted of Archibald Candy Corporation's (i) payment of $18.0 million in cash to the stockholders of Sweet Factory Group, Inc. and (ii) repayment of $10.0 million of indebtedness and other obligations of Sweet Factory Group, Inc.

    The Company funded the acquisition of Sweet Factory Group, Inc., in part, through the issuance and sale of $30.0 million of 10 1/4% senior secured notes due July 1, 2004 in an unregistered offering.

    On June 8, 1999, the Company acquired through its subsidiary Archibald Candy (Canada) Corporation, substantially all of the assets of the Laura Secord retail business of Nestle Canada Inc. ("Nestle") pursuant to an Asset Purchase Agreement dated as of May 26, 1999 between the Company and Nestle for total consideration of approximately $42.2 million (U.S.).

    The Company funded the Laura Secord acqusition, in part, through the issuance and sale of $40.0 million of 10 1/4% senior secured notes due July 1, 2004 in an unregistered offering.

6.  GUARANTOR SUBSIDIARIES

    The Company's obligations under its currently outstanding $130.0 million of 10 1/4% senior secured notes due 2004 are fully and unconditionally guaranteed on a senior secured, joint and several basis by each of the Company's subsidiaries (other than its inactive subsidiaries) (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is directly or indirectly wholly owned by the Company. None of the Company's subsidiaries is subject to any restriction on its ability to pay dividends or make distributions to the Company. The following condensed consolidating financial information illustrates the composition of the Company and the Guarantor Subsidiaries as of and for certain dates and periods. Separate financial statements of the respective Guarantor Subsidiaries have not been provided because the Company's management has determined that such additional information would not be useful in assessing the financial composition of the Guarantor Subsidiaries.

    Investments in subsidiaries are accounted for by the Company using the equity method for purposes of the supplemental condensed consolidating presentation. Earnings of subsidiaries are therefore reflected in the Company's investment accounts and earnings. The principal elimination entries eliminate the Company's investment in subsidiaries and intercompany balances and transactions.

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                                  MAY 29, 1999
                             (DOLLARS IN THOUSANDS)

6.  GUARANTOR SUBSIDIARIES (CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               AS OF MAY 29, 1999

                                                              ARCHIBALD
                                                                CANDY      GUARANTOR
                                                             CORPORATION  SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                                                             -----------  -----------  ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents................................   $  17,282    $   6,562    $       --    $   23,844
  Accounts receivable, net.................................       1,467          260            --         1,727
  Inventories..............................................      22,675        4,916            --        27,591
  Prepaid expenses and other current assets................         750        1,941            --         2,691
                                                             -----------  -----------  ------------  ------------
Total current assets.......................................      42,174       13,679            --        55,853

Property, plant and equipment, net.........................      22,041       25,170            --        47,211
Goodwill, net..............................................      30,461           --            --        30,461
Noncompete agreements and other intangibles, net...........          95        1,837            --         1,932
Deferred financing fees, net...............................       6,790           --            --         6,790
Other assets...............................................       2,848           --            --         2,848
Intercompany...............................................      18,524           --       (18,524)           --
Investment in subsidiary...................................      17,740           --       (17,740)           --
Deferred income taxes......................................          --        3,673            --         3,673
                                                             -----------  -----------  ------------  ------------
Total assets...............................................   $ 140,673    $  44,359    $  (36,264)   $  148,768
                                                             -----------  -----------  ------------  ------------
                                                             -----------  -----------  ------------  ------------

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable.........................................   $   3,364    $   1,260    $       --    $    4,624
  Accrued liabilities......................................       8,633        3,834            --        12,467
  Payroll and related liabilities..........................       2,621          956            --         3,577
  Current portion of capital lease obligations.............          15          141            --           156
                                                             -----------  -----------  ------------  ------------
Total current liabilities..................................      14,633        6,191            --        20,824

Due to affiliate...........................................         604           --            --           604
Long-term debt.............................................     130,000           --            --       130,000
Deferred rent..............................................          --        1,845            --         1,845
Capital lease obligations, less current portion............          25           59            --            84
Intercompany...............................................          --       18,524       (18,524)           --
                                                             -----------  -----------  ------------  ------------
Total shareholder's equity (deficit).......................      (4,589)      17,740       (17,740)       (4,589)
                                                             -----------  -----------  ------------  ------------
Total liabilities and shareholder's equity (deficit).......   $ 140,673    $  44,359    $  (36,264)   $  148,768
                                                             -----------  -----------  ------------  ------------
                                                             -----------  -----------  ------------  ------------

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                                  MAY 29, 1999
                             (DOLLARS IN THOUSANDS)

6.  GUARANTOR SUBSIDIARIES (CONTINUED)
                       CONSOLIDATING STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED MAY 29, 1999
                                  (UNAUDITED)

                                                              ARCHIBALD
                                                                CANDY      GUARANTOR
                                                             CORPORATION  SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                                                             -----------  -----------  -------------  ------------
Net sales..................................................   $ 118,260    $  37,546     $      --     $  155,806
Cost of sales, excluding depreciation and amortization.....      42,727       13,312            --         56,039
Selling, general, and administrative expenses, excluding
  depreciation and amortization............................      50,928       21,412            --         72,340
Depreciation and amortization..............................       3,510        3,074            --          6,584
Amortization of goodwill and other intangibles.............       1,538          274            --          1,812
Management fees and other fees.............................         393           --            --            393
                                                             -----------  -----------        -----    ------------
Operating income (loss)....................................      19,164         (526)           --         18,638

Other (income) expense:
  Interest expense.........................................       9,299           74            --          9,373
  Interest income..........................................        (601)          (4)           --           (605)
  Other income and expense.................................        (209)          --            --           (209)
Equity (earnings) of subsidiaries..........................         260           --          (260)            --
                                                             -----------  -----------        -----    ------------
Income (loss) before income taxes..........................      10,415         (596)          260         10,079
Provision (benefit) for income taxes.......................          60         (336)           --           (276)
                                                             -----------  -----------        -----    ------------
Net income (loss)..........................................   $  10,355    $    (260)    $     260     $   10,355
                                                             -----------  -----------        -----    ------------
                                                             -----------  -----------        -----    ------------

                  ARCHIBALD CANDY CORPORATION AND SUBSIDIARIES

                                  MAY 29, 1999
                             (DOLLARS IN THOUSANDS)

6.  GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                       FOR NINE MONTHS ENDED MAY 29, 1999

                                                              ARCHIBALD
                                                                CANDY      GUARANTOR
                                                             CORPORATION  SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                                                             -----------  -----------  -------------  ------------
OPERATING ACTIVITIES
Net income (loss)..........................................   $  10,355    $    (260)    $     260     $   10,355
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization............................       5,048        3,348            --          8,396
  Equity earnings in subsidiaries..........................         260           --          (260)            --
  Changes in operating assets and liabilities:
    Accounts receivables, net..............................         (87)         401            --            314
    Inventories............................................       1,927          839            --          2,766
    Prepaid expenses and other current assets..............        (444)         315            --           (129)
    Intercompany...........................................     (18,524)      18,524            --             --
    Other assets...........................................        (374)          --            --           (374)
    Accounts payable, accrued liabilities and deferred
      rent.................................................       2,570       (5,809)           --         (3,239)
                                                             -----------  -----------        -----    ------------
Net cash provided by operating activities..................         731       17,358            --         18,089

INVESTING ACTIVITIES
Acquisition of Sweet Factory net of cash acquired..........          --      (28,002)           --        (28,002)
Investment in subsidiaries.................................     (18,000)      18,000            --             --
Purchase of property, plant, and equipment.................      (4,273)        (681)           --         (4,954)
                                                             -----------  -----------        -----    ------------
Net cash used in investing activities......................     (22,273)     (10,683)           --        (32,956)

FINANCING ACTIVITIES
Principal payments of capital lease obligations............        (105)        (113)           --           (218)
Proceeds of long-term debt.................................      30,000           --            --         30,000
Costs related to refinancing...............................      (4,152)          --            --         (4,152)
                                                             -----------  -----------        -----    ------------
Net cash provided by (used in) financing activities........      25,743         (113)           --         25,630

Net increase in cash and cash equivalents..................       4,201        6,562            --         10,763
Cash and cash equivalents beginning of period..............      13,081           --            --         13,081
                                                             -----------  -----------        -----    ------------
Cash and cash equivalents end of period....................   $  17,282    $   6,562     $      --     $   23,844
                                                             -----------  -----------        -----    ------------
                                                             -----------  -----------        -----    ------------

                                AUDITORS' REPORT

To Nestle Canada Inc.

    We have audited the balance sheets of the Laura Secord Retail Business as at December 31, 1997 and 1998 and the statements of operations and of cash flows for the years then ended. These financial statements are the responsibility of the management of Nestle Canada Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Laura Secord Retail Business as at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended, in accordance with generally accepted accounting principles in the United States.

Deloitte & Touche LLP
Chartered Accountants

Toronto, Ontario
May 14, 1999

                        THE LAURA SECORD RETAIL BUSINESS

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                1997       1998
                                                                                              ---------  ---------
ASSETS
CURRENT
  Store cash floats.........................................................................  $      81  $      76
  Inventories (Note 3)......................................................................      4,415      2,578
  Prepaid expenses..........................................................................        790        637
                                                                                              ---------  ---------
TOTAL CURRENT ASSETS........................................................................      5,286      3,291

ACCRUED LIABILITIES (Note 4)................................................................      1,151        468
                                                                                              ---------  ---------
WORKING CAPITAL.............................................................................      4,135      2,823

INVESTMENT IN JOINT VENTURE (Note 5)........................................................      2,746      2,640

PROPERTY, PLANT AND EQUIPMENT (Note 6)......................................................     11,289      9,206
                                                                                              ---------  ---------
NET ASSETS..................................................................................  $  18,170  $  14,669
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                1997       1998
                                                                                              ---------  ---------
NET SALES...................................................................................  $  79,759  $  78,803
                                                                                              ---------  ---------
COST OF SALES, excluding depreciation.......................................................     40,525     38,086

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES, excluding depreciation and amortization.......     35,538     35,334

DEPRECIATION AND AMORTIZATION...............................................................      2,049      2,787

SHARE OF JOINT VENTURE LOSS (Note 5)........................................................        707        453
                                                                                              ---------  ---------
                                                                                                 78,819     76,660
                                                                                              ---------  ---------
OPERATING INCOME............................................................................        940      2,143

INTEREST EXPENSE............................................................................        430        864
                                                                                              ---------  ---------
INCOME BEFORE INCOME TAXES..................................................................        510      1,279

PROVISION FOR INCOME TAXES..................................................................        272        607
                                                                                              ---------  ---------
NET INCOME..................................................................................  $     238  $     672
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                 1997       1998
                                                                                               ---------  ---------
OPERATING ACTIVITIES
  Net income.................................................................................  $     238  $     672
  Adjustments to reconcile net income to cash provided by operating activities
    Depreciation and amortization............................................................      2,049      2,787
    Loss on disposal of property, plant and equipment........................................          6        678
    Share of joint venture loss..............................................................        707        453
                                                                                               ---------  ---------
                                                                                                   3,000      4,590
  Changes in operating assets and liabilities
    Accounts receivable......................................................................       (221)       189
    Inventories..............................................................................     (3,300)     5,361
    Prepaid expenses.........................................................................       (562)       154
    Accounts payable and accrued liabilities.................................................        571     (1,608)
    Due to related parties...................................................................      1,395      1,386
                                                                                               ---------  ---------
CASH PROVIDED BY OPERATING ACTIVITIES........................................................        883     10,072
                                                                                               ---------  ---------

INVESTING ACTIVITIES
  Purchase of property, plant and equipment..................................................     (5,558)    (1,382)
  Received from (contributed to) joint venture...............................................       (916)       885
                                                                                               ---------  ---------
CASH USED IN INVESTING ACTIVITIES............................................................     (6,474)      (497)
                                                                                               ---------  ---------

FINANCING ACTIVITY
  Advanced from (repaid to) Nestle Canada....................................................       (803)     7,363
                                                                                               ---------  ---------
NET (DECREASE) INCREASE IN CASH..............................................................  $  (6,394) $  16,938
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                       NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Nestle Canada Inc. ("Nestle Canada") is proposing to sell its Laura Secord Retail Business (the "Business"). The Business is a retailer and distributor of chocolates, greeting cards, ice cream and other items primarily through 178 (1997--187) business-operated stores of which 18 (1997--16) stores, the "Combo" stores, are in a joint venture between Nestle Canada and Hallmark Cards.

    The Business comprises the following operations:

    - The Laura Secord stores operated by Laura Secord Inc. (a wholly-owned subsidiary of Nestle Canada);

    - A 50% interest in the "Combo" stores;

    - Sales by Laura Secord Inc. to distributors and retailers; and

    - Sales by Nestle Canada to the "Combo" stores.

    These financial statements have been prepared on the basis that the Business has operated as a stand-alone entity.

    The balance sheets include only those assets and liabilities which are intended to be included in the sale. Accordingly, the following assets and liabilities of Laura Secord Inc. have not been included in these financial statements:

    - Cash and bank balances, except for store cash floats;

    - Accounts receivable;

    - Inter-company balances;

    - Inventory at the Nestle Canada warehouse;

    - Accounts payable;

    - Income tax balances.

    The statements of operations and cash flows are complete portrayals of the results of the Business and are not integrated with the balance sheets, as the balance sheets include only specified assets and liabilities.

    Trademarks relating to the Business, while being transferred as part of this transaction, are not included in these financial statements as they are not owned by Nestle Canada or Laura Secord Inc. but by a foreign affiliate.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    While Nestle Canada maintains its accounting records and prepares its financial statements in accordance with International Accounting Standards, appropriate adjustments have been made in order to state the accompanying financial statements in accordance with generally accepted accounting principles in the United States.

                        THE LAURA SECORD RETAIL BUSINESS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The significant accounting policies followed in the presentation of these financial statements are as follows:

    REVENUE RECOGNITION

    Net sales are recognized when products are sold at Laura Secord stores or, in the case of trade customers, when products are shipped.

    INVENTORIES

    Product held for sale is stated at the lower of cost (on a first-in, first-out basis) and net realizable value. Shop supplies and sundries are stated at the lower of average cost and replacement cost.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost less depreciation and amortization. Depreciation and amortization is recorded on the straight-line basis over the estimated useful lives of the assets as follows:

Store equipment         --5 to 15 years
Leasehold improvements  --the term of the lease plus the first renewal term (generally ten years)
Computer hardware       --5 years
Operating software      --3 years

    Store premises are leased under agreements which are accounted for as operating leases.

    PREPAID EXPENSES

    Packaging design costs are written off over two or three years, depending on the expected life of the packaging. The deferred costs are included in prepaid expenses.

    JOINT VENTURE

    A number of shops (referred to as "Combo" Shops) are operated as a 50/50 joint venture with Hallmark Canada, with both parties contributing the financing and sharing equally in profits and losses. This joint venture has been accounted for on the equity basis.

    INCOME TAXES

    The provision for income taxes has been calculated as if the business was a self-standing entity, following the principles of tax allocation using the liability method.

                        THE LAURA SECORD RETAIL BUSINESS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements. Actual results may differ from these estimates.

3.  INVENTORIES

    Inventories are comprised of the following:

                                                                             1997         1998
                                                                          -----------  -----------
Product held for sale...................................................   $   3,664    $   2,051
Shop supplies and sundries..............................................         751          527
                                                                          -----------  -----------
                                                                           $   4,415    $   2,578
                                                                          -----------  -----------
                                                                          -----------  -----------

4.  ACCRUED LIABILITIES

    Included in accrued liabilities are the following:

                                                                             1997         1998
                                                                          -----------  -----------
Accrued wages...........................................................   $     496    $      --
Percentage rent.........................................................         220          249

5.  INVESTMENT IN JOINT VENTURE

    The business has a 50% interest in a joint venture which operates 18 retail stores (1997--16). Financial information for the joint venture as at December 31, 1997 and 1998, and for the years then ended, on the same basis as outlined in Note 1 with respect to the Business, is as follows:

                                                                             1997        1998
                                                                          -----------  ---------
Store cash floats.......................................................   $       8   $      10
Inventories.............................................................       2,279       2,530
Prepaid expenses........................................................          73          28
                                                                          -----------  ---------
Total current assets....................................................       2,360       2,568
Accrued liabilities.....................................................          90          19
                                                                          -----------  ---------
Working capital.........................................................       2,270       2,549
Property, plant and equipment...........................................       3,118       2,628
                                                                          -----------  ---------
Net assets..............................................................       5,388       5,177
                                                                          -----------  ---------

50% share of net assets.................................................       2,694       2,588
Additional contribution.................................................          52          52
                                                                          -----------  ---------
Investment in joint venture.............................................   $   2,746   $   2,640
                                                                          -----------  ---------
                                                                          -----------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

5.  INVESTMENT IN JOINT VENTURE (CONTINUED)

                                                                             1997        1998
                                                                          -----------  ---------
Net sales...............................................................   $   7,737   $  11,660
                                                                          -----------  ---------
Cost of sales, excluding depreciation...................................       4,998       6,964
Selling, general and administrative expenses, excluding depreciation and
  amortization..........................................................       3,842       5,228
Depreciation and amortization...........................................         242         326
                                                                          -----------  ---------
                                                                               9,082      12,518
                                                                          -----------  ---------

Operating loss..........................................................       1,345         858
Interest expense........................................................          69          48
                                                                          -----------  ---------
Joint venture loss......................................................   $   1,414   $     906
                                                                          -----------  ---------
                                                                          -----------  ---------
50% Share of loss.......................................................   $     707   $     453
                                                                          -----------  ---------
                                                                          -----------  ---------

    Related party charges to the joint venture are as follows:

                                                                             1997         1998
                                                                          -----------  -----------
Trademark royalties.....................................................   $      70    $       0
Purchases of inventory from Nestle Canada...............................       2,032        2,740
Purchases of inventory from Hallmark Canada.............................       2,063        2,883
Interest on financing from Nestle Canada................................          29           46
Management fee from Laura Secord Inc....................................         464          466

6.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are comprised of the following:

                                                                            1997
                                                            ------------------------------------
                                                                       ACCUMULATED    NET BOOK
                                                              COST     DEPRECIATION     VALUE
                                                            ---------  ------------  -----------
Leasehold improvements....................................  $  16,985   $   10,724    $   6,261
Store equipment...........................................      8,131        7,044        1,087
Computer equipment........................................      4,567          626        3,941
                                                            ---------  ------------  -----------
                                                            $  29,683   $   18,394    $  11,289
                                                            ---------  ------------  -----------
                                                            ---------  ------------  -----------

                        THE LAURA SECORD RETAIL BUSINESS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

6.  PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

                                                                            1998
                                                            ------------------------------------
                                                                       ACCUMULATED    NET BOOK
                                                              COST     DEPRECIATION     VALUE
                                                            ---------  ------------  -----------
Leasehold improvements....................................  $  16,632   $   11,124    $   5,508
Store equipment...........................................      7,962        7,178          784
Computer equipment........................................      5,052        2,138        2,914
                                                            ---------  ------------  -----------
                                                            $  29,646   $   20,440    $   9,206
                                                            ---------  ------------  -----------
                                                            ---------  ------------  -----------

7.  INCOME TAXES

    The provision for income taxes consists of the following:

                                                                             1997         1998
                                                                          -----------  -----------
Current
  Federal...............................................................   $     157    $     382
  Provincial............................................................         115          225
                                                                               -----        -----
                                                                           $     272    $     607
                                                                               -----        -----
                                                                               -----        -----

    The following table reconciles the provision for income taxes to the amount derived by applying the Canadian federal income tax rate to income before income taxes.

                                                                             1997         1998
                                                                          -----------  -----------
Federal tax at statutory rate...........................................   $     148    $     372
  Increase resulting from:
    Provincial income taxes.............................................         111          221
    Permanent differences...............................................          13           14
                                                                               -----        -----
                                                                           $     272    $     607
                                                                               -----        -----
                                                                               -----        -----

8.  BENEFIT PLANS

    The Business provides pension benefits for its head office employees and store managers as part of the Nestle Canada contributory defined benefit pension plan (the "Plan") for salaried employees. Benefits are based on length of service and rates of compensation. Employees of the Business represent approximately 3% of the assets and obligations of the Plan. The market value of the Plan assets exceeded the actuarial present value of the accumulated benefit obligation by approximately 17% at December 31, 1998.

                        THE LAURA SECORD RETAIL BUSINESS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

8.  BENEFIT PLANS (CONTINUED)
    Pension cost (credit) of the Business, based on a 3% allocation of Plan costs, comprises the following:

                                                                             1997         1998
                                                                          -----------  -----------
Service cost............................................................   $      69    $      73
Interest cost...........................................................         280          288
Return on plan assets...................................................        (314)        (331)
Other...................................................................         (13)         (51)
                                                                               -----        -----
                                                                           $      22    $     (21)
                                                                               -----        -----
                                                                               -----        -----

    The significant actuarial assumptions used in valuing the Plan obligations were:

                                                                             1997         1998
                                                                          -----------  -----------
Rate of return on assets................................................       8.25%        8.25%
Discount rate...........................................................       8.25%        8.25%
Rate of compensation increase...........................................       5.25%        5.25%

9.  LEASE COMMITMENTS

    The Laura Secord retail operations are conducted from leased premises under operating leases which are generally for a five-year term with renewal options. Under some of the agreements additional rent is payable based on sales levels.

    The remaining minimum undiscounted rental obligation under these agreements is $32,677 and $6,695 for the "Combo" stores, falling due as follows:

                                                              LAURA SECORD    "COMBO" STORES
                                                                 STORES            100%
                                                             ---------------  ---------------
1999.......................................................     $   8,015        $   1,587
2000.......................................................         6,616            1,385
2001.......................................................         5,258            1,122
2002.......................................................         4,246              649
2003.......................................................         3,228              593
Thereafter.................................................         5,314            1,359

    Rental expense was as follows:

                                                                             1997         1998
                                                                          -----------  -----------
Minimum rent............................................................   $   6,860    $   6,728
Rent based on percentage of sales.......................................         266          240
                                                                          -----------  -----------
                                                                           $   7,126    $   6,968
                                                                          -----------  -----------
                                                                          -----------  -----------

                        THE LAURA SECORD RETAIL BUSINESS

                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS OF CANADIAN DOLLARS)

10. RELATED PARTY TRANSACTIONS

    Nestle Canada is a wholly-owned Canadian operating subsidiary in the world-wide Nestle Group. Laura Secord Inc. is a wholly-owned subsidiary of Nestle Canada.

    The following charges (credits) from related parties are included in the statements of operations:

                                                                            1997       1998
                                                                          ---------  ---------
Purchases on inventory from Nestle Canada...............................  $  29,272  $  24,054
Trademark royalties to a group company..................................      2,103      2,234
Rent to Nestle Canada for office space..................................        396        398
Central office expenses to Nestle Canada, relating primarily to human resources, data processing, quality assurance, financial services and
  compensation for the president of Laura Secord Inc....................      1,782      1,865
Interest on financing from Nestle Canada................................        461        835
Management fee charges by Laura Secord Inc. to "Combo" stores...........       (464)      (466)

    Purchases of inventory from Nestle Canada are at cost plus a mark-up of 4.17%. Central office expenses are an allocation of the costs of the respective functions.

11. YEAR 2000 ISSUE

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the ability of the Business to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Business, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                        THE LAURA SECORD RETAIL BUSINESS

                                 BALANCE SHEETS

                          MAY 2, 1998 AND MAY 1, 1999
                                  (UNAUDITED)
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                1998       1999
                                                                                              ---------  ---------
ASSETS
CURRENT
  Store cash floats.........................................................................  $      60  $      60
  Inventories...............................................................................      2,799      2,023
  Prepaid expenses..........................................................................         46        232
                                                                                              ---------  ---------
TOTAL CURRENT ASSETS........................................................................      2,905      2,315

ACCRUED LIABILITIES.........................................................................        601      1,365
                                                                                              ---------  ---------
WORKING CAPITAL.............................................................................      2,304        950

INVESTMENT IN JOINT VENTURE.................................................................      2,894      2,454

PROPERTY, PLANT AND EQUIPMENT...............................................................     10,947      8,428
                                                                                              ---------  ---------
NET ASSETS..................................................................................  $  16,145  $  11,832
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                            STATEMENTS OF OPERATIONS

                 FOUR MONTHS ENDED MAY 2, 1998 AND MAY 1, 1999
                                  (UNAUDITED)
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                1998       1999
                                                                                              ---------  ---------
NET SALES...................................................................................  $  29,243  $  26,285
                                                                                              ---------  ---------
COST OF SALES, excluding depreciation.......................................................     15,146     11,375

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES, excluding depreciation and amortization.......     12,862     12,895

DEPRECIATION AND AMORTIZATION...............................................................      1,044        751

SHARE OF JOINT VENTURE LOSS.................................................................        239        202
                                                                                              ---------  ---------
                                                                                                 29,291     25,223
                                                                                              ---------  ---------
OPERATING (LOSS) INCOME.....................................................................        (48)     1,062

INTEREST EXPENSE............................................................................        210         19
                                                                                              ---------  ---------
(LOSS) INCOME BEFORE INCOME TAXES...........................................................       (258)     1,043

INCOME TAX (RECOVERY) PROVISION.............................................................       (120)       462
                                                                                              ---------  ---------
NET (LOSS) INCOME...........................................................................  $    (138) $     581
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                            STATEMENTS OF CASH FLOWS

                 FOUR MONTHS ENDED MAY 2, 1998 AND MAY 1, 1999
                                  (UNAUDITED)
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                1998       1999
                                                                                              ---------  ---------
OPERATING ACTIVITIES
  Net (loss) income.........................................................................  $    (138) $     581
  Adjustments to reconcile net income to cash provided by operating activities
    Depreciation and amortization...........................................................      1,044        751
    Share of joint venture loss.............................................................        239        202
    Loss on disposal of property, plant and equipment.......................................         --         28
                                                                                              ---------  ---------
                                                                                                  1,145      1,562

  Changes in operating assets and liabilities
    Accounts receivable.....................................................................        161        150
    Inventories.............................................................................      3,045      1,299
    Prepaid expenses........................................................................        478        213
    Accounts payable and accrued liabilities................................................     (3,207)    (1,291)
    Due to related parties..................................................................     (1,260)      (306)
                                                                                              ---------  ---------
CASH PROVIDED BY OPERATING ACTIVITIES.......................................................        362      1,627
                                                                                              ---------  ---------

INVESTING ACTIVITIES
  Purchase of property, plant and equipment.................................................       (475)        --
  Contributed to joint venture..............................................................       (256)    (1,286)
                                                                                              ---------  ---------
CASH USED IN INVESTING ACTIVITIES...........................................................       (731)    (1,286)
                                                                                              ---------  ---------

FINANCING ACTIVITY
  Advanced from (repaid to) Nestle Canada...................................................      1,430     (1,881)
                                                                                              ---------  ---------
NET INCREASE (DECREASE) IN CASH.............................................................  $   1,061  $  (1,540)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                        THE LAURA SECORD RETAIL BUSINESS

                       NOTES TO THE FINANCIAL STATEMENTS

                          MAY 2, 1998 AND MAY 1, 1999
                       (IN THOUSANDS OF CANADIAN DOLLARS)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Nestle Canada Inc. ("Nestle Canada") is proposing to sell its Laura Secord Retail Business (the "Business"). The Business is a retailer and distributor of chocolates, greeting cards, ice cream and other items primarily through 174 (1998--183) business-operated stores of which 18 stores, the "Combo" stores, are in a joint venture between Nestle Canada and Hallmark Cards.

    The Business comprises the following operations:

    - The Laura Secord stores operated by Laura Secord Inc. (a wholly-owned subsidiary of Nestle Canada);

    - A 50% interest in the "Combo" stores;

    - Sales by Laura Secord Inc. to distributors and retailers; and

    - Sales by Nestle Canada to the "Combo" stores.

    These financial statements have been prepared on the basis that the Business has operated as a stand-alone entity.

    The balance sheets include only those assets and liabilities which are intended to be included in the sale. Accordingly, the following assets and liabilities of Laura Secord Inc. have not been included in these financial statements:

    - Cash and bank balances, except for store cash floats;

    - Accounts receivable;

    - Inter-company balances;

    - Inventory at the Nestle Canada warehouse;

    - Accounts payable;

    - Income tax balances.

    The statements of operations and cash flows are complete portrayals of the results of the Business and are not integrated with the balance sheets, as the balance sheets include only specified assets and liabilities.

    Trademarks relating to the Business, while being transferred as part of this transaction, are not included in these financial statements as they are not owned by Nestle Canada or Laura Secord Inc. but by a foreign affiliate.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    While Nestle Canada maintains its accounting records and prepares its financial statements in accordance with International Accounting Standards, appropriate adjustments have been made in order to state the accompanying financial statements in accordance with generally accepted accounting principles in the United States.

                        THE LAURA SECORD RETAIL BUSINESS

                          MAY 2, 1998 AND MAY 1, 1999
                       (IN THOUSANDS OF CANADIAN DOLLARS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The significant accounting policies followed in the presentation of these financial statements are as follows:

    REVENUE RECOGNITION

    Net sales are recognized when products are sold at Laura Secord stores or, in the case of trade customers, when products are shipped.

    INVENTORIES

    Product held for sale is stated at the lower of cost (on a first-in, first-out basis) and net realizable value. Shop supplies and sundries are stated at the lower of average cost and replacement cost.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost less depreciation and amortization. Depreciation and amortization is recorded on the straight-line basis over the estimated useful lives of the assets as follows:

Store equipment         --5 to 15 years
Leasehold improvements  --the term of the lease plus the first renewal term (generally ten years)
Computer hardware       --5 years
Operating software      --3 years

    Store premises are leased under agreements which are accounted for as operating leases.

    PREPAID EXPENSES

    Packaging design costs are written off over two or three years, depending on the expected life of the packaging. The deferred costs are included in prepaid expenses.

    JOINT VENTURE

    A number of shops (referred to as "Combo" Shops) are operated as a 50/50 joint venture with Hallmark Canada, with both parties contributing the financing and sharing equally in profits and losses. This joint venture has been accounted for on the equity basis.

    INCOME TAXES

    The provision for income taxes has been calculated as if the business was a self-standing entity, following the principles of tax allocation using the liability method.

                        THE LAURA SECORD RETAIL BUSINESS

                          MAY 2, 1998 AND MAY 1, 1999
                       (IN THOUSANDS OF CANADIAN DOLLARS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements. Actual results may differ from these estimates.

3.  INVENTORIES

    Inventories are comprised of the following:

                                                                             1998         1999
                                                                          -----------  -----------
Product held for sale...................................................   $   2,265    $   1,476
Shop supplies and sundries..............................................         534          547
                                                                          -----------  -----------
                                                                           $   2,799    $   2,023
                                                                          -----------  -----------
                                                                          -----------  -----------

4.  RELATED PARTY TRANSACTIONS

    Nestle Canada is a wholly-owned Canadian operating subsidiary in the world-wide Nestle Group. Laura Secord Inc. is a wholly-owned subsidiary of Nestle Canada.

    The following charges (credits) from related parties are included in the statements of operations:

                                                                             1998         1999
                                                                          -----------  -----------
Purchases of inventory from Nestle Canada...............................   $   6,962    $   5,749
Trademark royalties to a group company..................................         581          529
Rent to Nestle Canada for office space..................................         133          112
Central office expenses to Nestle Canada, relating primarily to human resources, data processing, quality assurance, financial services and
  compensation for the president of Laura Secord Inc....................         732          855
Interest on financing from Nestle Canada................................         210           19
Management fee charged by Laura Secord Inc. to "Combo" stores...........        (141)        (164)

    Purchases of inventory from Nestle Canada are at cost plus a mark-up of 4.17%. Central office expenses are an allocation of the costs of the respective functions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    UNTIL             , ALL DEALERS THAT EFFECT TRANSACTION IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          ARCHIBALD CANDY CORPORATION

                               EXCHANGE OFFER FOR

                                  $40,000,000

                     10 1/4% SENIOR SECURED NOTES DUE 2004

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Certain provisions of the Illinois Business Corporation Act of 1983, as amended, provide that Archibald Candy Corporation ("Archibald Candy") may, and in some circumstances must, indemnify the directors and officers of Archibald Candy and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute.

    Each of Sweet Factory Group, Inc., Sweet Factory, Inc., SF Properties, Inc. and SF Candy Company (collectively, the "Sweet Factory Subsidiaries,") is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

    Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the GCL or (4) for any transaction from which the director derived an improper personal benefit.

    The certificates of incorporation of the Sweet Factory Subsidiaries provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL and the certificates of incorporation and/or the by-laws of the Sweet Factory Subsidiaries authorize the Sweet Factory Subsidiaries to indemnify their directors and officers to the fullest extent permitted by the GCL.

    The By-laws of Archibald Candy generally provide that Archibald Candy shall indemnify its officers and directors if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Archibald Candy, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Indemnification shall be provided only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct. Such determination shall be made (1) by Archibald Candy's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if attainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by Archibald Candy's shareholders, or any successor provisions. Expenses may be advanced to the indemnified party upon receipt of an undertaking by, or on behalf of, such person to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by Archibald Candy.

    Archibald Candy has entered into separate indemnification agreements with each of its directors and executive officers. These indemnification agreements provide that Archibald Candy will indemnify such directors and officers against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of Archibald Candy) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of Archibald Candy, or serving at the request of Archibald Candy in any other capacity for or on behalf of Archibald Candy; provided that (a) such director or officer acted in good faith and in a manner not opposed to the best interest of Archibald Candy, (b) with respect to any criminal proceedings, such director or officer had no reasonable cause to believe his or her conduct was unlawful, (c) such director or officer is not finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to Archibald Candy, unless the court views in light of the circumstances the director or officer is nevertheless entitled to indemnification and (d) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") or the rules or regulations promulgated thereunder. With respect to any action brought by or in the right of Archibald Candy, directors and officers may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against costs and expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in the best interest of Archibald Candy.

    The By-Laws of Archibald Candy (Canada) Corporation ("Archibald (Canada)", and together with Archibald Candy and the Sweet Factory Subsidiaries, the "Registrants") provide that Archibald (Canada) shall indemnify its officers and directors, and former officers and directors, and the heirs and legal representatives of such persons to the extent permitted by the CANADA BUSINESS CORPORATIONS ACT.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (c) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 1999.

                                     ARCHIBALD CANDY CORPORATION

                                     By:          /s/ TED A. SHEPHERD
                                          -----------------------------------
                                                    Ted A. Shepherd
                                             PRESIDENT AND CHIEF OPERATING
                                                        OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of Archibald Candy Corporation do hereby constitute and appoint Ted A. Shepherd and Donna M. Snopek, and each of them, with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute and file any and all instruments for us and in our names in the capacities indicated below, which such person may deem necessary or advisable to enable Archibald Candy Corporation to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, full power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
------------------------------  ------------------------------  ----------------
     /s/ THOMAS H. QUINN
------------------------------  Chairman of the Board and        August 6, 1999
       Thomas H. Quinn            Chief Executive Officer

     /s/ TED A. SHEPHERD        President and Chief Operating
------------------------------    Officer (Principal Executive   August 6, 1999
       Ted A. Shepherd            Officer)

                                Vice President--Finance and
     /s/ DONNA M. SNOPEK          Accounting (Principal
------------------------------    Financial and Accounting       August 6, 1999
       Donna M. Snopek            Officer)

    /s/ JOHN W. JORDAN II
------------------------------  Director                         August 6, 1999
      John W. Jordan II

       /s/ ADAM E. MAX
------------------------------  Director                         August 6, 1999
         Adam E. Max

       /s/ BRANT BINDER
------------------------------  Director                         August 6, 1999
         Brant Binder

     /s/ JEFFREY J. ROSEN
------------------------------  Director                         August 6, 1999
       Jeffrey J. Rosen

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 1999.

                                     SWEET FACTORY GROUP, INC.

                                     By:          /s/ TED A. SHEPHERD
                                          -----------------------------------
                                                    Ted A. Shepherd
                                             PRESIDENT AND CHIEF OPERATING
                                                        OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of Sweet Factory Group, Inc. do hereby constitute and appoint Ted A. Shepherd and Donna M. Snopek, and each of them, with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute and file any and all instruments for us an in our names in the capacities indicated below, which such person may deem necessary or advisable to enable Sweet Factory Group, Inc. to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, full power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
------------------------------  ------------------------------  ----------------
     /s/ THOMAS H. QUINN
------------------------------  Chairman of the Board and        August 6, 1999
       Thomas H. Quinn            Chief Executive Officer

     /s/ TED A. SHEPHERD        President and Chief Operating
------------------------------    Officer (Principal Executive   August 6, 1999
       Ted A. Shepherd            Officer)

                                Vice President--Finance and
     /s/ DONNA M. SNOPEK          Accounting (Principal
------------------------------    Financial and Accounting       August 6, 1999
       Donna M. Snopek            Officer)

    /s/ JOHN W. JORDAN II
------------------------------  Director                         August 6, 1999
      John W. Jordan II

       /s/ ADAM E. MAX
------------------------------  Director                         August 6, 1999
         Adam E. Max

       /s/ BRANT BINDER
------------------------------  Director                         August 6, 1999
         Brant Binder

     /s/ JEFFREY J. ROSEN
------------------------------  Director                         August 6, 1999
       Jeffrey J. Rosen

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 1999.

                                     SWEET FACTORY, INC.

                                     By:          /s/ TED A. SHEPHERD
                                          -----------------------------------
                                                    Ted A. Shepherd
                                             PRESIDENT AND CHIEF OPERATING
                                                        OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of Sweet Factory, Inc. do hereby constitute and appoint Ted A. Shepherd and Donna M. Snopek, and each of them, with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute and file any and all instruments for us an in our names in the capacities indicated below, which such person may deem necessary or advisable to enable Sweet Factory, Inc. to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, full power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
------------------------------  ------------------------------  ----------------
     /s/ THOMAS H. QUINN
------------------------------  Chairman of the Board and        August 6, 1999
       Thomas H. Quinn            Chief Executive Officer

     /s/ TED A. SHEPHERD        President and Chief Operating
------------------------------    Officer (Principal Executive   August 6, 1999
       Ted A. Shepherd            Officer)

                                Vice President--Finance and
     /s/ DONNA M. SNOPEK          Accounting (Principal
------------------------------    Financial and Accounting       August 6, 1999
       Donna M. Snopek            Officer)

    /s/ JOHN W. JORDAN II
------------------------------  Director                         August 6, 1999
      John W. Jordan II

       /s/ ADAM E. MAX
------------------------------  Director                         August 6, 1999
         Adam E. Max

       /s/ BRANT BINDER
------------------------------  Director                         August 6, 1999
         Brant Binder

     /s/ JEFFREY J. ROSEN
------------------------------  Director                         August 6, 1999
       Jeffrey J. Rosen

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 1999.

                                     SF PROPERTIES, INC.

                                     By:          /s/ TED A. SHEPHERD
                                          -----------------------------------
                                                    Ted A. Shepherd
                                             PRESIDENT AND CHIEF OPERATING
                                                        OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of SF Properties, Inc. do hereby constitute and appoint Ted A. Shepherd and Donna M. Snopek, and each of them, with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute and file any and all instruments for us an in our names in the capacities indicated below, which such person may deem necessary or advisable to enable SF Properties, Inc. to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, full power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
------------------------------  ------------------------------  ----------------
     /s/ THOMAS H. QUINN
------------------------------  Chairman of the Board and        August 6, 1999
       Thomas H. Quinn            Chief Executive Officer

     /s/ TED A. SHEPHERD        President and Chief Operating
------------------------------    Officer (Principal Executive   August 6, 1999
       Ted A. Shepherd            Officer)

                                Vice President--Finance and
     /s/ DONNA M. SNOPEK          Accounting (Principal
------------------------------    Financial and Accounting       August 6, 1999
       Donna M. Snopek            Officer)

    /s/ JOHN W. JORDAN II
------------------------------  Director                         August 6, 1999
      John W. Jordan II

       /s/ ADAM E. MAX
------------------------------  Director                         August 6, 1999
         Adam E. Max

       /s/ BRANT BINDER
------------------------------  Director                         August 6, 1999
         Brant Binder

     /s/ JEFFREY J. ROSEN
------------------------------  Director                         August 6, 1999
       Jeffrey J. Rosen

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 1999.

                                     SF CANDY COMPANY

                                     By:          /s/ TED A. SHEPHERD
                                          -----------------------------------
                                                    Ted A. Shepherd
                                             PRESIDENT AND CHIEF OPERATING
                                                        OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of SF Candy Company do hereby constitute and appoint Ted A. Shepherd and Donna M. Snopek, and each of them, with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute and file any and all instruments for us an in our names in the capacities indicated below, which such person may deem necessary or advisable to enable SF Candy Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, full power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
------------------------------  ------------------------------  ----------------
     /s/ THOMAS H. QUINN
------------------------------  Chairman of the Board and        August 6, 1999
       Thomas H. Quinn            Chief Executive Officer

     /s/ TED A. SHEPHERD        President and Chief Operating
------------------------------    Officer (Principal Executive   August 6, 1999
       Ted A. Shepherd            Officer)

                                Vice President--Finance and
     /s/ DONNA M. SNOPEK          Accounting (Principal
------------------------------    Financial and Accounting       August 6, 1999
       Donna M. Snopek            Officer)

    /s/ JOHN W. JORDAN II
------------------------------  Director                         August 6, 1999
      John W. Jordan II

       /s/ ADAM E. MAX
------------------------------  Director                         August 6, 1999
         Adam E. Max

       /s/ BRANT BINDER
------------------------------  Director                         August 6, 1999
         Brant Binder

     /s/ JEFFREY J. ROSEN
------------------------------  Director                         August 6, 1999
       Jeffrey J. Rosen

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 1999.

                                     ARCHIBALD CANDY (CANADA) CORPORATION

                                     By:          /s/ TED A. SHEPHERD
                                          -----------------------------------
                                                    Ted A. Shepherd
                                             PRESIDENT AND CHIEF OPERATING
                                                        OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of Archibald Candy (Canada) Corporation do hereby constitute and appoint Ted A. Shepherd and Donna M. Snopek, and each of them, with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute and file any and all instruments for us an in our names in the capacities indicated below, which such person may deem necessary or advisable to enable Archibald Candy (Canada) Corporation to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, full power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the
Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
------------------------------  ------------------------------  ----------------

     /s/ TED A. SHEPHERD        President and Chief Operating
------------------------------    Officer (Principal Executive   August 6, 1999
       Ted A. Shepherd            Officer)

                                Vice President--Finance and
     /s/ DONNA M. SNOPEK          Accounting (Principal
------------------------------    Financial and Accounting       August 6, 1999
       Donna M. Snopek            Officer)

 ARCHIBALD CANDY CORPORATION    Sole shareholder
------------------------------

     /s/ DONNA M. SNOPEK
     By: Donna M. Snopek                                         August 6, 1999
 Vice President--Finance and
           Accounting

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Reorganization dated as of November 24, 1998 by and among the Company, Sweet
               Factory Acquisition Corp., Sweet Factory Group, Inc., Sweet Factory, Inc., SF Candy Company, SF
               Properties, Inc. and certain stockholders of Sweet Factory Group, Inc. party thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on December
               22, 1998)

       2.2   Amendment No. 1 dated as of December 7, 1998 to Agreement and Plan of Reorganization by and among the
               Company, Sweet Factory Acquisition Corp., Sweet Factory Group, Inc., Sweet Factory, Inc., SF Candy
               Company, SF Properties, Inc. and Weston Presidio Offshore Capital C.V., as representative of certain stockholders of Sweet Factory Group, Inc. (incorporated by reference to Exhibit 2.2 to the Company's
               Registration Statement on Form S-4, File No. 333-71925)

       2.3   Asset Purchase Agreement dated as of May 26, 1999 between Nestle Canada Inc. and the Company
               (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the
               SEC on June 23, 1999)

       3.1   Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 333-33751)

       3.2   Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
               Registration Statement on Form S-1, File No. 333-33751)

       3.3   Certificate of Incorporation of Sweet Factory Group, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, File No. 333-71925)

       3.4   Restated Certificate of Incorporation of Sweet Factory, Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, File No. 333-71925)

       3.5   Certificate of Incorporation of SF Properties, Inc. (incorporated by reference to Exhibit 3.5 to the
               Company's Registration Statement on Form S-4, File No. 333-71925)

       3.6   Certificate of Incorporation of SF Candy Company (incorporated by reference to Exhibit 3.6 to the
               Company's Registration Statement on Form S-4, File No. 333-71925)

       3.7   Articles of Incorporation of Archibald Candy (Canada) Corporation

       3.8   By-Laws of Sweet Factory Group, Inc. (incorporated by reference to Exhibit 3.7 to the Company's
               Registration Statement on Form S-4, File No. 333-71925)

       3.9   By-Laws of Sweet Factory, Inc. (incorporated by reference to Exhibit 3.8 to the Company's Registration
               Statement on Form S-4, File No. 333-71925)

       3.10  By-Laws of SF Properties, Inc. (incorporated by reference to Exhibit 3.9 to the Company's Registration
               Statement on Form S-4, File No. 333-71925)

       3.11  By-Laws of SF Candy Company (incorporated by reference to Exhibit 3.10 to the Company's Registration
               Statement on Form S-4, File No. 333-71925)

       3.12  By-Laws of Archibald Candy (Canada) Corporation

       4.1   Form of the Company's 10 1/4% Series B Senior Secured Notes due 2004 (incorporated by reference to
               Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-33751)

       4.2   Indenture dated as of July 2, 1997 between the Company and The Bank of New York, as Trustee
               (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, File
               No. 333-33751)

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       4.3   First Supplemental Indenture dated as of December 7, 1998 among the Company, the Guarantor Subsidiaries and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's
               Current Report on Form 8-K filed with the SEC on December 22, 1998)

       4.4   Second Supplemental Indenture dated as of June 8, 1999 among the Company, the Guarantor Subsidiaries and
               The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current
               Report on Form 8-K filed with the SEC on June 23, 1999)

       4.5   Registration Rights Agreement dated as of July 2, 1997 between the Company and Jefferies & Company, Inc.
               and First Chicago Capital Markets, Inc. (incorporated by reference to Exhibit 4.5 to the Company's
               Registration Statement on Form S-1, File No. 333-33751)

       4.6   Second Amended and Restated Pledge and Security Agreement dated as of June 8, 1999 between the Company, the Guarantor Subsidiaries and The Bank of New York, as Trustee

       4.7   Second Amended and Restated Intellectual Property Security Agreement dated as of June 8, 1999 between the Company, the Guarantor Subsidiaries and The Bank of New York, as Trustee

       4.8   Amended and Restated Guaranty dated as of June 8, 1999 by each of the Guarantor Subsidiaries

       4.9   Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement
               dated July 2, 1997 relating to the Company's Chicago, Illinois manufacturing and headquarters facility
               (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-1, File
               No. 333-33751)

       4.10  First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and
               Financing Statement dated as of December 7, 1998 relating to the Company's Chicago, Illinois manufacturing and headquarters facility (incorporated by reference to Exhibit 4.8 to the Company's
               Registration Statement on Form S-4, File No. 333-71925)

       4.11  Second Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and
               Financing Statement dated as of June 8, 1999 relating to the Company's Chicago, Illinois manufacturing and headquarters facility

       4.12  Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing
               Statement dated July 2, 1997 relating to the Company's Bensalem, Pennsylvania warehouse and distribution facility (incorporated by reference to Exhibit 4.9 to the Company's Registration
               Statement on Form S-1, File No. 333-33751)

       4.13  First Amendment to Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing
               and Financing Statement dated as of December 7, 1998 relating to the Company's Bensalem, Pennsylvania warehouse and distribution facility (incorporated by reference to Exhibit 4.10 to the Company's
               Registration Statement on Form S-4, File No. 333-71925)

       4.14  Second Amendment to Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture
               Filing and Financing Statement dated as of June 8, 1999 relating to the Company's Bensalem,
               Pennsylvania warehouse and distribution facility

       4.15  Amended and Restated Credit Agreement dated as of July 2, 1997 among the Company, the lenders signatory thereto and The First National Bank of Chicago, as Agent (incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-1, File No. 333-33751)

       4.16  Amendment No. 1 to Amended and Restated Credit Agreement dated as of December 7, 1998 among the Company, the lenders signatory thereto and The First National Bank of Chicago, as Agent (incorporated by reference to Exhibit 4.12 to the Company's Registration Statement on Form S-4, File No. 333-71925)

       4.17  Waiver and Amendment No. 2 to Amended and Restated Credit Agreement dated as of June 8, 1999 by and among the Company, the lenders signatory thereto and The First National Bank of Chicago, as Agent

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       4.18  Amendment No. 3 to Amended and Restated Credit Agreement dated as of July 30, 1999 by and among the
               Company, the lenders signatory thereto and The First National Bank of Chicago, as Agent

       4.19  Credit Agreement dated as of July 30, 1999 among Archibald Candy (Canada) Corporation and First Chicago
               NBD Bank, Canada.

       4.20  Participation Agreement dated as of July 30, 1999 by and among the Company, Archibald Candy (Canada)
               Corporation, The First National Bank of Chicago, Fleet Business Credit Corporation and First Chicago
               NBD Bank, Canada

       4.21  Form of SAR Agreements (incorporated by reference to Exhibit 4.12 to the Company's Registration
               Statement on Form S-1, File No. 333-33751)

       4.22  Lease dated April 17, 1997 between Chicago Midway Joint Venture, as landlord, and the Company, as tenant, relating to the Company's Chicago, Illinois warehouse and distribution facility (incorporated by reference to Exhibit 4.13 to the Company's Registration Statement on Form S-1, File No. 333-33751)

       5.1   Opinion of Winston & Strawn

      10.1   Indemnification Agreements dated as of July 2, 1997 between the Company and each of its then current directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company's
               Registration Statement on Form S-1, File No. 333-33751)

      10.2   Indemnification Agreement dated as of November 1, 1998 between the Company and Brant Binder
               (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-4, File
               No. 333-71925)

      10.3   Securities Purchase Agreement dated as of October 30, 1991 among Holdings, the Company and the
               Purchasers (as defined therein), together with First Amendment thereto dated as of September 18, 1992,
               Second Amendment thereto dated as of August 12, 1994 and Third Amendment thereto dated as of July 2,
               1997 (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1,
               File No. 333-33751)

      10.4   Fourth Amendment to Securities Purchase Agreement dated as of October 31, 1998 among Holdings, the
               Company and the Purchasers (as defined therein) (incorporated by reference to Exhibit 10.4 to the
               Company's Registration Statement on Form S-4, File No. 333-71925)

      10.5   Fifth Amendment to Securities Purchase Agreement dated as of May 31, 1999 among Holdings, the Company and the Purchasers (as defined therein)

      10.6   Shareholders Agreement dated as of October 30, 1991 among the holders of the Company's common stock, together with First Amendment thereto dated as of July 2, 1997 (incorporated by reference to Exhibit
               10.3 to the Company's Registration Statement on Form S-1, File No. 333-33751)

      10.7   Tax Sharing and Management Consulting Agreement dated as of July 2, 1997 between the Company and
               Holdings (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form
               S-1, File No. 333-33751)

      10.8   Management Consulting Agreement between Holdings and TJC Management Corp. dated as of July 2, 1997
               (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, File
               No. 333-33751)

      10.9   Supply Agreement dated February 11, 1997 between the Company and Nestle Food Company (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, File No. 333-33751)

      10.10  Supply Agreement dated June 24, 1997 between the Company and ADM Cocoa (incorporated by reference to
               Exhibit 10.7 to the Company's Registration Statement on Form S-1, File No. 333-33751)

      10.11  Supply Agreement dated January 22, 1997 between the Company and Grace Cocoa Chocolate Americas
               (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, File
               No. 333-33751)

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  NUMBER     DESCRIPTION OF EXHIBIT
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      10.12  Supply Agreement dated September 5, 1996 between the Company and The Western Sugar Company (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, File No. 333-33751)

      10.13  Supply Agreement dated March 25, 1997 between the Company and Cerestar USA, Inc. (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, File No. 333-33751)

      10.14  Fannie May Holdings, Inc. 1998 Stock Bonus Plan (incorporated by reference to Exhibit 10.11 to the
               Company's Form 10-K for the fiscal year ended August 29, 1998)

      10.15  Executive Subscription Agreement dated as of September 30, 1998 between Holdings and Ted A. Shepherd
               (incorporated by reference to Exhibit 10.12 to the Company's Form 10-K for the fiscal year ended
               August 29, 1998)

      10.16  Co-Pack Agreement dated as of June 8, 1999 between Nestle Canada Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on June 23,
               1999)

      10.17  Supply Agreement dated as of June 8, 1999 between Nestle Canada Inc. and the Company (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on June 23,
               1999)

      12.1   Statements re: Computation of Earnings to Fixed Charges

      21.1   Subsidiaries of the Company

      23.1   Consent of Ernst & Young LLP

      23.2   Consent of Deloitte & Touche LLP

      23.3   Consent of Winston & Strawn (contained in its opinion filed as Exhibit 5.1 hereto)

      24.1   Powers of Attorney (contained in the signature pages hereto)

      25.1   Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Indenture

      99.1   Form of Letter of Transmittal

      99.2   Form of Notice of Guaranteed Delivery

      99.3   Form of Tender Instruction